Exhibit 4.28

Execution Version

AMENDED AND RESTATED CREDIT & GUARANTY AGREEMENT

Dated as of October 31, 2025

among

GRUPO SALUD AUNA MÉXICO, S.A. DE C.V.,

HOSPITAL Y CLÍNICA OCA, S.A. DE C.V.,

and

ONCOSALUD S.A.C.

as the Borrowers,

AUNA S.A.,

as a Guarantor,

the other GUARANTORS from time to time party hereto,

BANCO CITI MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO

FINANCIERO CITI MÉXICO, DIVISIÓN FIDUCIARIA

as Administrative Agent,

CITIGROUP GLOBAL MARKETS INC., HSBC MÉXICO, S.A., INSTITUCIÓN DE

BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, BANCO SANTANDER MÉXICO,

S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER

MÉXICO AND BBVA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO

FINANCIERO BBVA MÉXICO

as Structuring Agents, Joint Lead Arrangers and Bookrunners

INTERNATIONAL FINANCE CORPORATION,

as Parallel Lender

and

the LENDERS from time to time party hereto

5.10	Insurance	87
5.11	Taxes	87
5.12	Subsidiaries; Equity Interests	88
5.13	Margin Regulations; Investment Company Act	88
5.14	Disclosure	88
5.15	Compliance with Laws	89
5.16	Intellectual Property; Permits, Licenses, Etc.	89
5.17	Legal Form	90
5.18	Labor Matters	91
5.19	Solvency	91
5.20	Rank of Debt	91
5.21	Commercial Activity; Absence of Immunity	91
5.22	Use of Proceeds	92
5.23	Collateral Matters	92
5.24	Sanctions Laws	93
5.25	Anti-Corruption Laws	94
5.26	Anti-Money Laundering	94
5.27	International Banking Facility	94
5.28	Beneficial Ownership Certification	94
5.29	COMI	94

ARTICLE VI. AFFIRMATIVE COVENANTS		94
6.01	Financial Statements	94
6.02	Certificates; Other Information	96
6.03	Notices	98
6.04	Payment of Obligations	98
6.05	Preservation of Existence, Etc.	99
6.06	Maintenance of Properties	99
6.07	Maintenance of Insurance	99
6.08	Compliance with Laws	100
6.09	Books and Records	100
6.10	Inspection Rights	100
6.11	Use of Proceeds	100
6.12	Pari Passu Ranking	100
6.13	Security Documents	100
6.14	Beneficial Ownership Regulation	103
6.15	Additional Documents	103
6.16	Additional Guarantors	103

ARTICLE VII. NEGATIVE COVENANTS		104
7.01	Liens	104
7.02	Investments	107
7.03	Indebtedness	109
7.04	Fundamental Changes	112
7.05	Dispositions	113
7.06	Restricted Payments	114
7.07	Change in Nature of Business	115
7.08	Transactions with Affiliates	115

7.09	Burdensome Agreements	116
7.10	Financial Covenants	117
7.11	Limitation on Prepayments; Amendments of Certain Documents	117
7.12	Accounting Changes; Limitations on Changes in Fiscal Year	118
7.13	Sanctions	118
7.14	Anti-Corruption Laws	118
7.15	Anti-Money Laundering Laws	118
7.16	COMI	119
7.17	Capital Expenditures	119

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		119
8.01	Events of Default	119
8.02	Remedies Upon Event of Default	122
8.03	Application of Funds	123

ARTICLE IX. ADMINISTRATIVE AGENT		124
9.01	Appointment and Authority	124
9.02	Rights as a Lender	124
9.03	Exculpatory Provisions	124
9.04	Reliance by Administrative Agent	125
9.05	Delegation of Duties	126
9.06	Resignation of Administrative Agent	126
9.07	Non-Reliance on Administrative Agent and Other Lenders	127
9.08	No Other Duties, Etc.	127
9.09	Administrative Agent May File Proofs of Claim	128
9.10	Collateral and Guaranty Matters	128
9.11	Erroneous Payment Provisions	129

ARTICLE X. GUARANTY		132
10.01	Guarantors	132
10.02	Guaranty	132
10.03	Guaranty Absolute	133
10.04	Waivers	133
10.05	Continuing Guaranty	134

ARTICLE XI. MISCELLANEOUS		134
11.01	Amendments, Etc.	134
11.02	Notices; Effectiveness; Electronic Communication	136
11.03	No Waiver; Cumulative Remedies; Enforcement	138
11.04	Expenses; Indemnity; Damage Waiver	139
11.05	Payments Set Aside	141
11.06	Successors and Assigns	141
11.07	Treatment of Certain Information; Confidentiality	147
11.08	Right of Setoff	148
11.09	Interest Rate Limitation	149
11.10	Counterparts; Integration; Effectiveness	149
11.11	Survival of Representations and Warranties	149
11.12	Severability	149
11.13	Replacement of Lenders	150

11.14	Governing Law; Jurisdiction; Etc.	151
11.15	Waiver of Jury Trial	152
11.16	No Immunity	153
11.17	Parallel Lender Privileges and Immunities	153
11.18	Special Waiver	153
11.19	Judgment Currency	153
11.20	Use of English Language	154
11.21	Headings	154
11.22	No Advisory or Fiduciary Responsibility	154
11.23	Electronic Execution of Assignments and Certain Other Documents	155
11.24	Entire Agreement	155
11.25	USA PATRIOT Act	155
11.26	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	155
11.27	Financial Crime Risk Management Activity	156
11.28	Tax Compliance	156
11.29	Data Protection	157
11.30	Bearer Shares	158

SCHEDULES

1.01(a)	Applicable Margin
1.01(b)	Real Estate Assets
1.01(c)	Colombian Guarantors
1.01(d)	Peruvian Guarantors
1.01(e)	Mexican Guarantors
2.01	Commitments and Applicable Percentages
2.03	Permitted Disposition Collateral
2.05	Amortization Schedule
5.06	Material Litigation
5.12(a)	Loan Parties’ Subsidiaries
5.12(b)	Equity Interests in the Borrowers
7.01(a)	Existing Material Liens
7.03	Existing Material Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of:

A	Assignment and Assumption
B	Compliance Certificate
C	Colombian Note
D-1	Peruvian Note
D-2	Peruvian Notes Completion Agreement
E	Guarantor Joinder Agreement
F	Loan Notice
G	Mexican Note
H	Specified Responsible Officers’ Certificate
I-1	Legal Opinion of special Mexican counsel to the Loan Parties
I-2	Legal Opinion of special Colombian counsel to the Loan Parties
I-3	Legal Opinion of special Peruvian counsel to the Loan Parties
I-4	Legal Opinion of special New York counsel to the Loan Parties
I-5	Legal Opinion of special Luxembourg counsel to Auna
J	Responsible Officer’s Certificate
K	Solvency Certificate
L	Tax Invoice

v

AMENDED AND RESTATED CREDIT & GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT & GUARANTY AGREEMENT (“Agreement”) is entered into as of October 31, 2025, among:

(1) GRUPO SALUD AUNA MÉXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated and existing under the laws of Mexico, as a borrower hereunder (“Auna México”);

(2) HOSPITAL Y CLÍNICA OCA, S.A. DE C.V. a sociedad anónima de capital variable incorporated and existing under the laws of Mexico, as a borrower hereunder (“OCA”);

(3) ONCOSALUD S.A.C. a sociedad anónima cerrada incorporated and existing under the laws of Peru, as a borrower hereunder (“Oncosalud” and together with Auna México and OCA, the “Borrowers” and each, a “Borrower”);

(4) AUNA S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, Rue Jean Monnet, L-2180 Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B267590, as a guarantor hereunder (“Auna” or a “Guarantor”);

(5) THE INITIAL GUARANTORS PARTY HERETO under the caption “Guarantors” on the signature pages hereto and EACH ADDITIONAL GUARANTOR FROM TIME TO TIME PARTY HERETO (together with Auna, the “Guarantors” and individually, each a “Guarantor”);

(6) CITIGROUP GLOBAL MARKETS INC., HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO AND BBVA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, as structuring agents, joint lead arrangers and bookrunners;

(7) INTERNATIONAL FINANCE CORPORATION as the Parallel Lender (as defined below);

(8) EACH OF THE LENDERS (as defined below), and each other lender from time to time party hereto (collectively, the “Lenders”); and

(9) BANCO CITI MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO CITI MÉXICO, DIVISIÓN FIDUCIARIA, in its capacity as administrative agent hereunder and under any of the other Loan Documents to which the Borrowers are party or any successor administrative agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the Guarantors, the Arrangers (as defined herein), the Administrative Agent, IFC, in its capacity as parallel lender, and the Lenders party thereto entered into that certain Credit & Guaranty Agreement, dated as of October 28, 2025 (the “Original Credit Agreement”) to (i) refinance all of the indebtedness outstanding under the Existing Term Loan, (ii) refinance all or a portion of the Existing Notes and (iii) pay transaction costs and fees related thereto (together, the “Refinancing Transactions”); and

WHEREAS, pursuant to Section 11.01 of the Original Credit Agreement, each of the Borrowers, each of the Guarantors, the Arrangers, each of the Lenders party thereto, the Parallel Lender and the Administrative Agent wish to amend and restate the Original Credit Agreement in its entirety (as so amended and restated, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) on the terms set forth herein to provide for (i) the inclusion of an additional Arranger and Initial Lender hereunder, (ii) an increase to the aggregate Initial Commitments to reflect such Initial Lender’s Commitment and (iii) the amendment of certain provisions to reflect the removal of Project Burgundy.

THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the Borrowers, the Guarantors, the Administrative Agent, the Parallel Lender and the Lenders hereby agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement (including in the recitals above), the following terms shall have the meanings set forth below:

“Acceptable Independent Advisor” means any of the following (i) Deloitte, or one or more of its affiliates or member firms, (ii) PricewaterhouseCoopers or one or more of its affiliates or member firms, (iii) Ernst & Young or one or more of its affiliates or member firms and (iv) KPMG or one or more of its affiliates or member firms.

“Accession Agreements” means each accession agreement to the Amended and Restated Intercreditor Agreement to be entered into on the Closing Date among the Intercreditor Agent, the Administrative Agent, the Indenture Trustee, the Collateral Agents, and the other parties thereto, each in substantially the form set forth in the Amended and Restated Intercreditor Agreement.

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the voting stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Act” has the meaning assigned to such term in Section 11.25 of this Agreement.

“Administrative Agency Fee Letter” means the letter agreement, dated October 9, 2025, between the Borrowers and the Administrative Agent.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means, with respect to each payment or transaction, the Administrative Agent’s address and, as appropriate, account set forth on Schedule 11.02 (or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders) that is selected by the Administrative Agent prior to such payment or transaction.

“Administrative Forms” means, with respect to the Borrowers, a Manual Processing Payments, Instructions by e-mail and an administrative questionnaire in a form supplied by the Administrative Agent and submitted to the Administrative Agent duly completed by the Borrowers before the Closing Date.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in a form supplied by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender before the Closing Date.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 11.02(c).

“Agents” means the Administrative Agent and the Peruvian Paying Agent.

“Amended and Restated Intercreditor Agreement” means, the intercreditor agreement dated as of December 18, 2023, as amended and restated on or about the Closing Date, among, inter alios, Auna, the Intercreditor Agent, the Administrative Agent, the Indenture Trustee, the Collateral Agents, and the other parties that are or may become parties thereto from time to time through the execution of an accession agreement or otherwise, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

“Amendment of the Colombian Commercial Establishment Pledge Agreement” means the amended and restated Colombian Commercial Establishment Pledge Agreement, entered into on or before the Closing Date, to secure the Obligations.

“Amendment of the Colombian Pledge Agreements” means each of the amended and restated Colombian Pledge Agreements entered into on or before the Closing Date, to secure the Obligations.

“Amendment of the Colombian Security Trust Agreement” means the amended and restated Colombian Security Trust Agreement entered into on or before the Closing Date, to secure the Obligations.

“Amendment of the Mexican Collateral Trust” means the third amendment of the Mexican Collateral Trust entered into on or before the Closing Date, to secure the Obligations.

“Amendment of the Mexican Pledge Agreement” means the first amendment of the Mexican Pledge Agreement entered into on or before the Closing Date to secure the Obligations.

“Amendment of the Peruvian Mortgage” means the second amendment of the Peruvian Mortgage entered into on or before the Closing Date, to secure the Obligations.

“Amendment of the Peruvian Pledge Agreements” means the second amendment of the each of the Peruvian Pledge Agreements entered into on or before the Closing Date, to secure the Obligations.

“Amendments of the Security Documents” means the Amendment of the Colombian Pledge Agreements, the Amendment of the Colombian Commercial Establishment Pledge Agreement, the Amendment of the Colombian Security Trust Agreement, the Amendment of the Mexican Collateral Trust, the Amendment of the Mexican Pledge Agreement, the Amendment of the Peruvian Mortgage, and the Amendment of the Peruvian Pledge Agreements.

“Amortization Schedule” means the amortization schedule set forth in Schedule 2.05.

“Ancillary Fees” has the meaning assigned to such term in Section 11.01(j) of this Agreement.

“Anti-Corruption Laws” means all laws, rules, regulations and requirements of any jurisdiction (including the U.S., Luxembourg, U.K., Spain, Colombia, Mexico and Peru) applicable to each Loan Party and their respective Subsidiaries, Affiliates or any of their respective shareholders, directors, officers or employees, concerning or relating to bribery or corruption, including, without limitation, the FCPA, the U.K. Bribery Act of 2010, any law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, applicable Colombian laws 80 of 1993, 734 of 2002, 970 of 2005, 1121 of 2006, 1474 of 2011, 1778 of 2016, 1952 of 2019 and 2195 of 2022, the External Circular 100-0000011 of August 9, 2021 issued by the Colombian Superintendence of Companies (Superintendencia de Sociedades de Colombia), provisions of the Colombian Criminal Code (Código Penal) relating to anti-corruption any circular approved by the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia) relating to anti-corruption practices, Articles 397°, 397° -A, and 398°, of Section IV of Chapter II of Title XVIII of the Peruvian Código Penal, Peruvian Legislative Decree No. 635; Law No. 30424 (as amended by Legislative Decree No. 1352 and Law No. 30835) and its regulations approved by Peruvian Supreme Decree No. 002-2019-JUS, Legislative Decree No. 1385 (Decreto Legislativo mediante los cuales se incorporan al Código Penal los artículos 241-A y 241-B que sanciona los actos de corrupción entre privados), Peruvian Law No. 30737 and Peruvian Supreme Decree No. 096-2018-EF, the Federal Law to Prevent and Identify Transactions with Funds Unlawfully Obtained (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), the Federal Law of Responsibilities of Government Officials (Ley Federal de Responsabilidades de los Servidores Públicos), the Mexican Federal Criminal Code (Código Penal Federal) and any other law related with the Mexican General Law for the National Anticorruption System (Ley General del Sistema Nacional Anticorrupción), the Mexican General Law of Administrative Responsibility (Ley General de Responsabilidades Administrativas), and all other similar anti-bribery or corruption laws applicable to any Loan Party or any Subsidiary thereof.

“Anti-Money Laundering Laws” means all laws of any jurisdiction (including the U.S., Luxembourg, Colombia, Mexico and Peru) applicable to the Loan Parties or their respective Subsidiaries or Affiliates or any of their respective shareholders, directors, officers or employees concerning or relating to anti-money laundering and anti-terrorism financing, including, without limitation, the Currency and Financial Transactions Reporting Act of 1970, as amended by Title III of the Act, the Money Laundering Control Act of 1986, other legislation, which legislative framework is commonly referred to as the “Bank Secrecy Act,” as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (PATRIOT Act) of 2001, the Colombian Law 599 of 2000 (Código Penal Colombiano), Laws 1121 of 2006 and 1762 of 2015, Peruvian Legislative Decree No. 1106, Peruvian Law No. 27693, Peruvian Law No. 29038, Peruvian Supreme Decree No. 020-2017-JUS, Peruvian Law Decree No. 25475, Peruvian Código Penal and the Peruvian regulations issued by the Peruvian Superintendency of Banks, Insurance and Private Pension Fund Administrators (Superintendencia de Banca, Seguros y Administradoras Privadas de Fondos de Pensiones) regarding or relating to terrorism financing or money laundering, applicable anti-money laundering laws in Mexico (including the Federal Law to Prevent and Identify Transactions with Funds Unlawfully Obtained (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), the Credit Institutions Law (Ley de Instituciones de Crédito), the General Provisions related to article 115 of the Credit Institutions Law (Disposiciones de carácter general a que se refiere el artículo 115 de la Ley de Instituciones de Crédito) and the Mexican Federal Criminal Code (Código Penal Federal) and all rules and regulations implementing these Laws, as any of the foregoing may be amended from time to time, and any other similar laws or regulations concerning anti-money laundering or anti-terrorism applicable to any Loan Party or any Subsidiary thereof.

“Applicable Margin” means, for any day:

(a) in respect of any Loan (other than an Incremental Loan), the percentage rate per annum, based on the Consolidated Leverage Ratio (as calculated based on the most recently delivered financial statements pursuant to Section 6.01), as set forth in Schedule 1.01(a); provided that from the Closing Date to (but excluding) the first day of the Interest Period commencing immediately after the date on which the Loan Parties deliver the financial information for the fiscal quarter ending March 31, 2026, pursuant to Section 6.01, the applicable percentage per annum shall be three point twenty five percent (3.25%);

(b) any Incremental Loan, the applicable margin, if any, specified in the relevant Incremental Joinder Agreement; and

(c) in respect of the Parallel Loan, the applicable margin specified in the Parallel Loan Agreement;

“Applicable Percentage” means, as the context may require, (a) with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) that (i) the sum of (A) such Lender’s unused Commitments as such time plus (B) such Lender’s outstanding Loans at such time is of (ii) the sum of the unused Commitments of all Lenders at such time plus (B) the outstanding Loans of all Lenders at such time, in each case subject to adjustment as provided in Section 2.12, in each case calculated at the Dollar Equivalent thereof. If the Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or in the Incremental Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Citigroup Global Markets Inc., HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México and BBVA México, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA México or any of their designated Affiliates, in their capacity as structuring agents, lead arrangers and bookrunners.

“Arrangers’ Fee Letter” means the fee letter, dated as of the Effective Date, between the Borrowers and Citigroup Global Markets Inc., HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Permitted Assignee (with the consent of any party whose consent is required by Section 11.06(b), together with a processing and recordation fee in the amount of US$3,500.00), and accepted by the Administrative Agent, in substantially the form of Exhibit A-2; provided, however, that (i) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and (ii) such processing and recordation fee will not be payable upon an assignment to an Affiliate of a Lender. The assignee, if it is not a Lender as of the Closing Date, shall deliver to the Administrative Agent an Administrative Questionnaire.

“Attributable Indebtedness” means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with IFRS; provided that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations”.

“Auna” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Auna Colombia” means Auna Colombia S.A.S., a simplified stock corporation (sociedad por acciones simplificada) incorporated and existing under the laws of Colombia.

“Auna México” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Auna Salud” means Auna Salud S.A.C., a closely held corporation (sociedad anónima cerrada) incorporated and existing under the laws of Peru.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bearer Shares” has the meaning assigned to such term in Section 11.30.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Lenders.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person serving a similar function or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary, an Assistant Secretary or any other individual authorized on behalf of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower Information” means Personal Data, confidential information, and/or Tax Information of either the Borrowers or a Connected Person.

“Borrowing” means a borrowing of the Initial Loans or the Incremental Loans, as the context requires, pursuant to Article II.

“Borrowing Date” means the Closing Date or the Incremental Commitment Effective Date, as the context requires.

“Business Day” means any Washington Business Day, and any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in (i) Mexico City, Mexico, (ii) New York, United States or (iii) in respect of any Incremental Loans, Lima, Peru.

“Capital Expenditure” means, with respect to any Person for any period, all expenditures by such Person for the restoration, repair or replacement of any fixed asset which under IFRS is required to be capitalized and appear as a fixed asset on such Person’s balance sheet, excluding expenditures for the restoration, repair or replacement of any fixed asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of any insurance policy maintained by such Person.

“Capital Lease Obligations” of any Person, means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with IFRS, except for any lease that would have been considered an operating lease under IFRS as in effect immediately prior to the adoption of IFRS 16 (Leases). The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however denominated) of such Person’s capital stock whether now outstanding or issued after the date of this Agreement.

“Cash Equivalents” means:

(1) Dollars or money in other currencies received or acquired in the ordinary course of business;

(2) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s or carrying an equivalent rating by an internationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4) marketable general obligations issued by, or unconditionally Guaranteed by, the national government of any jurisdiction in which the Loan Parties and their respective Subsidiaries have substantial operations or issued by any agency thereof and backed by the full faith and credit of such government, in each case so long as such obligations mature within one year from the date of acquisition thereof;

(5) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by (i) any U.S. commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s or carrying an equivalent rating by an internationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of US$500,000,000.00, or (ii) with respect to any such deposits or instruments in a non U.S. jurisdiction, any commercial bank in such jurisdiction having one of the four highest international or local ratings obtainable from S&P, Fitch or Moody’s (or their respective local affiliates), or carrying an equivalent rating by a Rating Agency, if any of such named Rating Agencies cease publishing ratings of investments;

(6) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2), (3), (4) and (5) entered into with any bank meeting the qualifications specified in clause (5) above

(7) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by an internationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(8) interests in any investment company or money market fund which invests ninety percent (90%) or more of its assets in instruments of the type described in clauses (1) through (7) above.

“CCP Rate” has the meaning assigned to such term in Section 3.03 of this Agreement.

“Cetes Rate” has the meaning assigned to such term in Section 3.03 of this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Auna and its Subsidiaries taken as a whole, to any Person (including any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act or any successor provisions to other of the foregoing)) other than to one or more Permitted Holders;

(b) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a Permitted Holder) becomes the “beneficial owner” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Voting Stock of Auna, measured by voting power rather than number of shares; or

(c) the adoption of a plan relating to the liquidation or dissolution of Auna, except to the extent such liquidation or dissolution is permitted in accordance with Section 7.04.

“Clínica Portoazul” means Clínica Portoazul S.A., a sociedad anónima incorporated and existing under the laws of Colombia.

“Closing Date” means the date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the property of any Person from time to time subject to the Security Documents as security, inter alia, for the Obligations.

“Collateral Agents” means the Colombian Collateral Agent, the Mexican Collateral Agent and the Peruvian Collateral Agent.

“Colombia” means the Republic of Colombia.

“Colombian Collateral Agent” means TMF Group New York, LLC, acting directly or through its affiliate, TMF Colombia Ltda.

“Colombian Commercial Establishment Pledge Agreement” means the Colombian law-governed pledge agreement over commercial establishments denominated “Promotora Médica las Américas” with registration number 21–202703–02 of the Chamber of Commerce of Medellín, “Clínica las Américas” with registration number 21–226323–02 of the Chamber of Commerce of Medellín and “Centro Médico las Américas – Sede City Plaza” with registration number 159880 of the Chamber of Commerce of Aburrá Sur entered into by Las Americas and the Colombian Collateral Agent on December 18, 2023, as amended, by the Amendment of the Colombian Commercial Establishment Pledge Agreement, and further amended, supplemented and restated from time to time.

“Colombian Guarantors” means the Guarantors incorporated in Colombia, identified on Schedule 1.01(c).

“Colombian Note” means a promissory note governed by Colombian law with blank spaces and its corresponding letter of instructions (pagaré con espacios en blanco y carta de instrucciones) executed and delivered by each Colombian Guarantor to evidence its obligations as Guarantors, substantially in the form of Exhibit C.

“Colombian Pesos” or “COP” means the lawful currency of Colombia.

“Colombian Pledge Agreements” means, collectively, the Colombian Share Pledge Agreements and the Colombian Commercial Establishment Pledge Agreement, each, as amended, supplemented and restated from time to time.

“Colombian Pledged Shares” mean all Equity Interests owned by Oncosalud, Auna Colombia, Las Americas and Auna in Auna Colombia, Las Americas, Oncomédica and Clínica Portoazul, respectively.

“Colombian Security Trust Agreement” means the Colombian law-governed amended and restated security trust agreement in favor of the Colombian Collateral Agent, to which Las Américas has transferred the Real Estate Assets detailed in Schedule 1.01(b), to guarantee the Senior Secured Debt Obligations, and in which the Colombian Collateral Agent has been appointed as sole beneficiary (except as otherwise expressly provided under the Colombian Security Trust Agreement), as amended by the Amendment of the Colombian Security Trust Agreement, and as further amended, supplemented and restated from time to time.

“Colombian Share Pledge Agreements” means the Colombian law-governed pledge agreements over shares entered into by, as applicable, (i) Oncosalud, Auna Colombia, Las Americas and Auna, as the pledgors of the Colombian Pledged Shares in each of Auna Colombia, Las Americas, Oncomédica and Clínica Portoazul, as applicable; (ii) Auna Colombia, Las Americas, Oncomédica and Clínica Portoazul as companies whose shares will be pledged; and (iii) the Colombian Collateral Agent, in each case, in respect of the Colombian Pledged Shares, on December 18, 2023, as amended by the Amendment of the Colombian Share Pledge Agreements, and as further amended, supplemented and restated from time to time.

“COMI” means the center of main interest as that term is used in Article 3(1) of The Council of the European Union Regulation No. 2015/848 on insolvency proceedings.

“Commitment” means, the Initial Commitment or an Incremental Commitment, as the context may require.

“Commitment Period” has the meaning assigned to such term in Section 2.04(a) of this Agreement.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Loan Parties or any of their respective Subsidiaries, designed to protect the Loan Parties or any of their respective Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Loan Parties and their respective Subsidiaries.

“Competitor” means any Person that is primarily engaged in the business of owning and operating hospitals and/or providing healthcare services or insurance in Mexico, Colombia and/or Peru and any Affiliate of such Person.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Compliance Obligations” means the obligations of any Lender or their respective Affiliates to comply with (i) any applicable local or foreign statute, law, regulation, ordinance, rule, judgment, decree, voluntary code, directive, sanctions regime, court order, agreement between any Lender or their respective Affiliates and a Governmental Authority, or agreement or treaty between Governmental Authorities (that is binding to the Lenders and/or their respective Affiliates) (“Compliance Laws”), or international guidance and internal policies or procedures, (ii) any valid demand from Governmental Authorities or reporting, regulatory trade reporting, disclosure or other obligations under Compliance Laws, and (iii) Compliance Laws requiring any Lender to verify the identity of its clients.

“Connected Person” means an individual, corporate person or entity (including trusts and other similar entities) whose information (including Personal Data or Tax Information) is provided by, or on behalf of, the Borrowers to any of their respective Affiliates or is otherwise received by any other Affiliate in connection with the Loans. In relation to the Borrowers, a Connected Person may include, but is not limited to, any Guarantor, a director or officer of the Borrowers, partners or members of a partnership, any Substantial Owner, Controlling Person or beneficial owner, trustee, settler or trust representative, account holder of a designated account, or any other persons or entities having a relationship to the Borrowers that is relevant to its banking relationship with the Lenders.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by the overall net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts of a Person and its Subsidiaries in accordance with IFRS.

“Consolidated Adjusted EBITDA” means, for any period, for Auna and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period:

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation and amortization expense; plus

(d) any net loss resulting in such period from currency translation gains or losses; plus

(e) all fees, costs and expenses incurred in connection with the Senior Secured Debt Obligations; plus

(f) other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(g) pre-operating expenses for projects under construction and business development expenses for new projects (such pre-operating expenses and business development expenses not to exceed US$10,000,000.00 (or the Dollar Equivalent thereof) during any fiscal year of Auna following December 31, 2025); plus

(h) change in fair value of assets held for sale and loss on sale of investments in associates; and

(2) decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (including any net gain resulting in such period from currency translation gains or losses, and excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated Adjusted EBITDA for Consolidated Interest Expense in any prior period).

Notwithstanding the foregoing, clauses (1)(a) through (h) relating to amounts of a Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Adjusted EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in such clauses (1)(a) through (h) are in excess of those necessary to offset a net loss of such Subsidiary or if such Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be distributed as a dividend or distribution to Auna by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

As used in connection with any Person other than Auna the term “EBITDA” shall have a correlative meaning with the foregoing, with each reference to Auna in the definition of “Consolidated Adjusted EBITDA” being deemed a reference to such Person and each reference therein to the Subsidiaries of Auna being deemed a reference to such Person’s Subsidiaries.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any Governmental Authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in the computation of the Consolidated Net Income for such period).

“Consolidated Interest Coverage Ratio” means with respect to Auna and its Subsidiaries, the ratio of the Consolidated Adjusted EBITDA of Auna and its Subsidiaries for the period of the most recent four fiscal quarters ending prior to the determination for which financial statements are in existence to the Consolidated Interest Expense of Auna and its Subsidiaries for such four fiscal quarters. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”), then the Consolidated Interest Coverage Ratio will be calculated giving Pro Forma Effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four fiscal quarters, the amount of Consolidated Interest Expense shall be computed based upon the actual outstanding amount of such Indebtedness over the applicable four fiscal quarters.

In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

(1) acquisitions or dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases or decreases in ownership of Subsidiaries, during the four fiscal quarters or subsequent to such reference period and on or prior to the Calculation Date will be given Pro Forma Effect as if they had occurred on the first day of the four fiscal quarters; provided that any pro forma calculation will only include amounts that are factually supportable and are expected to have a continuing impact on Auna and its Subsidiaries as determined in good faith by the chief financial officer of Auna;

(2) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

(4) any Person that is a Subsidiary on the Calculation Date or that becomes a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four fiscal quarters;

(5) any Person that is not a Subsidiary on the Calculation Date or would cease to be a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four fiscal quarters; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Consolidated Interest Expense” means, for any period, for Auna and its Subsidiaries on a Consolidated basis, the total interest expense (net of any interest income paid or received in cash) of such Person and its Subsidiaries determined on a Consolidated basis (excluding any income, loss, fees or expenses or deferred interest (i) in connection with the Refinancing Transactions or (ii) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments in connection with the Refinancing Transactions or any other refinancing of Indebtedness that occurred prior to the Effective Date), whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capital Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with IFRS, and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance costs;

(3) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries;

(5) the net costs under Hedging Obligations (including amortization of fees) in respect of Indebtedness or that are otherwise treated as interest expense or equivalent under IFRS; provided that if Hedging Obligations result in net benefits rather than costs, such benefits will be credited to reduce Consolidated Interest Expense unless, pursuant to IFRS, such net benefits are otherwise reflected as a cash gain in Consolidated Net Income;

(6) interest expense of such Person and its Subsidiaries that was capitalized during such period or is otherwise non-cash interest expense;

(7) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Non-Guarantor Subsidiaries payable to a party other than Auna or a Wholly-Owned Subsidiary of Auna; and

(8) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Auna and its Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by Auna and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of Auna. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which Auna or its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense. For the avoidance of doubt, Consolidated Interest Expense shall not include any interest expense attributable to any obligations assumed by Auna in connection with the IMAT Oncomédica Arrangement.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the sum of Indebtedness as of such date minus (ii) the amount of Unrestricted Cash held by Auna and its Subsidiaries as of such date, to (b) Consolidated Adjusted EBITDA for the Rolling Period ending on such date (or, if such day is not the last day of a fiscal quarter of Auna, ended on the last day of the fiscal quarter of Auna most recently ended prior to such day); provided that:

(1) if Auna or any Subsidiary has:

(a) Incurred any Indebtedness since such date of determination that remains outstanding on such date of determination, Indebtedness at such date of determination will be calculated after giving effect on a Pro Forma Basis to such Indebtedness as if such Indebtedness had been Incurred on such date of determination and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness will be calculated as if such discharge had occurred on such date of determination; or

(b) repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Indebtedness as of such date of determination will be calculated after giving effect on a Pro Forma Basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on such date of determination;

(2) if since the beginning of such period Auna or any Subsidiary will have made any Disposition or Disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business:

(a) the Consolidated Adjusted EBITDA for such period will be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) directly attributable thereto for such period; and

(b) if such transaction occurred after the date of the most recently ended fiscal quarter for which consolidated financial statements are available, Indebtedness at the end of such period will be reduced by an amount equal to the Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the Net Cash Proceeds of such asset disposition and the assumption of Indebtedness by the transferee;

(3) if since the beginning of such period Auna or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any Person that becomes a Subsidiary or is merged with or into Auna or a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Consolidated Adjusted EBITDA for such period and if such transaction occurred after the date of the most recently ended fiscal quarter for which consolidated financial statements are available, Indebtedness as of such date of determination will be calculated after giving Pro Forma Effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into Auna or any Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by Auna or a Subsidiary during such period, Consolidated Adjusted EBITDA for such period and, if such transaction occurred after such date of determination, Indebtedness as of such date of determination will be calculated after giving Pro Forma Effect thereto as if such transaction occurred on the first day of such period or as of the date of such determination, as applicable.

For purposes of (4) above, whenever Pro Forma Effect is to be given to any calculation, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Auna. If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given Pro Forma Effect bears an interest rate at the option of Auna, the interest rate shall be calculated by applying such optional rate chosen by Auna.

“Consolidated Net Income” means, for any period, for Auna and its Subsidiaries on a Consolidated basis, the net income (or loss) of Auna and its Subsidiaries determined in accordance with IFRS; provided that there will not be included in such Consolidated Net Income on an after tax basis:

(1) any net income (loss) of any Person if such Person is not a Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (5) below, Auna’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Auna or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (2) below); and

(b) Auna’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Auna or a Subsidiary;

(2) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of Auna or such Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of Auna;

(3) any income, loss, fees or expenses from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(4) any extraordinary gain or loss; and

(5) the cumulative effect of a change in accounting principles;

provided, further, that solely for the purpose of determining the amount available for Restricted Payments under Section 7.06(g), Consolidated Net Income (i) shall be increased (or decreased, as applicable), without duplication, by any net loss (or gain, as applicable) resulting in such period from currency translations gains or losses on an after-tax basis and (ii) shall exclude foreign exchange gain or loss, where the foreign exchange or loss is adjusted to be net of tax.

“Consolidated Net Worth” means, as of any date of determination, for Auna and its Subsidiaries on a Consolidated basis, the shareholders’ equity of Auna and its Subsidiaries on such date, in accordance with IFRS.

“Contractual Currency” has the meaning assigned to such term in Section 11.19.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Person” means an individual who exercises Control over a corporate person or entity (for a trust, these are the settlor, the trustees, the protector, the beneficiaries or class of beneficiaries, and any other individual who exercises ultimate effective control over the trust, and in the case of a legal entity other than a trust, such term means persons in equivalent or similar positions of control).

“Credit Rating” means a rating as determined by a Rating Agency of the Senior Secured Bonds.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary designed solely to hedge foreign currency risk of such Person.

“Debtor Relief Laws” means Book III of the Luxembourg Commercial Code, Luxembourg Business Continuity Law, provisions of Luxembourg Companies Law governing voluntary or judicial liquidation or administrative dissolution without liquidation, Bankruptcy Code of the United States, Colombian Law 100 of 1993, 1116 of 2006, 2437 of 2024, Decrees 663 of 1993, 1038 of 2009, 1730 of 2009, 2555 of 2010, 1749 of 2011 and 1835 of 2015, the Peruvian Bankruptcy Law (Ley General del Sistema Concursal), Peruvian Law No. 27809, as amended from time to time, the Mexican Bankruptcy Law (Ley de Concursos Mercantiles) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of Colombia, Peru, Mexico, the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to a Loan, an interest rate equal to the interest rate otherwise applicable to such Loan, plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) become the subject of a Bail-In Action or (iv) has become a Sanctions Target; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (c) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers and each other Lender promptly following such determination.

“Dentegra” means Dentegra Seguros Dentales, S.A.

“Disposition” or “Dispose” means the sale, transfer or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Entity” means (i) any Competitor, (ii) Banco Multiva, S.A., Institución de Banca Múltiple, Grupo Financiero Multiva and any of its Affiliates, and (iii) any “vulture fund” or any other fund that is similar to a “vulture fund” whose primary investment strategy consists of investments in and purchases of debt of distressed companies, and whose primary recovery on their investments comes from adversarial proceedings against the debtor.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of such Person (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock));

(3) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is ninety-one (91) days after the earlier of the Maturity Date or the date the Loans are no longer outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Auna or its Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Disposition shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provided that Auna or its Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by Auna with Section 7.05 and such repurchase or redemption complies with Section 7.06; or

(4) the failure to pay a dividend or coupon results in the acceleration of a payment obligation.

“Dollar” and “US$” mean lawful currency of the United States.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by the Administrative Agent or any Affiliate thereof at approximately 11:00 a.m. on the date of such determination.

“D R J Inmuebles” means D R J Inmuebles, S.A. de C.V. a sociedad anónima de capital variable incorporated and existing under the laws of Mexico.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means October 28, 2025.

“Entitled Person” has the meaning assigned to such term in Section 11.19.

“Environmental Laws” means any Law that regulates (i) the protection of human health and safety to the extent relating to exposure to Hazardous Materials; (ii) pollution; (iii) the conservation, mitigation, restoration, preservation or protection of the environment or natural resources (including all air, surface water, groundwater or land, including land surface or subsurface, flora and fauna and other natural resources); (iv) the presence, generation, production, use, treatment, storage, labeling, transportation, handling, treatment, recycling, disposal, emission, discharge, release, exposure, control, remediation or clean-up of Hazardous Materials; or (v) urban development, civil protection, zoning and land use.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) a violation or default of the terms of any Permit issued pursuant to Environmental Laws; (c) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials carried out in breach of any Environmental Laws, (d) exposure to any Hazardous Materials in breach of any Environmental Laws or (e) the release or threatened release of any Hazardous Materials into the environment in breach of any Environmental Laws.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Interest Pledge Agreements” means (i) the Colombian Share Pledge Agreements, (ii) the Mexican Pledge Agreement and (iii) the Peruvian Pledge Agreements, in each case, to secure the Obligations.

“Erroneous Payment” has the meaning assigned to such term in Section 9.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 9.11(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 9.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 9.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 9.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) each Subsidiary of any Loan Party that is not a Wholly-Owned Subsidiary (other than as a result of a transfer of such Subsidiary’s Equity Interests to any Affiliate of such Loan Party in connection with a non-bona fide transaction the primary purpose (as reasonably determined by the Borrowers) of which was to cause such entity to become an Excluded Subsidiary), (b) each Subsidiary of any Loan Pary that is prohibited from guaranteeing the Loan Documents by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee the Loan Documents as determined in good faith by the Board of Directors of Auna whose determination will be conclusive and evidenced by a Board Resolution, and such consent, approval, license or authorization has not been obtained, (c) each Subsidiary or any Loan Party that is prohibited by any applicable contractual requirement from guaranteeing the Loan Documents on the Closing Date or at the time such Subsidiary becomes a Restricted Subsidiary (to the extent such contractual requirement arises from a contract entered into in the ordinary course of business and, in the case of acquisitions of a Subsidiary, such requirement is not incurred in contemplation of the Subsidiary being acquired, in each case for so long as such restriction or any replacement or renewal thereof is in effect); and (d) any Unrestricted Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient:

(a) Taxes imposed on or measured by the overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes;

(b) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g);

(c) withholding Taxes imposed pursuant to FATCA;

(d) Taxes imposed in excess of the lowest withholding tax rate imposed under Mexican law on interest payments to a Qualified Lender;

(e) any Tax due in respect of the Luxembourg law of 23 December 2005, as amended, introducing in Luxembourg a twenty percent (20%) withholding tax as regards to Luxembourg resident individuals; and

(f) any combination of items (a) through (e) above.

“Existing Notes” means the 10.000% senior notes due 2029 issued by Auna.

“Existing Term Loan” means the Credit & Guaranty Agreement entered into on November 10, 2023, among Auna and Auna México, as the borrowers, the guarantors party thereto, the lenders party thereto, Banco Citi México, S.A., Institución de Banca Múltiple, Grupo Financiero Citi México, División Fiduciaria (as successor to Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, División Fiduciaria), as administrative agent, Citigroup Global Markets Inc., HSBC Securites (USA) Inc., and Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, as structuring agents, joint lead arrangers and bookrunners, as amended, supplemented, restated, modified, replaced or refinanced in whole or in part from time to time, including pursuant to this Agreement.

“Export Credit Agency” means an official non-Mexican Financial Institution dedicated to the promotion of exports by granting loans or guarantees under preferential conditions that meets the requirements set forth in the antepenultimate paragraph, section (b), of Article 166 of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or any successor provision).

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as determined by Senior Management acting in good faith; provided that the Fair Market Value of any such asset or assets, if greater than US$5,000,000.00, will be determined conclusively by the Board of Directors of Auna acting in good faith, and will be evidenced by a Board Resolution.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code, and any foreign legislation implemented to give effect to any such intergovernmental agreement, treaty or convention.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time.

“Fee Letters” means the Administrative Agency Fee Letter, the Arrangers’ Fee Letter and the IFC’s Fee Letter.

“Financial Crime” means money laundering, terrorist financing, bribery, cohecho, corruption, tax evasion, fraud, evasion of Sanctions, and/or violations, or attempts to circumvent or violate any Compliance Laws or regulations relating to these matters, including, without limitation, the felonies described in articles 139 Quater and 148 Bis of the Mexican Federal Criminal Code, or that may fall within the crimes described in article 400 Bis of the Mexican Federal Criminal Code.

“Financial Crime Risk Management Activity” has the meaning assigned to such term in Section 11.27.

“Financial Statements” means:

(i) the audited Consolidated balance sheet of Auna and its Subsidiaries as of the end of each of the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal years of Auna and its Subsidiaries, including the notes thereto;

(ii) the audited Consolidated balance sheet of Auna México and its Subsidiaries as of the end of each of the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal years of Auna and its Subsidiaries, including the notes thereto;

(iii) the audited stand-alone financial statements of OCA as of the end of each of the fiscal years ended December 31, 2022, December 31, 2023 and December 31,2024, together with the notes thereto;

(iv) the individual balance sheet of each Loan Party as of the end of each of the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024, and the related statements of income or operations and shareholders’ equity for such fiscal years of each Loan Party;

(v) the unaudited Consolidated balance sheet of Auna and its Subsidiaries for the six month period ended June 30, 2024 and 2025, and the related statements of income or operations, shareholders’ equity and cash flows for such terms of Auna and its Subsidiaries, including the notes thereto, certified by a Responsible Officer; and

(vi) the unaudited individual balance sheet of each Loan Party for the six month period ended June 30, 2024 and 2025, and the related statements of income or operations and shareholders’ equity for such terms of each Loan Party, certified by a Responsible Officer.

“Fitch” means Fitch Ratings Inc. and any successor thereto, or its Affiliates.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds Flow Memorandum” has the meaning assigned to such term in Section 2.01(b).

“Governmental Authority” means the government of Colombia, Peru, the United States, Mexico or any other nation, or of any political subdivision thereof, whether federal, state, local or municipal and any agency, authority, instrumentality, regulatory body, court, central bank, law enforcement body or other entity exercising executive, legislative, judicial, taxing (including Tax Authorities), regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means, at any time, any Person granting a security interest under the Security Documents other than the Loan Parties.

“Grupo Enfoca” means Enfoca Sociedad Administradora de Fondos de Inversión S.A. and/or the group of entities affiliated with Enfoca Sociedad Administradora de Fondos de Inversión S.A.

“Grupo OCA” or the “OCA Entities” means, collectively, OCA, D R J Inmuebles, Inmuebles JRD 2000, S.A. de C.V., and Tovleja HG, S.A. de C.V.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (including joint and several obligations), (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the Primary Obligor in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such Primary Obligor against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness (to the extent that it is under an obligation to reimburse the issuer of such letter of credit thereunder), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Joinder Agreement” means a joinder agreement substantially in the form attached hereto as Exhibit E.

“Guarantors” has the meaning assigned to such term in the introductory paragraph to this Agreement and includes any other Person that shall have become a party hereto pursuant to a Guarantor Joinder Agreement.

“Hazardous Materials” means any substance, material, waste, pollutant or contaminant, whether solid, liquid or gas, defined, regulated or in any way possessing toxic, reactive, corrosive, flammable, explosive, radioactive, or infectious, characteristics, including any other term of similar meaning under applicable Environmental Law, in each case that is subject to regulation control or remediation under any Environmental Laws.

“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Hedging Agreement” means (a) any and all interest rate protection agreements, interest rate future agreements, interest rate option agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedge agreements, foreign exchange contracts, currency swap agreements, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross- currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, traded at the over-the-counter or standardized markets and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or are governed by any form of master agreement published by the International Swaps and Derivative Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (such master agreement, together with any related schedules, a “Master Agreement”) including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“IFC” means International Finance Corporation.

“IFC’s Fee Letter” means the fee letter, dated as of the Effective Date, between the Borrowers and IFC.

“IFRS” means the International Financial Reporting Standards, as adopted, and in effect from time to time, by the International Accounting Standards Board, as applied in the respective jurisdiction, consistently applied throughout the periods involved.

“IMAT Oncomédica Arrangement” has the meaning set forth under “Recent Developments—IMAT Oncomédica Arrangement” in exhibit 99.2 to the MD&A 6-K.

“Incremental Commitment” has the meaning assigned to such term in Section 2.13(a).

“Incremental Commitment Effective Date” means the first date upon which the conditions precedent set forth in Section 2.13(e) shall have been satisfied or waived in accordance Section 11.01.

“Incremental Facility” has the meaning assigned to such term in Section 2.13(a).

“Incremental Joinder Agreement” means a joinder to this Agreement among the Borrowers, the Administrative Agent, the Peruvian Paying Agent and the Incremental Lenders providing Incremental Facilities on a particular Incremental Commitment Effective Date which shall comply with the provisions of Section 2.13. Each Incremental Joinder Agreement shall be binding on the Incremental Lenders making Incremental Loans pursuant thereto, the Borrowers and the other parties hereto and thereto.

“Incremental Lender” has the meaning assigned to such term in Section 2.13(b).

“Incremental Loan” means any Loan made by an Incremental Lender pursuant to Section 2.13 and an Incremental Joinder Agreement.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or to extend the maturity of, or become responsible for, the payment of such Indebtedness; provided, however, that neither (i) the accrual of interest, (ii) the accretion of original issue discount nor (iii) an increase in the outstanding amount of Indebtedness caused by fluctuations in the exchange rates of currencies shall be considered an Incurrence of Indebtedness. The terms “Incurrence” and “Incurring” have corresponding meanings.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within thirty (30) days of Incurrence);

(4) all obligations of such Person issued or assumed as the deferred purchase price of property (including earn-out obligations), all conditional sale obligations and all obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by ninety (90) days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS);

(5) Capital Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of the Person that is the subject of this definition, whether or not such Indebtedness is assumed by the Person that is the subject of this definition; provided, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9) all liabilities recorded on the balance sheet of such Person in connection with a sale or other disposition of accounts receivables and related assets (excluding any factoring, discounting or similar transactions in the ordinary course of business and without recourse to any of the assets of such Person);

(10) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(11) all other obligations of such Person which are required to be reflected in, or are reflected in, such Person’s financial statements, recorded or treated as debt under IFRS 16.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of any Capital Lease Obligations as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For the avoidance of doubt, any obligations assumed by Auna in connection with the IMAT Oncomédica Arrangement shall not be considered Indebtedness for purposes of this definition.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 11.04(b).

“Indenture” means the indenture to be entered into among Auna and Oncosalud, as co-issuers, the guarantors listed therein and Citibank, N.A., as trustee, paying agent, registrar and transfer agent (as the same may be amended, restated, modified or supplemented from time to time).

“Initial Commitment” means with respect to each Initial Lender, its obligation to make a Loan to the Borrowers, as the case may be, pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Initial Lender’s name on Schedule 2.01.

“Initial Facility” means the Initial Commitments and all Borrowings thereunder.

“Initial Lenders” means any person listed on Schedule 2.01 as of the date hereof, and any other Person that shall have become party hereto holding a Loan under the Initial Facility pursuant to an Assignment and Assumption.

“Initial Loans” means the Loans made under the Initial Facility.

“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, patents, patent applications, patent rights, franchises, licenses and other intellectual property rights.

“Intercreditor Agent” means Citibank, N.A.

“Interest Payment Date” means as to any Loan (other than the Parallel Loan) the 15th day of each January, April, July and October and ending on the Maturity Date.

“Interest Period” means, as to any Loan (i) initially, the period commencing on (and including) the Borrowing Date for such Loan and ending on (but excluding) the first Interest Payment Date following such Borrowing Date and (ii) thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Interest Payment Date; provided that, the last Interest Period shall end on the Maturity Date; provided, further, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary designed solely to hedge interest rate risk of such Person.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Judgement Currency” has the meaning assigned to such term in Section 11.19.

“Las Americas” mean Promotora Médica Las Américas S.A.S, a sociedad por acciones simpificada, incorporated and existing under the laws of Colombia.

“Laws” means, collectively, all international, foreign, federal, state, local and municipal statutes, treaties, rules, guidelines, regulations, ordinances, standards, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lenders” means, any person listed on Schedule 2.01 as of the date hereof, any Incremental Lender or any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, and the successors and permitted assignees of the forgoing.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Liability Management Transaction” means a private placement of Senior Secured Bonds and a cash tender offer and consent solicitation with respect to any and all outstanding Existing Notes.

“Lien” means any mortgage, pledge, hypothecation, assignment, fideicomiso de garantía, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit made in cash by a Lender to a Borrower under Article II, including any Incremental Loan made under an Incremental Joinder Agreement and, with respect to the Parallel Lender, under Section 2.01 of the Parallel Loan Agreement.

“Loan Documents” means this Agreement, the Amended and Restated Intercreditor Agreement, the Notes, the Security Documents, the Fee Letters, the Parallel Loan Agreement, any Incremental Joinder Agreement and each other agreement, amendment, certificate, instrument, waiver or document executed and delivered in connection with any of the foregoing and designated by the Loan Parties and the Administrative Agent as a “Loan Document”.

“Loan Notice” means a notice requesting a Borrowing of Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit F.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Business Continuity Law” means the Luxembourg law on business continuity and the modernisation of bankruptcy of 7 August 2023.

“Luxembourg Commercial Code” means the Luxembourg commercial code (Code de commerce).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition or prospects of any Loan Party or of the Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse effect upon the validity or priority of the security interests purported to be granted to the Collateral Agents, the Trustees and the Lenders under the Security Documents.

“Material Indebtedness” means Indebtedness incurred by any of the Loan Parties or any of their respective Subsidiaries exceeding US$15,000,000.00.

“Material Liens” means any Lien created or incurred by any Person exceeding US$15,000,000.00.

“Maturity Date” means, with (a) respect to the Initial Facility, the date assigned to such term in the Amortization Schedule, and (b) with respect to any Incremental Facility, the date set forth in the applicable Incremental Joinder Agreement; provided in each case, that, if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such date.

“Maximum Rate” has the meaning assigned to such term in Section 11.09.

“Mexican Borrowers” means Auna Mexica and OCA.

“Mexican Collateral Agent” means Banco Citi México, S.A., Institución de Banca Múltiple, Grupo Financiero Citi México, División Fiduciaria.

“Mexican Collateral Trust” means the Mexican irrevocable guarantee trust agreement (contrato de fideicomiso irrevocable de garantía) (as amended, by the Amendment of the Mexican Collateral Trust and as further amended, supplemented, amended and restated or otherwise modified from time to time) to which (i) OCA, and Auna México, as applicable, transferred all of the shares of the OCA Entities they own (except for those shares pledged pursuant to the Mexican Pledge Agreement) and (ii) each OCA Entity transferred the real estate assets of its property detailed in Schedule 1.01(b) to guarantee the Senior Secured Debt Obligations, on a pari passu basis, and in which the Mexican Collateral Agent shall be appointed as first place beneficiary (fideicomisario en primer lugar).

“Mexican Exchange Rate” has the meaning assigned to such term in the definition of “MXP Equivalent.”

“Mexican Financial Institution” means a financial institution that qualifies as such pursuant to Article 7 of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or any successor provision).

“Mexican Guarantors” means the Guarantors incorporated in Mexico, identified on Schedule 1.01(e).

“Mexican Notes” means non-negotiable promissory notes (pagarés no negociables) governed by Mexican law executed and delivered by the applicable Mexican Borrower making the respective Borrowing, as maker (suscriptor), and any Guarantors incorporated in Mexico, as guarantors (por aval), if applicable, substantially in the form of Exhibit G, and delivered by such Mexican Borrower in favor of each Lender (or its counsel) in the amount of the respective Borrowing.

“Mexican Pesos” or “MXP” means the lawful currency of Mexico.

“Mexican Pledge Agreement” means the Mexican share pledge agreement (contrato de prenda sobre acciones), as amended by the Amendment of the Mexican Pledge Agreement, and as further amended, supplemented, amended and restated or otherwise modified from time to time, by means of which a pledge has been created over certain shares of the OCA Entities in favor of the Mexican Collateral Agent to guarantee the Senior Secured Debt Obligations, on a pari passu basis, which shall be ratified before a notary public in Mexico.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto, or its Affiliates.

“MXP Equivalent” means, at any time, (a) with respect to any monetary amount denominated in Mexican Pesos, such amount, and (b) with respect to any monetary amount denominated in a currency other than Mexican Pesos, the equivalent amount thereof in Mexican Pesos at such time on the basis of the exchange rate published by Banco de México in the Diario Oficial de la Federación as the rate “para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana” (the “Mexican Exchange Rate”) on the Business Day immediately prior to the relevant calculation date to be in effect on such calculation date or any other official exchange rate enacted in replacement of the Mexican Exchange Rate; provided that if Banco de México ceases to publish the Mexican Exchange Rate and no other official exchange rate replaces it, the exchange rate shall equal the respective exchange rate of the average exchange rates published by Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México and HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, on the Business Day immediately prior to the relevant calculation date to be in effect on such calculation date.

“Net Cash Proceeds” means an amount equal to (i) cash payments actually received, minus (ii) the sum of (A) any Taxes payable as a result of any gain recognized directly as a result of the event leading to the cash payment and (B) any direct out-of-pocket reasonable and documented selling costs, fees and expenses incurred as a result of the event leading to the cash payment.

“Net Indebtedness” means, as to any Person, as of the last of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01, (i) all Indebtedness of such Persons as of such date minus (ii) the amount of Unrestricted Cash held by such Person as of such date.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of Auna that is not a Guarantor.

“Notes” means, collectively, the Peruvian Notes and their corresponding Peruvian Notes Completion Agreement, the Colombian Notes and the Mexican Notes.

“Obligations” means all advances to, and debts, liabilities, obligations, Erroneous Payment Subrogation Rights, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including, to the extent permitted by applicable Law, interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

“OCA” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor thereof.“Oncomédica” means Oncomédica S.A., a stock corporation (sociedad anónima) incorporated and existing under the laws of Colombia.

“Oncosalud” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Organization Documents” means, with respect to any Person, (i) in the case of a corporation organized under the laws of Colombia, its shareholders’ agreements duly deposited before such Person, its by-laws (estatutos sociales) and a certificate of existence and legal representation issued by the relevant chamber of commerce, (ii) in the case of a corporation organized under the laws of Peru, its articles of association (pacto social), its by-laws (estatutos sociales) and a certificate of existence (certificado de vigencia de persona jurídica) or an official copy of the electronic entry (copia literal de la Partida Registral), (iii) in the case of a corporation organized under the laws of Mexico, its articles of incorporation (acta constitutiva) and its by-laws (estatutos sociales) duly recorded before the Public Registry of Commerce (Registro Público de Comercio) and any shareholders’ agreement, (iv) in the case of any other corporation, the articles or certificate of incorporation and by-laws (or similar documents) of such Person, (v) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (vi) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (vii) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (viii) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, registration, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06) and (ii) Luxembourg registration duties payable either in consequence of the transfer or assignment of the whole or any part of the rights of a Lender under any Loan Document or pursuant to the voluntary registration of the Loan Documents with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, when such registration is not required to enforce the rights of the Lenders under the Loan Documents.

“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Parallel Lender” means IFC and its permitted successors or assignees, in the capacity as lender under this Agreement and the Parallel Loan Agreement; provided that the references to the Parallel Lender in Section 11.17 shall apply only to IFC or any assignee multilateral development finance organization in their capacity as Parallel Lender, but not to any other entity acting in such capacity.

“Parallel Loan Agreement” means the Parallel Loan Agreement dated as of October 28, 2025 among the Borrowers, the Parallel Lender and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Parallel Loan Default Notice” means any notice sent by the Parallel Lender to the Borrowers pursuant to Section 6.01 (Notice after Default) of the Parallel Loan Agreement as a result of the occurrence and continuance of a Parallel Loan Event of Default.

“Parallel Loan Event of Default” means any event of default under and as defined under the Parallel Loan Agreement, other than any event of default thereunder which specifically references a default under or a breach of this Agreement.

“Parallel Loan Permitted Refinancing” means Refinancing Indebtedness incurred to refinance, repay, defease, discharge or prepay the Parallel Loan following the occurrence and continuance of a Parallel Loan Event of Default.

“Participant” has the meaning assigned to such term in Section 11.06(d).

“Participant Register” has the meaning assigned to such term in Section 11.06(d).

“PEN” or “Soles” means the lawful currency of Peru.

“PEN Equivalent” means at any time, (a) with respect to any monetary amount denominated in Soles, such amount, and (b) with respect to any monetary amount denominated in a currency other than Soles, the equivalent amount thereof in Soles, obtained by converting such foreign currency involved in such computation into Dollars or into Mexican Pesos, as applicable, at the spot rate for the purchase of Soles with the applicable foreign currency, as quoted by the Administrative Agent or any Affiliate thereof at approximately 11:00 a.m. Mexico City time, on the date of such determination.

“Perfection Notice” has the meaning assigned to such term in Section 6.13(o)(i).

“Permits” means permits, licenses, franchises, registrations, variances, authorizations, assessments, registrations, concessions, exemptions, consents and approvals obtained from any Governmental Authority.

“Permitted Acquisition” means any acquisition by any Loan Party or any of its Subsidiaries of more than fifty percent (50%) but less than one hundred percent (100%) of the Equity Interests or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof) (such other Person, a “Permitted Acquisition Subsidiary”).

“Permitted Assignee” means (i) any Lender, (ii) an Affiliate of any Lender, and (iii) an Approved Fund.

“Permitted Collateral Liens” means, (i) Permitted Liens described clauses (a), (b), (c), (d), (h), (i), (o) (solely to the extent that such Hedging Obligations consist of Interest Rate Agreements and Currency Agreements that hedge exposure under Secured Pari Passu Indebtedness constituting Indebtedness for borrowed money), (p) and (s) of Section 7.01 and (ii) Liens on the Collateral securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, any Senior Secured Debt Obligations.

“Permitted Disposition Collateral” means any non-core and non-operative property or assets of any of the Loan Parties or any of their respective Subsidiaries as set forth in Schedule 2.03.

“Permitted Holders” means (i) Enfoca Investments Ltd., Enfoca Asset Management Ltd., Enfoca Sociedad Administradora de Fondos de Inversión S.A., Enfoca Discovery 2, L.P., Enfoca Descubridor 1, Fondo de Inversión, Enfoca Descubridor 2, Fondo de Inversión, and any of their Affiliates and funds managed or advised by, directly or indirectly, any such entities or their Affiliates (including, without limitation, and for the avoidance of doubt, any entity that is, directly or indirectly through one or more intermediaries, controlled by Jesus Antonio Zamora Leon or by Grupo Enfoca) or (ii) a Person in which the foregoing Persons hold more than fifty percent (50%) of the Voting Stock.

“Permitted Joint Venture Investments” means with respect to an Investment by any Person, an Investment by such Person in any other Person engaged in a Similar Business of which less than (50%) of the outstanding Capital Stock is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” has the meaning assigned to such term in Section 7.01.

“Permitted Peruvian Project(s)” means collectively, the construction, expansion, renovation, equipping and commissioning, in the ordinary course of business, of any healthcare facilities of any of the Loan Parties or any of their respective Subsidiaries in Peru (including, without limitation, hospitals, medical towers, outpatient centers, diagnostic centers, and related clinical infrastructure).

“Person” means any natural person, corporation, limited liability company, trust, fideicomiso, joint venture, association, company, partnership, Governmental Authority or other entity.

“Personal Data” means any data relating to an individual (and corporate entities, in those countries where data privacy law applies to corporates), from which the individual can be identified, including, without limitation, sensitive personal data (as defined in the Mexican Federal Data Protection Law) (Ley Federal de Protección de Datos Personales en Posesión de los Particulares), name(s), residential address(es), contact information, age, date of birth, place of birth, nationality, citizenship, personal and marital status.

“Peru” means the Republic of Peru.

“Peruvian Collateral Agent” means Citibank del Perú S.A.

“Peruvian Guarantors” means the Guarantors incorporated in Peru, identified on Schedule 1.01(d).

“Peruvian Mortgage” means the Peruvian law-governed mortgage agreement over the Real Estate Assets located in Peru detailed in Schedule 1.01(b), entered into on December 18, 2023, by the Peruvian Guarantors in favor of the Peruvian Collateral Agent, as amended on March 13, 2025 and by the Amendment of the Peruvian Mortgage and as further amended, supplemented, amended and restated or otherwise modified from time to time.

“Peruvian Note” means each incomplete promissory note (pagaré incompleto) governed by Peruvian law executed and delivered by the Borrowers and Peruvian Guarantors (as avalistas), substantially in the form of Exhibit D, in favor of each Lender to evidence their obligations as Guarantors.

“Peruvian Notes Completion Agreement” means each of the instructions (acuerdo de llenado de pagaré) executed by each of the Borrowers and the Peruvian Guarantors (as avalistas) and the corresponding Lender, with the applicable instructions to complete the corresponding Peruvian Note substantially in the form of Exhibit D (for the Peruvian Notes evidencing Loans).

“Peruvian Paying Agent” means the entity to be appointed as paying agent pursuant to the Incremental Joinder Agreement and any assignee or successor thereof.

“Peruvian Paying Agent’s Office” means, with respect to each payment or transaction relating to the Incremental Loan, the Peruvian Paying Agent’s address and, as appropriate, account set forth in the Incremental Joinder Agreement, or such other address or account as the Peruvian Paying Agent may from time to time notify to the Administrative Agent prior to such payment or transaction.

“Peruvian Pledge Agreements” means collectively (i) with respect to the pledge shares of Oncocenter Perú S.A.C., the Peruvian law governed pledge entered into on December 18, 2023 by Oncosalud, Luis Felipe Pinillos Casabonne and Jesus Antonio Zamora Leon, as the pledgors of such pledged shares, Oncocenter Perú S.A.C., and the Peruvian Collateral Agent, and (ii) with respect to the pledge shares of MedicSer S.A.C., the Peruvian law governed pledge agreement entered into on December 18, 2023 by Auna Salud, Luis Felipe Pinillos Casabonne, Jesús Antonio Zamora León and Oncosalud, as the pledgors of such pledged shares, MedicSer S.A.C., and the Peruvian Collateral Agent; in each case, as amended on March 11, 2025 and by the Amendment of the Peruvian Pledge Agreements and as further amended, supplemented, amended and restated or otherwise modified from time to time.

“Peruvian Pledged Shares” mean all Equity Interests owned by Auna Salud, Luis Felipe Pinillos Casabonne, Jesús Antonio Zamora León and Oncosalud in Oncocenter Perú S.A.C. and MedicSer S.A.C.

“Platform” has the meaning assigned to such term in Section 6.02(d).

“Pledged Shares” means the shares of Subsidiaries of Auna subject to a Lien in favor of the Collateral Agents or Trustees pursuant to the respective Equity Interest Pledge Agreement.

“Preferred Stock” as applied to the Capital Stock of any corporation, means with respect to any Person, any Capital Stock of any class or classes (however designated) of such Person that has preferred rights over any other Capital Stock of such Person with respect to the payment of dividends, distributions or redemptions or upon liquidation, dissolution or winding up.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Rolling Period for the applicable covenant or requirement: (a)(i) with respect to any Specified Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for Auna and its Subsidiaries in accordance with IFRS or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness, and (c) any incurrence or assumption of Indebtedness by Auna or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and shall permit the reconciliation of any financial statements of any Person that is the subject of a Specified Transaction with the financial statements of Auna, as certified by a Responsible Officer of Auna and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of “Consolidated Adjusted EBITDA.”

“Public Lender” has the meaning assigned to such term in Section 6.02(d).

“Public Side Information” has the meaning assigned to such term in Section 6.02(d).

“Purchase Agreement” means the purchase agreement, to be entered into among, inter alios, Auna and Oncosalud, as co-issuers, the guarantors specified therein and the several initial purchasers named in Schedule I thereto, relating to the sale and purchase of the Senior Secured Bonds.

“Qualified Lender” means any Lender (or if such Lender acts through a branch or agency, the principal office of such Lender) that (a) meets the requirements imposed by the Mexican Income Tax Law to qualify as a foreign financial institution under article 166-I, paragraph (a), section 2 (or any successor provision) and section VI of the second transitory provision (or any successor provision) of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) and Sections 3.18.18. and/or 3.18.19., as applicable, of the Resolución Miscelánea Fiscal para 2025 (or any successor provision), (b) is the beneficial owner (beneficiario efectivo) of the payments made by the Loan Parties hereunder or under the Mexican Notes, (c) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect and (d) is in compliance with the requirements for the application of the benefits of such treaty.

“Rating Agency” means each of S&P, Fitch and Moody’s.

“Real Estate Assets” means the real estate owned by Auna and its Subsidiaries described in Schedule 1.01(b) and which (i) will be or has been transferred into trust to secure the Obligations pursuant to the Trust Agreements or (ii) will, subject to Section 6.13, be encumbered pursuant to the Peruvian Mortgage, as applicable.

“Recipient” means the Administrative Agent, the Peruvian Paying Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, defease, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness, in whole or in part, as permitted under Section 7.03(c) including Indebtedness that refinances Refinancing Indebtedness; provided that:

(a) (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Maturity Date, the Refinancing Indebtedness has a Stated Maturity at least ninety-one (91) days later than the Maturity Date;

(b) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred to complete such refinancing);

(d) if the Indebtedness being refinanced is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced;

(e) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of any of the Loan Parties, nor Indebtedness of any Loan Party that refinances Indebtedness of any Person that is not a Loan Party; and

(f) Liens securing any Refinancing Indebtedness Incurred in respect of the Loans or the Senior Secured Bonds shall be limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that constitutes Collateral and shall not be guaranteed by any Subsidiary that is not a Guarantor.

“Refinancing Transactions” has the meaning assigned to such term in the recitals hereto.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Persons” means any Person that owns an interest in the business of another Person, two parties with common interests, or a third Person with an interest in the business or assets of the aforementioned Persons.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning assigned to such term in Section 9.06(b).

“Required Lenders” means, as of any date of determination Lenders with aggregate Applicable Percentages greater than fifty percent (50%); provided that any Defaulting Lender shall be excluded for purposes of making such a determination of Required Lenders.

“Resignation Effective Date” has the meaning assigned to such term in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of such Loan Party, an individual with the necessary power and authority to execute and deliver the relevant certificate, a legal representative whose name appears in the Certificado de Existencia y Representación, any other officer of such Loan Party acceptable to the Administrative Agent or any other officer or employee of such Loan Party with a general power for acts of administration (poder general para actos de administración) that are in full force and effect, copy of which shall have been previously delivered to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of each Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer’s Certificate” means a certificate issued by a Responsible Officer substantially in the form attached hereto as Exhibit J.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or (iii) any payments made under any Indebtedness by any Loan Party or their Subsidiaries to any shareholder or Affiliate of a Loan Party (other than a Loan Party); provided, however, that, dividends, distributions or payments to the Loan Parties shall not constitute Restricted Payments.

“Restricted Subsidiary” means any Subsidiary of Auna, which at the time of determination is not an Unrestricted Subsidiary under the Senior Secured Bonds.

“Rolling Period” means, with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto, or its Affiliates.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed) now owned or hereafter acquired whereby any Loan Party or any of its Subsidiaries transfers such property to a Person (other than a Loan Party or any of its Subsidiaries) and a Loan Party or Subsidiary leases it from such Person.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region which is itself the subject of significant or comprehensive territory or country-wide Sanctions (including, without limitation, as of the Effective Date, Cuba, Iran, North Korea, Syria, Russia, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, and the non-Ukrainian government controlled regions of Zaporizhzhia and Kherson of Ukraine).

“Sanction(s)” means all laws, rules, regulations and requirements concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury, Colombia, Mexico, and Peru.

“Sanctions Target” means any Person with whom any dealings are restricted or prohibited under any Sanctions, including as a result of being: (i) named in any Sanctions-related list, including the “Specially Designated Nationals and Blocked Persons” list or other designation of the United Nations Security Council, the European Union, His Majesty’s Treasury or the Hong Kong Monetary Authority; (ii) located, organized or resident in a Sanctioned Jurisdiction; or (iii) owned or controlled by any such Person or Persons described in the foregoing clauses (i)-(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Pari Passu Indebtedness” means (i) initially, Indebtedness under the Loans, the Existing Notes and the Senior Secured Bonds, in each case as of the date of issuance, and (ii) thereafter, Refinancing Indebtedness in respect of any of the foregoing (incurred pursuant to the terms of the then-outstanding Secured Pari Passu Indebtedness), in each case secured by a Lien on the Collateral.

“Secured Pro Rata Share” means a fraction, the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Outstanding Amount and the outstanding principal amount of the Existing Notes and the Senior Secured Bonds (or any Refinancing Indebtedness in respect thereof).

“Security Documents” means, collectively, the Trust Agreements, the Peruvian Mortgage, the Equity Interest Pledge Agreements and the Colombian Commercial Establishment Pledge Agreement.

“Senior Indebtedness” has the meaning assigned to such term in Section 11.01(j) of this Agreement.

“Senior Secured Bonds” means the senior secured notes issued under the Indenture.

“Senior Secured Debt Obligations” means, collectively, the Obligations (including any and all amounts due under the Parallel Loan Agreement) and any and all amounts due under the Existing Notes, the Senior Secured Bonds and/or any Refinancing Indebtedness hereof or thereof.

“Senior Management” means the chief executive officer and the chief financial officer of the applicable Loan Party.

“SIGM” means the Peruvian Sistema Informativo de Garantias Mobiliarias.

“Similar Business” means any business or businesses conducted by the Loan Parties and their respective Subsidiaries on the Effective Date and any business that is similar, reasonably related, incidental or ancillary thereto or is an extension or development of any thereof.

“Solvent” means, with respect to any Person on any date of determination, that on such date: (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, Incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (f) in the case of any Person organized under the laws of Colombia on any date of determination, on such date (i) such Person has not filed, or consented to the filing of, a petition to initiate a reorganization or liquidation proceeding pursuant to the Debtor Relief Laws, (ii) such Person is not within the dissolution event provided under article 4 of the Colombian law 2069 of 2020 (no cumplimiento de la hipotesis de negocio en marcha) and (iii) such Person has not declared its inability to pay its debts as they become due, (g) in the case of any Person organized under the laws of Peru on any date of determination, on such date such entity is not within any of the assumptions set forth in Article 24.1 or 26.1 of the Peruvian Bankruptcy Law (Ley General del Sistema Concursal), as amended, or otherwise within the assumption set forth in item 4 of Article 407 of the Peruvian Corporate Law (Ley General de Sociedades), as amended, and (h) in the case of any Person organized under the laws of Mexico, is not insolvent pursuant to Article 2166 of the Mexican Federal Civil Code (Código Civil Federal) or is not in a generalized default of its payment obligations (incumplimiento generalizado en el pago de sus obligaciones) within the meaning of Articles 9, 10 or 11 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles). The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Solvency” has the meaning correlative thereto.

“Specified Disposition” means any sale, transfer or other Disposition (a) that results in a Subsidiary of any Loan Party ceasing to be a Subsidiary of the Loan Party (including of all or substantially all of the Equity Interests of any Subsidiary of the Loan Party) or (b) of any business unit, line of business or division of any Subsidiary of the Loan Parties (including the termination of activities constituting a business).

“Specified Responsible Officer” means any Responsible Officer of the Borrowers identified in a certificate delivered to the Administrative Agent substantially in the form of Exhibit H.

“Specified Transaction” means (a) any Acquisition, any Specified Disposition, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise, (b) any Incurrence or repayment of Indebtedness, (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Step-Up” has the meaning assigned to such term in Section 6.13(n)(iii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Auna.

“Substantial Owner” means any individual entitled to more than ten percent (10%) of the profits of or with an interest of more than ten percent (10%) in a corporate person or entity (including trusts and other similar entities), either directly or indirectly.

“Substitute Rate TIIEF” has the meaning assigned to such term in Section 3.03.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties or any of their respective Subsidiaries shall be a “Swap Agreement.”

“Tax Authorities” means domestic or foreign tax, revenue, fiscal or monetary authorities.

“Tax Certification Forms” means any forms or other documentation as may be issued or required by a Tax Authority or by the Lenders from time to time to confirm the tax status of an account holder or the Connected Person of a corporate person or entity (including trusts and other similar entities).

“Tax Information” means any documentation or information (and accompanying statements, waivers and consents) relating, directly or indirectly, to the tax status of its customers and its owner, Controlling Person, Substantial Owner or beneficial owner of a client, that the Lenders consider, pursuant to applicable Law, is needed to comply (or demonstrate compliance, or avoid non-compliance) with any Lender’s obligations to any Tax Authority. “Tax Information” includes, but is not limited to, information about tax residence and/or place of organization (as applicable), tax domicile, tax identification number (such as the Federal Taxpayer Registry Number), Tax Certification Forms and certain Personal Data needed for tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, update, additions to tax, surcharges, fines or penalties applicable thereto.

“Termination Date” means earlier of (i) the date that is fifteen (15) Business Day following the Effective Date, and (ii) the occurrence of the Closing Date and any Borrowing of Loans in connection therewith.

“TIIEF Rate” means the Funding TIIE Compounded in Advance (Tasa de Interés Interbancaria de Equilibrio de Fondeo Compuesta por Adelantado, or “TIIEF Rate”) for a term of 91 days, as published by the Mexican Central Bank (Banco de México) in its official website (https://www.banxico.org.mx/) on the day that is two Business Days prior to the first day of such Interest Period; provided that in the event the TIIEF Rate shall cease to be published by the Mexican Central Bank (Banco de México), the “TIIEF Rate” shall mean the Substitute Rate TIIEF; and provided further that if the TIIEF Rate as determined pursuant to the foregoing shall be less than zero, such rate shall be deemed zero for all purposes of this Agreement.

“Threshold Amount” means US$35,000,000.00.

“Total Assets” means the consolidated total assets of Auna and its Subsidiaries in accordance with IFRS as shown on the most recent consolidated balance sheet of Auna.

“Transactions” means, collectively, the execution, delivery and performance by the Loan Parties and other parties thereto, as applicable, of this Agreement, the Loan Documents, the Refinancing Transactions and the transactions contemplated hereby and thereby (including the application of the proceeds of the Loans pursuant to this Agreement).

“Trust Agreements” means, collectively, (i) the Mexican Collateral Trust and (ii) the Colombian Security Trust Agreement.

“Trustees” means Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, a sociedad anónima, institución de banca múltiple, incorporated and existing under the laws of Mexico which will act as trustee under the Mexican Collateral Trust (the “Mexican Trustee”), and Fiduciaria Scotiabank Colpatria S.A., incorporated and existing under the laws of Colombia which will act as trustee under the Colombian Security Trust Agreement (the “Colombian Trustee”).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means consolidated cash and Cash Equivalents of Auna and its Subsidiaries, other than restricted cash, each as determined in accordance with IFRS.

“Unrestricted Equity Proceeds” shall mean the proceeds of any equity contributions received from time to time by any Loan Party or any of its Subsidiaries from any Person other than a Loan Party or any Subsidiary of a Loan Party.

“Unrestricted Proceeds” shall mean, as of any date of determination, the aggregate amount of Unrestricted Equity Proceeds for which the Administrative Agent has received a certificate pursuant to Section 6.02(c), minus the aggregate amount of (i) any Restricted Payments made by a Loan Party in accordance with Section 7.06(f) prior to such date, (ii) any Investments made by any Loan Party or Subsidiary of a Loan Party in any Person other than a Loan Party or Subsidiary of a Loan Party pursuant to Section 7.02(s) prior to such date (any such Investment, an “Unrestricted Investment”) and (iii) any Indebtedness of any Loan Party or any Subsidiary of any Loan Party that has been prepaid, repurchased, redeemed, defeased or otherwise retired prior to such date (collectively, “Discharged Indebtedness” and such date, the “Discharge Date”); provided, that the aggregate amount of any such Discharged Indebtedness shall be deemed to increase, on a dollar-for dollar basis, the aggregate amount of Unrestricted Proceeds that may be used for any Investments pursuant to Section 7.02(s) and shall be deemed an equity contribution under the definition of Unrestricted Equity Proceeds for purposes of determining such aggregate amount.

“Unrestricted Subsidiary” means Consorcio Trecca S.A.C. and Operador Estratégico S.A.C.

“VAT” means, as applicable, (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); (c) value added tax imposed in accordance with the Mexican Value Added Tax Law (Ley del Impuesto al Valor Agregado) and (d) any other tax of a similar nature, whether imposed in the United Kingdom, in a member state of the European Union or in Mexico in substitution for, or levied in addition to, such tax referred to in paragraphs (a) (b) or (c) above.

“Voting Stock” of a Person means securities of all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of members of the Board of Directors (or equivalent governing body), managers or trustees, as applicable, of such Person.

“Washington Business Day” means a day when IFC’s headquarters located in Washington D.C., United States of America, are open to conduct operations.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.

“Wholly-Owned Subsidiary” means, for any Person, any Subsidiary of which all the outstanding Capital Stock (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(a) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(b) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(c) Except for Section 7.13, Section 7.14 and Section 7.15, any Unrestricted Subsidiary shall not be subject to the covenants, restrictions, and limitations specified in this Agreement that are applicable to each Loan Party or any Subsidiary of such Loan Party, to the extent provided in this Agreement.

(d) Without prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to a Loan Party incorporated under Luxembourg law, a reference to:

(i) winding-up, administration, reorganization, insolvency, liquidation or dissolution includes, without limitation, administrative dissolution without liquidation (dissolution administrative sans liquidation), bankruptcy (faillite), collective agreement (accord collectif), judicial reorganization proceedings (reorganisation judiciaire), out-of-court mutual agreement (accord amiable), and transfer by court order (transfert par décision de justice) within the meaning of the Luxembourg Business Continuity Law, moratorium or suspension of payments (sursis de paiement), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), general settlement with creditors, or similar measures, orders or proceedings affecting the rights of creditors generally;

(ii) a receiver, administrative receiver, administrator, trustee, custodian, compulsory manager, conservator or similar officer includes, without limitation a juge délégué, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur, conciliateur d’entreprise, mandataire de justice, or other similar officer.

(iii) a lien, a security or security interest includes any hypothèque, nantissement, gage, transfert de propriété à titre de garantie, mise en pension, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(iv) a creditors’ process includes an executory attachment (saisie exécutoire) or a conservatory attachment (saisie conservatoire);

(v) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or which has lost its creditworthiness (ébranlement de crédit);

(vi) by-laws or constitutional documents includes up-to-date (restated) articles of association (statuts coordonnés);

(vii) a guarantee includes any garantie which is independent from the debt to which it relates and excludes (save for the purpose of any negative covenants or undertakings) any suretyship (cautionnement) within the meaning of articles 2011 et seq. of the Luxembourg Civil Code;

(viii) constitutional documents includes its up-to-date (consolidated) articles of association (statuts) or limited partnership agreement (contrat social);

(ix) a set-off includes, for purposes of Luxembourg law, legal set-off; and

(x) a director or a manager includes an administrateur and a gérant and/or an administrateur and a gérant of one’s managing general partner (associé gérant commandité).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in IFRS. If at any time any change in IFRS would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in IFRS (subject to the approval of the Required Lenders); provided, that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with IFRS prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in IFRS.

(c) Pro Forma Calculations. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.10, such Pro Forma Compliance will be calculated giving Pro Forma Effect to such Specified Transaction as if the same had occurred at the beginning of the applicable “Test Period,” where “Test Period” shall refer to the last four consecutive fiscal quarter periods for which Consolidated financial statements of Auna and its Subsidiaries have been (or were required to be) delivered pursuant to Section 6.01(a) or (b).

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to New York time. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the TIIEF Rate or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the TIIEF Rate or any other replacement benchmark rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the TIIEF Rate or any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the TIIEF Rate or any other replacement benchmark rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.06 Currency Equivalents Generally.

(a) Currency Conversion. Except as otherwise provided herein, in the Loan Notice or in any other Loan Document, on any day when any computation or calculation hereunder or under any other Loan Document requires the aggregation of amounts denominated in more than one currency or an amount is stated in different currencies:

(i) amounts denominated in Mexican Pesos shall be converted to Dollars using the MXP Equivalent;

(ii) amounts denominated in Dollars shall be converted to Pesos using the Dollar Equivalent; and

(iii) amounts denominated in Soles or any other currency shall be converted to their Dollar Equivalent or MXP Equivalent as of the applicable date of determination.

(b) Pro Rata Calculations. The determination of any pro rata amounts of Loans, Commitments, or other obligations hereunder shall be based on Dollar amounts calculated in accordance with clause (a) above as of the date of determination.

(c) Except as otherwise provided therein, this Section 1.06 shall apply equally to each other Loan Document as if fully set forth therein, mutatis mutandis.

ARTICLE II.

THE COMMITMENTS AND LOANS

2.01 Loans.

(a) Subject to the terms and conditions set forth herein, each Initial Lender severally agrees to make the Initial Loans in a single Borrowing to the applicable Borrower on the Closing Date, in an aggregate principal amount not to exceed the amount of such Initial Lender’s Commitment. The total amount of the Initial Commitments of the Initial Loans to be made available by the Initial Lenders shall not exceed MXP 7,357,920,000 , in each case, in cash, in immediately available Mexican Pesos in accordance with this Agreement and a funds flow memorandum dated as of the Closing Date (the “Funds Flow Memorandum”), subject to the satisfaction of the conditions precedent set forth in Article IV.

(b) Subject to the terms and conditions set forth herein and in the applicable Incremental Joinder Agreement with respect to the applicable Incremental Facility, each Incremental Lender that elects to make an Incremental Commitment shall severally agree to make an Incremental Loan to Oncosalud on such applicable Incremental Commitment Effective Date in an aggregate principal amount equal to such Incremental Lender’s Incremental Commitment under such Incremental Facility.

(c) This Agreement is not a revolving credit agreement. Amounts repaid or prepaid on account of the Loans may not be re-borrowed.

(d) Each Lender at its option may make any Loan by causing any domestic or foreign Lending Office of such Lender to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement; provided, further, that no Lender shall exercise such option if it would result, at the time of exercising such option, in an increase in the amount that the Borrowers will be obligated to pay to such Lender pursuant to Section 3.01(b).

2.02 Borrowings.

(a) Borrowings shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which shall be given by the delivery of a Loan Notice. The Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the proposed disbursement date (or such shorter time as may be acceptable to the Administrative Agent); provided that, in respect of the Initial Loans, the Loan Notice may be delivered by the Borrowers not later than 8:00 p.m. two (2) Business Days prior to the proposed disbursement date (or such shorter time as may be acceptable to the Administrative Agent). The Loan Notice shall specify (i) the proposed disbursement date (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed, (iii) in respect of the Initial Loans, an irrevocable instruction to the Administrative Agent to make the transfers specified in the Funds Flow Memorandum, on behalf of the applicable Borrowers, (iv) in the case of an Incremental Loan, the proposed Incremental Commitment Effective Date and aggregate principal amount of the applicable Incremental Loan, not to exceed the aggregate amount provided in Section 2.13(a), and the irrevocable instruction to the Peruvian Paying Agent by the Administrative Agent to transfer such principal amount to the relevant Borrower.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly, and in any event within three (3) Business Days, notify each Lender of the amount of its Applicable Percentage of the Loans. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds, at the Administrative Agent’s Office not later than 11:00 a.m. Mexico City time on the proposed disbursement date in the case of the Initial Loans (provided, that the Administrative Agent shall not be liable in case of receipt of such funds after such time) and in the case of an Incremental Loan, to the Peruvian Paying Agent in immediately available funds, at the Peruvian Paying Agent’s Office not later than 11:00 a.m. Lima time on the proposed disbursement date or such other date determined in the Incremental Joinder Agreement (provided, that the Peruvian Paying Agent shall not be liable in case of receipt of such funds after the agreed time). Upon satisfaction of the applicable conditions set forth in Section 4.01 (with respect to the Initial Loans) or Section 2.13(e) (with respect to any Incremental Loans), the Agents shall promptly make all funds so received from the Lenders available to the applicable Borrowers in like funds as received by the Agents by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such applicable Borrowers in the Loan Notice.

(c) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Loans upon determination of such interest rate.

(d) There shall be a single Borrowing of the Initial Loans, which shall be made, to the satisfaction (or waiver) of the conditions set forth herein, on the Closing Date.

2.03 Optional and Mandatory Prepayments.

(a) Optional Prepayments.

(i) Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., five (5) Business Days prior to any date of prepayment of the Loans and (ii) in the event that such Borrower revokes such notice of prepayment or the proposed prepayment date is not an Interest Payment Date, such Borrower shall pay the Administrative Agent or the Peruvian Paying Agent any breakage costs incurred by the Lenders as a result thereof on the date such prepayment would have occurred as specified in the relevant notice of prepayment.

(ii) Any optional prepayment of the Loans shall be in a principal amount of US$1,000,000.00 (or the MXP Equivalent or PEN Equivalent thereof) or a whole multiple of US$1,000,000.00 (or the MXP Equivalent or PEN Equivalent thereof) in excess thereof or, if less, the entire principal amount of the Loans then outstanding. Each voluntary prepayment notice shall specify the date and amount of such prepayment.

(b) Mandatory Prepayments.

(i) Upon the receipt by any Loan Party or any of their Subsidiaries of any Net Cash Proceeds from or in connection with any casualty or loss event in excess of US$5,000,000.00, such Loan Party or such Subsidiary shall cause the Borrowers to prepay the Loans, on the third (3rd) Business Day immediately succeeding the day of receipt of such Net Cash Proceeds, in an amount equal to:

(A) if the casualty or loss event is with respect to the Collateral, the Lenders’ Secured Pro Rata Share of the Net Cash Proceeds (or the Dollar Equivalent thereof); and

(B) if the casualty or loss event is with respect to any asset other than the Collateral, the lesser of (x) the aggregate amount of such Net Cash Proceeds (or the Dollar Equivalent thereof) and (y) the product of (1) the then aggregate principal amount outstanding of the Loans, and (2) a fraction, the numerator of which is the aggregate amount of principal outstanding under the Loans on the day of receipt of such Net Cash Proceeds, and the denominator of which is the sum of the aggregate amount of principal outstanding under the Loans on the day of receipt of such Net Cash Proceeds and the Dollar Equivalent (as of the day of receipt of such Net Cash Proceeds by such Loan Party or such Subsidiary) of the aggregate amount of principal outstanding under any other Indebtedness of the Loan Parties or any of their Subsidiaries requiring that a mandatory prepayment be made with the Net Cash Proceeds of such casualty or loss event.

(ii) The Borrowers shall notify the Administrative Agent by electronic mail (with confirmation of transmission) or hand delivery of any prepayment hereunder not later than 11:00 a.m., at least three (3) Business Days before the date of any prepayment pursuant to Section 2.03(b)(i). Each such notice shall specify the prepayment date, the principal amount of each Loan to be prepaid and the amount of accrued interest thereon to the date of the prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

(c) Each prepayment of the Loans under this Section 2.03 shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the unpaid installments of the Loans in inverse order of maturity. All prepaid amounts may not be redrawn at any other time by the Borrowers.

2.04 Termination of Commitments.

(a) The Initial Loan Commitments shall be available from the date the conditions set forth in Article IV are satisfied, and will automatically terminate at 5:00 p.m. on the Termination Date (the “Commitment Period”).

(b) The Incremental Commitment under an Incremental Facility shall automatically and permanently terminate upon the funding of the Incremental Loans under such Incremental Facility.

(c) In the event that the Purchase Agreement is not executed on or prior to November 3, 2025, the Borrowers may, upon written notice to the Administrative Agent, at any time thereafter, terminate the Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination. For the avoidance of doubt, upon any such termination, no fees shall be payable by any of the Loan Parties under the Fee Letters.

2.05 Repayment of Loans

(a) The Borrowers hereby unconditionally and jointly and severally promise to repay to the Administrative Agent, for the ratable account of the Lenders, the aggregate outstanding principal amount of the Initial Loans according to the Amortization Schedule, subject to Section 2.10(a)(i).

(b) The Borrowers hereby unconditionally and jointly and severally promise to repay to the Peruvian Paying Agent for the ratable account of the applicable Incremental Lenders the aggregate outstanding principal amount of all Incremental Loans on the dates specified in the applicable Incremental Joinder Agreement.

2.06 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Initial Loan (other than the Parallel Loan) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the TIIEF Rate for such Interest Period plus the Applicable Margin for such Loan, and (ii) each Incremental Loan shall bear the interest as provided in the applicable Incremental Joinder Agreement. The Parallel Loan shall bear interest on the outstanding principal amount thereof for each interest period in accordance with the Parallel Loan Agreement.

(b) If any amount of principal or interest of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all Obligations of the Loan Parties shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) If any amount (other than principal or interest of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all Obligations of the Loan Parties under such Loan Document shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(e) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable by the Borrowers in accordance with the terms hereof before and after judgment, and to the fullest extent permitted by applicable Laws, before and after the commencement of any proceeding under any Debtor Relief Law.

2.07 Fees.

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Initial Lender in accordance with its Applicable Percentage, the commitment fee, if any, agreed in the Fee Letters.

(b) Fee Letters. The Borrowers shall pay to the Administrative Agent and to the Arrangers fees in the amounts and at the times specified in the Administrative Agency Fee Letter and the Arrangers Fee Letter, respectively. The Arrangers shall pay to the Parallel Lender fees in the amounts and at the times specified in the Parallel Lender Fee Letter.

(c) All fees payable hereunder or under the Fee Letters, as applicable, shall be paid on the dates due, in the currency specified hereunder or thereunder, in immediately available funds, without any set-off, deduction or withholding, as set forth in Section 2.10 and shall not be subject to reduction by way of set-off or counterclaim. Fees paid hereunder or under the Fee Letters, as applicable, shall not be refundable under any circumstances.

2.08 Computation of Interest and Fees. Other than for the Parallel Loan, which computation will be made in accordance with the term of the Parallel Loan Agreement, and for the Incremental Loan, which computation will be made in accordance with the Incremental Joinder Agreement, all computations of interest for Loans shall be made on the basis of a year of 360 days and actual days elapsed. All other computations of fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09 Evidence of Debt.

(a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error as to the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) The Loans made by each Lender shall be evidenced by a Note. The Loan Parties shall, as applicable, prepare, execute and deliver to such Lender a Note payable to such Lender. Thereafter the Loan evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 11.06) be represented by one or more Notes in such form payable to the payee named therein.

(c) The payment of any part of the principal of any such Note shall discharge the obligation of the Loan Parties under this Agreement to pay principal of the Loan evidenced by such Note pro tanto, and the payment of any principal of a Loan in accordance with the terms hereof shall discharge the obligations of the Loan Parties under the Note evidencing such Loan, the obligations of the Mexican Guarantors under the Mexican Notes, the obligations of the Peruvian Guarantors under the Peruvian Notes, and the obligations of the Colombian Guarantors under the Colombian Note, pro tanto. Notwithstanding the discharge in full of any Note, (i) if the amount paid or payable under any such Note is less than the amount due and payable in accordance with this Agreement with respect to the Loan evidenced by such Note, to the fullest extent permitted under applicable Law, the Borrowers and the Guarantors agree to pay to the Agents upon their receipt of written demand such difference and (ii) if the amount paid or payable under any such Note exceeds the amount due and payable in accordance with this Agreement with respect to the Loan evidenced by such Note, each Lender that has received any amounts under such Notes in excess of the amounts due to such Lender hereunder agrees, to the fullest extent permitted under applicable Law, to pay such excess to the Borrowers or the Guarantors, as applicable, upon its receipt of written demand.

(d) Upon discharge of all obligations of the Loan Parties under the Loan evidenced by a Note, the Lender holding such Note shall cancel such Note and promptly return it to the Loan Parties.

(e) The mutilation, loss, theft or destruction of a Note shall not imply or be deemed to constitute a cancellation of debt or of any other Obligation under or in respect of this Agreement or any Loan, even if any such event has occurred due to acts attributable to any of the Lenders or the Administrative Agent. If a Note is mutilated, the Loan Party who provided such Note shall deliver a new Note for the principal amount then owed and with the same maturity as the mutilated Note; provided that such mutilated Note shall be returned to the corresponding Loan Party; provided further that the applicable Lender and the Loan Parties shall use commercially reasonable efforts to exchange the Notes on a date that is an Interest Payment Date. If a Note is lost, stolen or destroyed, the Loan party who provided such Note shall promptly upon the written request of the Administrative Agent, deliver to the applicable Lender a new Note for the principal amount then owed and with the same maturity as the lost, stolen or destroyed Note and such Lender shall deliver in its place an affidavit of lost Note, which shall include an indemnity obligation of the respective Lender in customary form and reasonably acceptable to the Borrowers and the applicable Lender.

(f) Upon the request of any Lender, the applicable Loan Parties shall, no later than five (5) Business Days following the date of any such request, issue, in exchange for any existing Notes, one or more new Notes to reflect any change in the interest rate applicable to the Borrowing, any assignment of their Loans in terms of Section 11.06 or the incorporation of an additional Guarantor pursuant to Section 6.16 hereof. The issuance, execution and delivery of the Notes pursuant to this Agreement shall not be, or be construed as, a novation with respect to this Agreement or any other agreement between the Administrative Agent, the Lenders and the Loan Parties and shall not limit, reduce or otherwise affect the obligations of the Borrowers and the Guarantors under this Agreement, and the rights and claims of the Lenders under the Note shall not replace or supersede the rights and claims of the Lenders under this Agreement. In the event that, for any reason, any Note does not accurately reflect the terms hereunder, any of the Lenders shall be entitled to request to the applicable Loan Parties, and such Loan Parties shall promptly (but in any event within five (5) Business Days of such notice) deliver a new Note or Notes to such Lender, in exchange for the Note or Notes to be substituted. To the extent of any inconsistencies between the terms of the Note and this Agreement, this Agreement shall prevail.

(g) To represent their obligations as Guarantors, the Peruvian Guarantors shall prepare, execute and deliver to each Lender, a Peruvian Note with its corresponding Peruvian Notes Completion Agreement payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns), in the amount of any Loans made by such Lender to the Borrowers.

(h) Notwithstanding anything to the contrary in this Section 2.09, the Loans evidenced by any such Peruvian Note (together with the corresponding Peruvian Notes Completion Agreement) and interest thereon shall at all times (including after assignment pursuant to Section 11.06) be represented by one or more Peruvian Note in such form payable to the order of the payee named therein, together with their corresponding Peruvian Notes Completion Agreements. Each Peruvian Note shall be duly completed in accordance with the corresponding Peruvian Notes Completion Agreement, by which the Borrowers and the Peruvian Guarantors authorize the Lender to complete the Peruvian Note issued to its order in accordance with the terms set forth therein. The Lender shall be entitled to have its Peruvian Notes, and each corresponding Peruvian Notes Completion Agreements, substituted, exchanged or subdivided for other Peruvian Notes, together with its corresponding Peruvian Notes Completion Agreement, in connection with a permitted assignment of all or any portion of the Lender’s Loans and Peruvian Notes pursuant to Section 11.06.

(i) Notwithstanding article 1233 of the Civil Code of Peru (Legislative Decree N°295), the obligations under any Peruvian Note shall not be extinguished even if such Peruvian Note is prejudiced (“perjudicado”) under the laws of Peru due to negligence of the Lender.

(j) Notwithstanding anything to the contrary in this Section 2.09, in case of loss, theft, partial or complete destruction or mutilation of any Peruvian Note, the Lender shall be entitled to request to the Borrowers and the Peruvian Guarantors by written communication (attaching to that effect a sworn statement indicating that such theft, partial or complete destruction or mutilation shall have occurred), and the Borrowers and the Peruvian Guarantors shall promptly (but in any event within five (5) days of such notice) execute and deliver to the Lender, a new Peruvian Note, identical in form and substance to the original Peruvian Note, as replacement of the original Peruvian Note, together with its corresponding Peruvian Notes Completion Agreement identical in form and substance to the original Peruvian Notes Completion Agreement. In the case of mutilation of the Peruvian Note, such mutilated Note shall be returned to the Borrowers.

(k) Notwithstanding the Lender’s right to request the aforementioned replacement and the obligations of the Borrowers of the Peruvian Guarantors’ obligation to issue such new Peruvian Note in accordance with paragraph (j) above, in the case of loss or theft of any Peruvian Note, the Borrowers may request such Lender to, and such Lender shall promptly, initiate a legal proceeding in Peru to have such lost or stolen Peruvian Note declared void (declaración de ineficacia) in accordance with Peruvian law, at Borrowers’ cost and expense, which costs and expenses shall be reimbursed to the applicable Lender no later than five (5) days after such cost or expense is incurred. The Lender whose Peruvian Note has been so replaced shall pursue said action until its completion and keep the Borrowers informed about the status of this legal proceeding.

(l) To represent their obligations as Guarantors, the Colombian Guarantors shall prepare, execute and deliver to each Lender, a Colombian Note payable to the order of such Lender, in the amount of any Loans made by such Lender to the Borrowers.

(m) Notwithstanding anything to the contrary in this Section 2.09, the Loans evidenced by any such Colombian Note and interest thereon shall at all times (including after assignment pursuant to Section 11.06) be represented by one or more Colombian Note in such form payable to the order of the payee named therein. The Lender shall be entitled to have its Colombian Notes substituted, exchanged or subdivided for other Colombian Notes in connection with a permitted assignment of all or any portion of the Lender’s Loans and Colombian Notes pursuant to Section 11.06.

(n) Notwithstanding anything to the contrary in this Section 2.09, in case of theft, partial or complete destruction or mutilation of any Colombian Note, the Lender shall be entitled to request to the Colombian Guarantors by written communication (attaching to that effect a sworn statement indicating that such theft, partial or complete destruction or mutilation shall have occurred), and provided that the proceeding for the cancellation and replacement of the Colombian Note has been commenced in accordance with Colombian applicable law, the Colombian Guarantors shall promptly (but in any event within five (5) days of such notice) execute and deliver to the Lender, a new Colombian Note, identical in form and substance to the original Colombian Note, as replacement of the original Colombian Note. In the case of mutilation of the Colombian Note, such mutilated Colombian Note shall be returned to the Colombian Guarantors.

2.10 Payments Generally; Administrative Agent’s Clawback.

(a) General.

(i) All payments to be made by the Borrowers shall be made free and clear of, and without condition or deduction for, any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, (i) all payments by the Mexican Borrowers hereunder in connection with the Initial Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office, in Mexican Pesos, in immediately available funds not later than 10:00 a.m. Mexico City time on the date specified herein and (ii) all payments by Oncosalud hereunder in connection with any Incremental Loans shall be made to the Peruvian Paying Agent, for the account of the respective Lenders to which such payment is owed, at the Peruvian Agent’s Office, in Soles, in immediately available funds not later than 10:00 a.m. Lima time on the date specified herein. The Administrative Agent and/or the Peruvian Paying Agent, as applicable, will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 10:00 a.m. Mexico City time in respect of any Initial Loans and after 10:00 a.m. Lima time in respect of any Incremental Loans shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise provided for in this Agreement, if any payment to be made by the Borrowers shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; provided that, if such next succeeding Business Day would fall in the next calendar month, such payment shall instead be made on the immediately preceding Business Day. In either case, such adjustment of the payment date shall be reflected in the computation of interest or fees, as applicable.

(ii) Whenever any payment received by the Administrative Agent or the Peruvian Paying Agent under this Agreement or any other Loan Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent or the Lenders under any such documents, such payment shall be distributed by the Administrative Agent, or the Peruvian Paying Agent, on instruction of the Administrative Agent, and applied in the following order: first, to the payment of fees and expenses due and payable to the Agents and the Arrangers under and in connection with this Agreement and the other Loan Documents; second, to the payment of all expenses due and payable under Section 11.04 ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of interest then due and payable on the Loans ratably in accordance with the aggregate amount of interest owed to each such Lender; and fourth, to the payment of the principal amount of the Loans and unpaid obligations (to the extent not covered by clause second above) under any Loan Document which is then due and payable ratably among the Lenders in accordance with the aggregate amount owed to each such Lender.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest, within five (5) Business Days.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, or to make any payment under Section 11.04(c) on any date required hereunder, shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall, within the following three (3) Business Days:

(a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment obtained by the Parallel Lender as a result of a Parallel Loan Permitted Refinancing, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrowers or any Affiliate thereof (as to which the provisions of this Section shall apply); and

(iii) the Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

2.12 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agents for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by such Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agents hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fees pursuant to the Loan Documents for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.13 Uncommitted Incremental Facility.

(a) Incremental Facility. The Borrowers may, at any time after the Closing Date but prior to the first anniversary of the Closing Date, in accordance with and subject to the terms and conditions of this Agreement, request by written notice to the Administrative Agent an uncommitted increase to the Initial Facility through the establishment of an incremental loan facility (each, an “Incremental Facility”); provided that the aggregate principal amount of all Incremental Facilities shall not exceed the Sol Equivalent of US$60,000,000.00 as determined on the date of each such request, with all borrowings thereunder denominated in Peruvian Soles. The establishment of any commitment in respect of such Incremental Facility (each, an “Incremental Commitment”) shall be subject to the consent of each prospective Incremental Lender in its sole discretion, and no Lender shall have any obligation to provide any Incremental Commitment. Each loan funded under an Incremental Facility shall be an “Incremental Loan”.

(b) Incremental Lenders. The Incremental Commitments may be provided by any existing Lender or by one or more Persons that are not existing Lenders (each, an “Incremental Lender”), provided that any such Incremental Lender shall be subject to the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent and such Incremental Lender shall, if not an existing Lender, become a Lender hereunder pursuant to the execution of an Incremental Joinder Agreement in accordance with Section 2.13(c). The Borrowers, in consultation with the Incremental Lenders, shall determine the final allocation of the Incremental Loans among the Incremental Lenders.

(c) Incremental Joinder Agreement. Each Incremental Commitment will be effected pursuant to an Incremental Joinder Agreement and shall be executed by the Loan Parties, each Incremental Lender, the Peruvian Paying Agent and the Administrative Agent. Each Incremental Joinder Agreement shall effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.13.

(d) Ranking and Security. The Incremental Loans (i) shall at all times rank pari passu in right of payment with the existing Loans and (ii) may be secured by Liens on any assets that comprise the Collateral, with the same ranking in priority as the Liens securing the existing Loans, but not by Liens on any assets or property of any of the Loan Parties or any of their respective Subsidiaries that does not comprise Collateral.

(e) Conditions to Effectiveness. The Incremental Joinder Agreement and the funding of the Incremental Loans thereunder shall be effective on the date on which the following conditions are satisfied or waived by the Incremental Lenders (such date, the “Incremental Commitment Effective Date”):

(i) the Loan Parties shall deliver to the Administrative Agent a certificate, dated the Incremental Commitment Effective Date, duly executed by a Responsible Officer of each Loan Party certifying that (A) no Default or Event of Default shall have occurred and be continuing prior to such date and the disbursement of the Incremental Loans will not result in any Default or Event of Default; and (B) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Incremental Commitment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);

(ii) the Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof;

(iii) the Administrative Agent shall have received a pro forma Compliance Certificate showing any changes from the most recently delivered Compliance Certificate;

(iv) each Incremental Lender (or its designated representative) shall have received a Note, in each case, duly executed and delivered by the Borrower (suscriptor) and all Guarantors (except for the Colombian Guarantors) por aval in favor of such Incremental Lender evidencing the Borrowing made in connection with the Loan;

(v) each Incremental Lender (or its designated representative) shall have received a Colombian Note, in each case duly executed and delivered by the Colombian Guarantors, to evidence their obligations as Guarantors in favor of such Incremental Lender; provided, however, that no such additional Colombian Note shall be required to be delivered to any Incremental Lender that is an Initial Lender or that has otherwise previously received a Colombian Note pursuant to the terms of this Agreement;

(vi) the Loan Parties shall have executed and delivered such amendments, supplements or other modifications to the Security Documents as the Collateral Agents may reasonably request in order to evidence and perfect the Liens securing the Incremental Loans;

(vii) any fees required to be paid on or before the requested funding date specified in the relevant Loan Notice shall have been paid or arrangements shall have been made to pay such fees concurrently with the making of such Incremental Loans;

(viii) each Incremental Loan shall be made in accordance with Section 2.02; and

(ix) the Loan Parties shall have delivered such other instruments, documents and agreements as the Administrative Agent and the Peruvian Paying Agent may reasonably have requested in order to effectuate the Incremental Commitments and Incremental Loans;

(f) Incremental Commitment Establishment. Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.13 and in the applicable Incremental Joinder Agreement, each funded Incremental Loan shall be (and shall for all purposes constitute) a Loan under this Agreement; it being understood and agreed that under no circumstances shall any Initial Lender be required to provide an Incremental Loan pursuant to this Section 2.13 or otherwise, unless its commitment to do so shall be documented through an Incremental Joinder Agreement.

(g) Incremental Loan Terms. The terms of each Incremental Commitment shall be set forth in the applicable Incremental Joinder Agreement; provided that:

(i) the Incremental Facility shall (A) have a final maturity date not earlier than the Initial Loans Maturity Date, (B) have a Weighted Average Life to Maturity the same or greater than the Weighted Average Life to Maturity of the Initial Loans and (C) not have grace periods shorter than the grace periods hereunder;

(ii) subject to clause (i) above, any Incremental Facility may otherwise have an amortization schedule as determined by the Borrowers and the Incremental Lenders providing such Incremental Facility pursuant to the Incremental Joinder Agreement;

(iii) the use of proceeds of the Incremental Loans shall comply in all respects with Applicable Law, including Anti-Money Laundering Laws and Prohibited Nations Acts and shall not result in any Loan Party becoming required to register as an “Investment Company” under the Investment Company Act of 1940, as amended;

(iv) no Incremental Commitment may be secured by Liens on any assets or property other than the Collateral; and

(v) except as set forth in this Section 2.13, all other terms of any Incremental Commitment shall be as agreed between the Borrower and the Incremental Lenders; provided, that such additional terms shall not be more favorable to the Incremental Lenders than those applicable to the Loans outstanding immediately prior to such Incremental Facility, except in the case of any interest rate applicable to the Incremental Facility and that shall be determined by the Borrowers and the Incremental Lenders.

(h) Effectiveness; Certain Covenants.

(i) The Administrative Agent shall promptly notify each existing Lender as to the effectiveness of such Incremental Facility.

(ii) Promptly after the Borrowing of any Incremental Loan and the application of the proceeds therefrom, the Borrowers shall deliver evidence to the Administrative Agent that the proceeds therefrom shall have been applied in accordance with Section 5.22 and Section 6.11.

(i) Agreement. Notwithstanding anything in this Agreement to the contrary, the Incremental Joinder Agreement may, subject to this Section 2.13, without the consent of any other Lenders hereunder, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Loan Parties, to effect the provisions of this Section 2.13. The Borrowers shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the Collateral Documents are and continue to be perfected after giving effect to the establishment of any such Loans and Commitments. As of the Incremental Commitment Effective Date, the Administrative Agent shall record the Incremental Loans incurred pursuant to the Incremental Joinder Agreement in the Register and give prompt notice of the funding of the Incremental Loans to the Borrowers and the Lenders (including each Incremental Lender).

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document, shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. For purposes of this Section 3.01, “applicable Laws” includes FATCA.

(b) If any Loan Party, the Lenders or the Administrative Agent shall be required by any applicable Laws (as determined in the good faith discretion of the Administrative Agent, the Lenders or of a Loan Party) to withhold or deduct any Taxes from any payment, then (A) such Loan Party, the Administrative Agent or Lender, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clause (g) below, or alternatively, with respect to any such Taxes levied by Peru or any political subdivision thereof, Oncosalud may assume directly the payment of such Taxes, in each case, if allowed by Applicable Law, (B) the Loan Party, Lender or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld, deducted or assumed, as the case may be, to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that a withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including any withholding or deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. For the avoidance of doubt, any Peruvian withholding income tax on interest on the Loan may be assumed directly by Oncosalud, as Peruvian Borrower, as per Article 47 of the Peruvian Income Tax Law and will not be considered additional income to the Recipient for Peruvian income tax purposes.

(c) Without limiting the provisions of clauses (a) and (b) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent or any Lender timely reimburse it for the payment of, any Other Taxes.

(d) The Loan Parties shall jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld, deducted or assumed, as the case may be, with regard to a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Promptly upon receiving written notice from the Recipient that such Indemnified Taxes have been levied, imposed or assessed, the applicable Loan Party agrees (but only to the extent that such Loan Party is legally allowed to do so) to pay such Indemnified Taxes directly to the relevant Governmental Authority (provided that no Recipient shall be under any obligation to provide any such notice to such Loan Party). A certificate as to the amount of such payment or liability delivered to the relevant Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Loan Parties shall, and do hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to clause (f) below.

(e) As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority as provided in this Section 3.01, the applicable Loan Party shall deliver to the Administrative Agent or any Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or any Lender.

(f) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (f).

(g) Any Lender that is not an Export Credit Agency, a Mexican Financial Institution or a branch thereof, that is entitled to an exemption from or reduction of Mexican withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested in writing by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding, including, but not limited to, (x) a valid and in force, for the relevant fiscal year where the payment is being made, certificate of tax residence duly issued by the competent Governmental Authority or its jurisdiction of residence evidencing such Lender as resident for tax purposes in that jurisdiction; and (y) in the case of a Lender that is a non-Mexican bank, non-Mexican non-bank banks or non-Mexican investment bank, the information described in rules 3.18.18. and/or 3.18.19. of the Resolución Miscelánea Fiscal para 2025 (or any successor provisions), as applicable. In addition, any Lender, if requested by the Borrowers or the Administrative Agent in writing, shall deliver such other documentation prescribed by applicable Law, or reasonably requested by the Borrowers or the Administrative Agent, as will enable the Borrowers or the Administrative Agent to determine (i) whether or not such Lender is subject to backup withholding or information reporting requirements, and (ii) the applicable rate of withholding tax applicable to such Lender. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(h) Upon the making of any such payment by a Loan Party, the relevant Lender, if it is a non-Mexican tax resident, shall use commercially reasonable efforts to issue to such Loan Party a tax invoice that shall meet the requirements set forth under rule 2.7.1.14. of the Resolución Miscelánea Fiscal para 2025 (or any successor provisions) in the form attached hereto as Exhibit L, on the understanding that (x) the Loan Parties shall promptly provide to the relevant Lender any information that may be needed for purposes of issuing such tax invoices, (y) the Loan Parties shall be solely responsible for the contents of such tax invoices, and (z) any such tax invoices shall be issued by the relevant Lender without liability to any Loan Party.

(i) Unless required by applicable Laws, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as applicable. If any Recipient determines in its sole discretion that it has received a refund of any Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (i), the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(j) Any Lender that is a resident in Mexico for Mexican tax purposes, that is entitled to an exemption or reduction of a Peruvian withholding Tax as per article 11 or the Double Tax Treaty executed between Peru and Mexico with respect to payments made under any Loan Document, shall deliver to Oncosalud and the Administrative Agent, at the time or times reasonably requested in writing by Oncosalud or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by Oncosalud or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding, including, but not limited to, a valid and in force, for the relevant fiscal period where the payment is being made, certificate of tax residence duly issued by the competent Governmental Authority or its jurisdiction of residence evidencing such Lender as resident for tax purposes in Mexico as per the rules or definitions contained in the aforementioned double tax treaty.

(k) All amounts expressed to be payable under a Loan Document by any Loan Party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (l) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Loan Party under a Loan Document and such Recipient is required to account to the relevant Tax Authority for the VAT, that Loan Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply), if required by applicable Law, an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Loan Party).

(l) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Receiver”) under a Loan Document and any party other than the Receiver (the “Relevant Party”) is required by the terms of any such document and applicable Law to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Receiver in respect of that consideration):

(i) (where the Supplier is the person required under applicable Law to account to the relevant Tax Authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiver must (where this clause (i) applies) promptly pay to the Relevant Party, if required under applicable Law, an amount equal to any credit or repayment the Receiver receives from the relevant Tax Authority which the Receiver reasonably determines relates to the VAT chargeable on that supply; and

(ii) (where the Receiver is the person required under applicable Law to account to the relevant Tax Authority for the VAT) the Relevant Party must promptly, following demand from the Receiver, pay to the Receiver, if required under applicable Law, an amount equal to the VAT chargeable on that supply but only to the extent that the Receiver reasonably determines that it is not entitled to credit or repayment from the relevant Tax Authority in respect of that VAT.

(m) Where a Loan Document and applicable Law requires any Loan Party to reimburse or indemnify a Recipient for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax Authority.

(n) Any reference in this Section 3.01 to any Recipient shall, at any time when such Recipient is treated as a member of a group for VAT purposes under applicable Law, include (where appropriate and unless the context otherwise requires a reference to the person who is treated at that time as making the supply or (as appropriate) receiving the supply under the grouping rules provided for in article 11 of Council Directive 2006/112/EU as implemented by the relevant member state of the European Union or any similar provision in any jurisdiction which is not a member state of the European Union (including Mexico).

(o) In relation to any supply made by a Recipient to any Loan Party under a Loan Document, if reasonably requested by such Recipient, that such Loan Party must promptly provide such Recipient with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(p) Each Borrower and Loan Party hereby expressly acknowledges and agrees that the Parallel Lender is entitled to all privileges, immunities, and exemptions from taxation as provided under its articles of agreement, international conventions, and applicable law, and therefore no deduction or withholding for any Taxes shall be made from any payment to be made to the Parallel Lender under this Agreement or any other Loan Document. The Borrowers and Loan Parties shall take all actions necessary to give effect to the privileges, immunities, and exemptions of the Parallel Lender, including, without limitation, the exemption from any present or future Taxes, and shall not take or permit any action inconsistent with such privileges, immunities, and exemptions.

(q) Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender shall notify the Administrative Agent that either:

(a) there is any introduction of, or change in or in the interpretation of, any law or regulation that in the opinion of counsel for such Lender in the relevant jurisdiction makes it unlawful; or

(b) any central bank or other Governmental Authority asserts that it is unlawful;

for such Lender to continue to fund or maintain any Loans or to perform its obligations hereunder with respect to Loans hereunder, then, upon the issuance of such opinion of counsel or such assertion by a central bank or other Governmental Authority, the Administrative Agent shall give notice of such opinion or assertion to the Borrowers (accompanied by such opinion, if applicable). The Borrowers shall forthwith (or at the end of the then-current Interest Period if the Loans may be lawfully maintained as Loans until then) prepay in full all Loans made by such Lender, with accrued interest thereon and without premium or penalty. Any such funds so prepaid may not be reborrowed.

3.03 Inability to Determine Rates. If the Mexican Central Bank (Banco de México) fails to publish any TIIEF Rate during the applicable Interest Period, either temporarily or on a definitive basis, (x) the TIIEF Rate shall be calculated applying any rate published by the Mexican Central Bank (Banco de México) in substitution of the applicable TIIEF Rate; (y) if the rate set forth in sub-clause (x) is not available, the TIIEF Rate shall be calculated based on the annual yield for the TIIEF Rate for a period closest to the duration of the applicable Interest Period, either compounded or calculated based on a ninety-one (91) days equivalent basis in substitution of the TIIEF Rate; and (z) if the rates set forth in sub-clauses (x) and (y) above are not available, then the TIIEF Rate shall be (A) the rate for the Certificados de la Tesorería de la Federación for a term of ninety-one (91) days, published by the Mexican Central Bank (Banco de México) on its official web site (www.banxico.gob.mx) (the “Cetes Rate”) plus the difference between the Cetes Rate and the TIIEF Rate determined immediately prior to the date on which the TIIEF Rate ceases to be published (if such TIIEF Rate is higher), or (B) if the rate set forth in item (A) above is not available, the Costo de Captación a Plazo de Pasivos en Moneda Nacional published by the Mexican Central Bank (Banco de México) on its official web site (www.banxico.gob.mx), compounded for a period equivalent in duration to the applicable Interest Period (the “CCP Rate”), plus the difference between the CCP Rate and the TIIEF Rate determined immediately prior to the date on which the TIIEF Rate ceases to be published (if such TIIEF Rate is higher); provided that if the TIIEF Rate is less than zero, such rate shall be deemed to be zero for all purposes of this Agreement (any such substitute rate determined in accordance with this Section 3.03, the “Substitute Rate TIIEF”).

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense affecting the funding of such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan, the interest on which is determined by reference to the TIIEF Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)- month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

(a) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any failure by the Borrowers in making the Borrowing of the Loans after the Borrowers have delivered a Loan Notice in accordance with Section 2.02 (including as a result of the failure of any of the conditions set forth in Article IV to be satisfied), provided such failure to make the Borrowing is exclusively attributable to the Borrowers;

(ii) any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(iii) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan on the date or in the amount notified by the Borrowers; or

(iv) any assignment of a Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

(b) For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Loan made by it by a matching deposit or other borrowing in the applicable market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

Notwithstanding this Section 3.05 or any other provision of this Agreement or any other Loan Document, no Loan Party shall have any obligation or liability to any Lender (or any of its Affiliates) for any breakage, loss, cost or expense (including any loss or cost of funds or any loss arising from the liquidation, reestablishment, or unwinding of any Hedging Agreement) incurred by such Lender or any of its Affiliates in connection with any event described in Section 3.05(a), or otherwise in connection with any repayment or prepayment of any Loans under this Agreement or any other Loan Document (whether or not such repayment or prepayment is on the last day of any Interest Period), to the extent such breakage, loss, cost or expense arises from or relates to any Hedging Agreement entered into by such Lender or any of its Affiliates for the purposes of hedging or otherwise managing its exposure to fluctuations in currency exchange rates, including, without limitation, the conversion or hedging of US Dollars into Mexican Pesos, Mexican Pesos into US Dollars or either currency into any other currency. Each Lender acknowledges and agrees that any such Hedging Agreement shall be deemed to have been entered into solely at its own risk, cost and expense, and that the Borrowers’ obligations under this Agreement and the other Loan Documents shall be determined without regard to any such arrangement.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (but, in the case of Section 3.01, only to the extent the obligation to pay any such Indemnified Taxes or additional amounts results from a Change in Law after the Closing Date) or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (but, in the case of Section 3.01, only to the extent the obligation to pay any such Indemnified Taxes or additional amounts results from a Change in Law after the Closing Date) or if any Lender gives a notice pursuant to Section 3.02 and such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Agents.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to Effectiveness and the Borrowing. The obligation of each Lender to make its Loan shall not become effective until the date on which the Administrative Agent shall have received each of the following documents or the following conditions precedent shall have been satisfied or waived by all Lenders (but in any event by no later than the Termination Date), each of which shall be satisfactory to each Lender:

(a) Loan Documents. The Administrative Agent or its counsel shall have received (i) executed counterparts of this Agreement, (ii) the Fee Letters, duly executed by each of the parties named as a proposed signatory thereto, (iii) each Note duly executed by each of the parties named as a proposed signatory thereto, evidencing the Initial Loans requested to be made on the Closing Date, complying with the provisions of Section 2.09, in favor of each Initial Lender, (iv) evidence of the execution of the Amendments of the Security Documents, (v) executed counterparts of the Accession Agreements; and (vi) executed counterparts of the Amended and Restated Intercreditor Agreement, which may, in the case of clauses (i), (ii), (v), and (vi) include any electronic signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page.

(b) Responsible Officer’s Certificate. The Administrative Agent shall have received a Responsible Officer’s Certificate of each Loan Party, dated as of the Closing Date, substantially in the form of Exhibit J, executed by a Responsible Officer of such Loan Party:

(i) attaching an incumbency certificate setting forth the name of each person elected or appointed as an officer or other authorized legal representative of such Loan Party and that is authorized to execute this Agreement and each other Loan Document to which it is a party, together with the specimen signature of such Person;

(ii) attaching true and correct copies of the Organization Documents of such Loan Party in full force and effect as of the Closing Date;

(iii) attaching, if required under the Organization Documents applicable to such Loan Party, true and correct copies of the resolutions of the Board of Directors and/or shareholder approvals of such Loan Party authorizing the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party, certified by such Responsible Officer as being in full force and effect as of the Closing Date (including, if applicable, the corresponding powers of attorney authorizing the signatories and representatives of such Loan Party to enter into and execute each such document on behalf of such Loan Party; it being understood that in the case of any Mexican Loan Parties, powers of attorney to issue and subscribe negotiable instruments (emitir y suscribir títulos de crédito) shall be granted in accordance with paragraphs (I) or (II) of Article 9 of the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito) registered before the Public Registry of Commerce (Registro Público de Comercio) in case of powers-of-attorney issued in accordance with paragraph (I) of Article 9 referred to above;

(iv) with respect to any Loan Party incorporated under Luxembourg law:

(A) attaching (i) an electronic excerpt (extrait) from the Luxembourg Trade and Companies Register dated no earlier than the Closing Date; and (ii) a non-registration certificate (certificat de non-inscription d’une decision judiciaire ou de dissolution administrative sans liquidation) dated no earlier than the Closing Date and issued by the Luxembourg insolvency register (Registre de l’insolvabilité) held and maintained by the Luxembourg Trade and Companies Register (REGINSOL);

(B) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on any such Loan Party to be exceeded;

(C) confirming that it does not meet, nor does it threaten to meet, the criteria of administrative dissolution without liquidation (dissolution administrative sans liquidation), bankruptcy (faillite), collective agreement (accord collectif), judicial reorganization proceedings (reorganisation judiciaire), transfer by court order (transfert par décision de justice), out-of-court mutual agreement (accord amiable), and transfer by court order (transfert par décision de justice), within the meaning of the Luxembourg Business Continuity Law, moratorium or suspension of payment (sursis de paiement), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), general settlement with creditors, or similar measures, orders or proceedings affecting the rights of creditors generally, and has not lost commercial creditworthiness (ébranlement de credit) and to the best of its knowledge no application has been made by any person for the appointment of a juge délégué, juge-commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur, conciliateur d’entreprise, mandataire de justice, or other similar officer;

(D) certifying that it is in compliance with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated 31 May 1999 on the domiciliation of companies, as amended from time to time;

(v) confirming that neither the execution or delivery of Loan Documents or the performance of the obligations contemplated therein, or the consummation of the Transactions contemplated thereby would (A) violate or constitute an “event of default” under any material agreement, arrangement or instrument to which the Loan Parties are party or (B) have a Material Adverse Effect; and

(vi) certifying that all conditions precedent to the consummation of the Liability Management Transaction have been or will be satisfied by the closing and settlement of the Liability Management Transaction and the Closing Date shall occur concurrently with the closing and settlement of the Liability Management Transaction.

(c) Financial Statements. The Administrative Agent shall have received the financial statements described in Section 5.05 and such financial statements shall be in form and substance reasonably satisfactory to each of the Lenders. Such financial statements shall not be materially inconsistent with the financial statements previously provided to the Lenders by the Loan Parties.

(d) Legal Opinions. The Administrative Agent shall have received the following legal opinions, each dated as of the Closing Date, in the English language, addressed to the Administrative Agent and each Lender:

(i) an opinion of Ritch, Mueller y Nicolau, S.C., special Mexican counsel to the Loan Parties, in the form of Exhibit I-1 (and the Borrowers have instructed such counsel to deliver such opinion to the Administrative Agent and the Lenders);

(ii) an opinion of Posse Herrera Ruiz, special Colombian counsel to the Loan Parties, in the form of Exhibit I-2 (and the Borrowers have instructed such counsel to deliver such opinion to the Administrative Agent and the Lenders);

(iii) an opinion of Rodrigo, Elías & Medrano Abogados, special Peruvian counsel to the Loan Parties, in the form of Exhibit I-3 (and the Borrowers have instructed such counsel to deliver such opinion to the Administrative Agent and the Lenders);

(iv) an opinion of Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, in the form of Exhibit I-4 (and the Borrowers have instructed such counsel to deliver such opinion to the Administrative Agent and the Lenders);

(v) an opinion of Stibbe Avocats, special Luxembourg counsel to Auna, in the form of Exhibit I-5 (and Auna has instructed such counsel to deliver such opinion to the Administrative Agent and the Lenders);

(vi) an opinion of Galicia Abogados, S.C., special Mexican counsel to the Administrative Agent and the Lenders;

(vii) an opinion of Garrigues Colombia S.A.S., special Colombian counsel to the Administrative Agent and the Lenders;

(viii) an opinion of J&A Garrigues Peru S. Civil de R.L., special Peruvian counsel to the Administrative Agent and the Lenders;

(ix) an opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Administrative Agent and the Lenders; and

(x) an opinion of Arendt & Medernach SA, special Luxembourg counsel to the Administrative Agent and the Lenders.

(e) Solvency Certificate. The Administrative Agent shall have received a Responsible Officers’ Certificate of Auna, substantially in the form of Exhibit K, confirming the Solvency of Auna and its Subsidiaries on a Consolidated basis as of the Closing Date (after giving effect on a Pro Forma Basis to the occurrence of the Closing Date and the consummation of the Transactions).

(f) Collateral. Except for actions permitted to be taken after the Closing Date pursuant to Section 6.13, all filings, recordations and any other actions in connection with the Collateral shall have been duly made on or substantially concurrently with the occurrence of the Closing Date, so that all Liens created under the Security Documents, shall constitute valid and enforceable first priority Liens in favor of the respective Collateral Agents or Trustees, as applicable, for the ratable benefit of the Lenders, subject to no other Liens.

(g) Payment of Fees. The Borrowers shall have paid, or arranged to pay, to the Administrative Agent, the Arrangers and the Lenders all costs, fees, expenses (including, without limitation, the fees and expenses of Galicia Abogados, S.C., Garrigues Colombia S.A.S., J&A Garrigues Peru S. Civil de R.L., Arendt & Medernach SA and Cleary Gottlieb Steen & Hamilton LLP, special Mexican, Colombian, Peruvian, Luxembourg and New York counsel, respectively, to the Administrative Agent and the fees of any other independent experts engaged for the completion of due diligence, including notary public fees) and other consideration presented for payment required to be paid on or before the Closing Date pursuant to this Agreement and the other Loan Documents; provided that in each case, the Borrowers have received an invoice for payment of such costs, fees and expenses together with reasonable supporting documentation at least three (3) Business Days prior to the Closing Date.

(h) Material Adverse Effect. Since December 31, 2024, no event, development or circumstance has occurred that has had or could reasonably be expected to have a Material Adverse Effect, both immediately prior to the Closing Date and also after giving effect thereto, including the making of the Loans on the Closing Date and the intended use thereof.

(i) Representations and Warranties. Each of the representations and warranties of the Loan Parties set out in this Agreement and in each of the other Loan Documents to which such Loan Party is a party shall be, (x) if such representation and warranty is qualified as to materiality or by reference to the existence of a Material Adverse Effect, true and correct to the extent of such qualification as of the date hereof and as of the Closing Date as if made on and as of each such date or (y) if such representation and warranty is not so qualified, true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of each such date (except, in each case, in the event any such representation and warranty expressly relates to a given date or period, such representation and warranty shall be so true and correct as of the respective date or for the respective period, as the case may be).

(j) No Default or Event of Default. No event, act or condition shall have occurred and be continuing or would result from the execution, delivery or performance of this Agreement or the other Loan Documents (including after giving effect to the occurrence of the Closing Date and the consummation of the Transactions) which would constitute a Default or an Event of Default (disregarding any cure period therefor).

(k) No Order. There shall not (i) be in effect any statute, regulation, order, decree or judgment of any Governmental Authority that makes illegal or enjoins or prevents the consummation of the Transactions, or (ii) have been commenced any action, suit, investigation or proceeding or, to the knowledge of any of the Loan Parties, threatened in any court or before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the ability of the Loan Parties to perform their obligations under the Loan Documents.

(l) Governmental Approvals.

(i) Except for actions permitted to be taken after the Closing Date pursuant to Section 6.13, the Administrative Agent shall have received all governmental, shareholder (if applicable) and third-party consents and approvals (if applicable) necessary for the consummation of the Transactions (including the funding of the requested Borrowing on the Closing Date).

(ii) All applicable waiting periods (including without limitation any waiting periods for any regulatory consents or approvals) shall have expired without any action being taken by any Governmental Authority that (A) could restrain, prohibit, prevent or impose the consummation of the Transactions or (B) impose or result in any Material Adverse Effect on the Loan Parties.

(m) Process Agent Acceptance. Each Loan Party shall have appointed Cogency Global, Inc. (the “Process Agent”) as its agent for service of process in New York in respect of any dispute arising from or relating to this Agreement and each other Loan Document governed by New York law to which it is a party, and shall have furnished evidence of such appointment and a Process Agent acceptance, duly executed and delivered by the Process Agent, which appointment shall not terminate prior to the date falling six (6) months after the Maturity Date. Each Loan Party that is organized under the laws of Mexico and is party to a Loan Document governed by New York law shall have furnished evidence of having granted a special irrevocable power of attorney for lawsuits and collections before a Mexican notary public, as applicable, in favor of the Process Agent in respect of each such Loan Document.

(n) Taxes. All applicable Taxes and stamp duties due and payable, if any, arising in connection with the execution, delivery and performance of this Agreement and the other Loan Documents shall have been paid in full.

(o) Loan Notice. The Administrative Agent shall have received a Loan Notice as required by Section 2.02(a), requesting the borrowing of the Loans to be made on the Closing Date.

(p) KYC Requirements and Administrative Documentation.

(i) Each Lender, the Administrative Agent and each Rating Agency shall have received all documentation and other information that such Lender, the Administrative Agent or Rating Agency requires in order to comply with its obligations under applicable “know your customer” rules and regulations and applicable internal policies, including the Act; provided that such information is requested by such Lender, the Administrative Agent or Rating Agency, as applicable, no later than five (5) Business Days prior to the Closing Date.

(ii) On the Closing Date each Borrower shall deliver to the Administrative Agent a Beneficial Ownership Certification.

(iii) The Administrative Agent shall have received all the Administrative Questionnaires from each Lender and the Administrative Forms from the Borrowers, duly completed.

(q) Accuracy of Information. The information furnished to the Administrative Agent by and on behalf of the Loan Parties with respect to themselves are, when taken as a whole, true and correct in all material respects.

(r) Real Estate Assets. The Administrative Agent shall have received (i) a copy of the certificates of no-encumbrances (certificados de libertad de gravámenes or certificados negativos de cargas y gravámenes) of all the Real Estate Assets, issued by the corresponding Governmental Authority, evidencing the absence of Liens and/or encumbrances upon them (except for existing Liens pursuant to the Existing Notes, the Existing Term Loan and other Permitted Liens); and (ii) copies of any insurance policies required to be maintained on such Real Estate Assets pursuant to Section 6.07, endorsing such policies in favor of, or naming the following persons as loss payee or additional insured (beneficiario preferente o asegurado adicional), (x) with respect to the Real Estate Assets in Mexico, the Mexican Trustee and (y) with respect to the Real Estate Assets in Peru, the Peruvian Collateral Agent.

(s) Contribution of Collateral Assets. The Loan Parties shall have made arrangements reasonably satisfactory to the Lenders to (i) cause the Real Estate Assets to be irrevocably pledged, transferred, assigned and/or mortgaged pursuant to the Security Documents on or substantially concurrently with the occurrence of the Closing Date, (ii) except for actions permitted to be taken after the Closing Date pursuant to Section 6.13, cause one hundred percent (100%) of the Equity Interests to be irrevocably pledged, transferred and assigned pursuant to the Security Documents on or substantially concurrently with the occurrence of the Closing.

(t) Confirmation of Conditions Precedent. The Administrative Agent shall have received a letter from Cleary Gottlieb Steen & Hamilton LLP in form and substance reasonably satisfactory to the Administrative Agent, confirming that each of the documentary conditions precedent in this Section 4.01 have been satisfied or waived by the Lenders in accordance with the terms hereof.

(u) Pay-Off Letter. The Lenders shall have received (i) a copy of a pay-off letter duly authorized, executed and delivered by the administrative agent under the Existing Term Loan and (ii) evidence that arrangements have been made to pay the purchase price and cancel at least fifty percent (50%) plus one of all Existing Notes through the Liability Management Transaction on the Closing Date.

(v) Parallel Loan Agreement. The Parallel Lender shall have received an executed copy of the Parallel Loan Agreement and all conditions to effectiveness of such Parallel Loan Agreement shall have been satisfied or waived; provided that the failure to satisfy this condition precedent shall not affect the effectiveness of this Agreement with respect to the other Lenders, and this condition precedent shall apply solely to the effectiveness of the Parallel Lender’s Commitments and Obligations hereunder.

For purposes of compliance with the conditions specified herein, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed date of Borrowing specifying its objection thereto.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, each Loan Party represents and warrants to the Administrative Agent and the Lenders on the date hereof that:

5.01 Existence, Qualification and Power. Each Loan Party (i) is organized, validly existing and, as applicable, in good standing (to the extent such or similar qualification exists in the future in its respective jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own or lease its assets and carry on its business as it is currently being conducted and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing (to the extent such or similar qualification exists under the applicable Laws of its jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(x) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and the consummation of the Transactions by the Loan Parties have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) violate any Law; or (d) result in the imposition of any Lien (other than the Liens created pursuant to the Security Documents).

5.03 Governmental Authorization; Other Consents. Except for the registration of (i) (y) the Amendment of the Mexican Collateral Trust before the corresponding Public Real Estate Registry (Registro Público de la Propiedad) and the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias) and (z) the Amendment of the Mexican Pledge Agreement before the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias); (ii) the Amendment of the Peruvian Mortgage before the corresponding Public Real Estate Registry (Registro de Propiedad Inmueble), (iii) the Amendment of the Peruvian Pledge Agreements in the share register ledgers of MedicSer S.A.C. and Oncocenter Peru S.A.C., as well as in the SIGM, (iv) upon the enforcement of the Guarantees in respect of the Colombian Guarantors, the filing before the Colombian Central Bank of the relevant form regarding the enforcement of the Guarantees in respect of the Colombian Guarantors as may be required under the laws of Colombia, and (v) the registration before the Movable Property Registry (Registro de Garantías Mobiliarias) of the Amendment of the Colombian Pledge Agreements and of the Amendment of the Colombian Security Trust Agreement, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Loan Parties of this Agreement or any other Loan Document.

Notwithstanding the above, the registration of the Loans or Loan Documents with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg will be required where such document (a) is physically attached as an annex (annexés à un acte) to a public deed or any other document subject to mandatory registration in Luxembourg or (b) is deposited in the minutes of a notary (déposés au rang des minutes d’un notaire). In each case, registration duties at a fixed rate or an ad valorem rate, depending on the nature of the registered document will become due and payable. Said registration duty would also be due in case of voluntary registration of the Loan or Loan Documents.

5.04 Binding Effect.

(a) This Agreement has been, and each other Loan Document to which a Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, toma de posesión or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and/or principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law) or (ii) applicable provisions establishing limitations with respect to exclusive jurisdiction of courts other than Mexican, Peruvian and Colombian courts with respect to disputes involving Mexican, Peruvian or Colombian persons.

(b) Each of the Notes shall entitle the holder thereof to commence an executory proceeding (acción ejecutiva mercantil) against the Borrowers and Guarantors party to such Notes in the respective courts referred to in such Notes.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Financial Statements (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of Auna and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other material liabilities of Auna and its Subsidiaries as of the date thereof, including liabilities for material Taxes and material commitments.

(i) The unaudited consolidated balance sheet of Auna and its Subsidiaries dated June 30, 2025, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for the three-month period ended on that date and for the comparable period of the prior fiscal year of Auna (A) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present, in all material respects, the financial condition of Auna and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments.

(ii) The unaudited balance sheet of each Guarantor dated June 30, 2025, and the related statements of income or operations and shareholders’ equity for the three-month period ended on that date and for the comparable period of the prior fiscal year of each Guarantor, (A) were prepared in accordance with IFRS or Colombian GAAP in the case of the Colombian Guarantors consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present the financial condition of each Guarantor as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments.

(b) Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, before and immediately after giving effect to the Transactions contemplated hereby.

(c) Except for Indebtedness Incurred hereunder and the Material Indebtedness existing as of the Effective Date set forth on Schedule 7.03 hereto, none of the Loan Parties nor any Subsidiary has any Material Indebtedness outstanding as of the Closing Date.

(d) As of the Closing Date, none of the Loan Parties or any Subsidiary thereof has any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the foregoing financial statements (including the notes thereto).

(e) There is no Law, ruling or decree which may impose material adverse conditions on the Loan Documents, or the consummation of the Transactions.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Loan Parties or any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the Transactions, or (b) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on the Loan Parties or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07 No Default. (a) No Loan Party or any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Since the Effective Date and as of the date hereof, no Default has occurred and is continuing or would result from the consummation of the Transactions or trigger a mandatory prepayment under Section 2.03(b).

5.08 Ownership of Property; Liens. Each Loan Party and its Subsidiaries has good and valid title in, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Loan Parties and their respective Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. None of the Loan Parties or their Subsidiaries nor any of their respective facilities or operations:

(a) are subject to, or the subject of, any proceedings regarding environmental matters or compliance with Environmental Laws or Permits that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(b) lack any of the Permits required to conduct their business and operations under Environmental Law and the Loan Parties and their Subsidiaries are in compliance in all material respects with all obligations, terms and conditions set forth in said Permits;

(c) have treated, stored, disposed of, arranged for the disposal of, transported, handled or released any Hazardous Material into the soil, surface water or ground water in violation of any Environmental Law or in a manner so as to give rise to Environmental Liability that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d) owe any duties, taxes or similar contributions (whether federal, state or municipal) relating to the use or supply of water or the discharge or treatment of waste waters. All water supplied to and used by the Loan Parties and their Subsidiaries is supplied and used in material compliance with applicable Laws, including tax laws and Environmental Laws. All wastewater discharged by the Loan Parties and their Subsidiaries is discharged in material compliance with applicable Laws, including tax laws and Environmental Laws; or

(e) are subject to any outstanding written order, consent, decree or settlement agreement with any Person relating to any Environmental Law, any claim giving rise to any Environmental Liability, or any activity relating to any Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Loan Parties and their respective Subsidiaries (including Real Estate Assets) are insured with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates (as in effect as of the Closing Date), all as reasonably acceptable to the Administrative Agent.

5.11 Taxes.

(a) Each Loan Party and its Subsidiaries have duly filed all Tax returns and reports required by Applicable Law to be filed, and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income, profits and assets that are due and payable, except in each case (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with IFRS, as applicable in the relevant jurisdiction of such Loan Party or Subsidiary, or (ii) to the effect that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed Tax assessment against the Loan Parties or any Subsidiary thereof that could, if made, have a Material Adverse Effect.

(b) No applicable Law restricts or limits the obligation of the Loan Parties to pay any additional amounts payable pursuant to Section 3.01(b).

(c) There are no Tax actions, suits, proceedings, claims or disputes pending or ongoing, before any Governmental Authority, against the Loan Parties or any of their respective Subsidiaries and, to the knowledge of the Loan Parties and their respective Subsidiaries, there are no Tax actions, suits, proceedings, claims or disputes threatened against the Loan Parties and their respective Subsidiaries.

5.12 Subsidiaries; Equity Interests.

(a) As of the Closing Date, no Loan Party has any Subsidiaries other than as set forth in Schedule 5.12(a). All of the outstanding Equity Interests in the Borrowers have been validly issued, are fully paid and non-assessable and are owned by the Person and in the amounts specified in Schedule 5.12(b) free and clear of all Liens, except for any Permitted Liens.

(b) There are no outstanding rights, plans, options, warrants, calls, conversion rights or any obligations, agreements, arrangements or commitments of any character, either firm or conditional (including, without limitation, pursuant to uncapitalized capital contributions), obligating the Loan Parties or any of their Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or any securities exchangeable for, or convertible into, capital stock or obligating the Loan Parties or any of their Subsidiaries to grant, extend or enter into any such agreement, arrangement, requirement or commitment or providing for the right on the part of any shareholder to subscribe for such shares.

(c) None of the Loan Parties qualifies as a Related Person of the Lenders or the Administrative Agent.

5.13 Margin Regulations; Investment Company Act.

(a) The Borrowers are not engaged, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. None of the Loan Parties is subject to any regulation which limits its ability to Incur Indebtedness hereunder or satisfy its obligations under the Loan Documents.

5.14 Disclosure. The Loan Parties have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any of the Loan Parties or any of their Subsidiaries to the Administrative Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties and their Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15 Compliance with Laws. Except as otherwise provided in Section 5.24, Section 5.25 and Section 5.26, each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (x) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16 Intellectual Property; Permits, Licenses, Etc.

(a) Each Loan Party owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other material intellectual property rights that are reasonably necessary for the operation of its respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrowers, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary thereof infringes upon any rights held by any other Person.

(b) Each Loan Party owns and possesses all rights, privileges, permits, licenses, franchises, approvals (including any regulatory approvals, permits, licenses or authorizations, whether issued by a Governmental Authority or otherwise) necessary or desirable to carry out the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and each such right, privilege, permit, license, franchise and approval remains in full force and effect.

5.17 Legal Form.

(a) Each of the Loan Documents to which each Loan Party is a party is in proper legal form under the laws of the jurisdiction of such Loan Party for the enforcement thereof against such Loan Party under such laws; provided that, for purposes of Colombian law (i) its filing with the courts of Colombia, as applicable, is required, (ii) it must be officially translated into Spanish by a duly authorized public translator (traductor oficial) in Colombia, authorized by the Colombian Ministry of Foreign Affairs or by a translator appointed by a judge in Colombia and (iii) if issued in any country (x) that is a party of The Hague Choice of Court Agreements Convention 2005 (the “Hague Convention”) and has not opposed Colombia’s accession thereto, such document must be certified with an apostille, and (y) that is not a signatory country of the Hague Convention, or then being a signatory country, opposed Colombia’s accession thereto, such document must be legalized before a notary public of such country, the competent Colombian consulate and before the Colombian Ministry of Foreign Affairs (Ministerio de Relaciones Exteriores de Colombia). To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Loan Document to which any Loan Party is a party in the jurisdiction of such Loan Party, it is not necessary that this Agreement or any other Loan Document be filed or recorded with any Governmental Authority in such jurisdiction, other than (i) the registration of the Amendment of the Mexican Collateral Trust before the corresponding Public Real Estate Registry (Registro Público de la Propiedad) and the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias) and the registration of the Amendment of the Mexican Pledge Agreement, before the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias); and (ii) the registration of the Amendment of the Colombian Share Pledge Agreement, the Amendment of Colombian Commercial Establishment Pledge Agreement and the Amendment of the Colombian Security Trust Agreement before the Movable Property Registry (Registro de Garantías Mobiliarias), provided further that, the admissibility into evidence and enforceability before a Peruvian court or authority of any document executed in a language other than Spanish (including judgments) requires such document to be (i) officially translated to Spanish and certified by a duly authorized public translator in Peru; and (ii) if issued in any country other than in Peru (x) which is a signatory country of the Hague Apostille Convention that has not opposed Peru’s accession thereto, legalized by apostille before the competent authority in the country wherein it was issued, or (y) which is not a signatory country of the Hague Apostille Convention or has opposed Peru’s accession thereto, legalized before a notary public, the Ministry of Foreign Affairs of such country, the competent Peruvian consulate and before the Peruvian Ministry of Foreign Affairs (Ministerio de Relaciones Exteriores del Perú). Each Peruvian Note, will (A) when duly executed and delivered, satisfy the requirements to be considered a valid and effective pagaré incompleto in accordance with Law Nº 27287 (as amended); (B) once completed pursuant to the Peruvian Notes Completion Agreement, be in proper legal form under the laws of Peru for the enforcement thereof against the Borrowers and the Peruvian Guarantors through appropriate legal proceedings (proceso único de ejecución) filed before the competent courts in Peru in accordance with the Peruvian Code of Civil Procedure (Código Procesal Civil); and (C) once completed pursuant to the Peruvian Notes Completion Agreement, constitute legal, valid and binding obligations of the Borrowers and the Peruvian Guarantors enforceable against them in accordance with the terms thereof. Each Colombian Note, will (A) when duly executed and delivered, satisfy the requirements to be considered a valid and effective pagaré con espacios en blanco in accordance with the Colombian Commerce Code (Código de Comercio) (as amended); (B) once completed pursuant to its respective carta de instrucciones, be in proper legal form under the laws of Colombia for the enforcement thereof against the Colombian Guarantors through appropriate legal proceedings filed before the competent courts in Colombia in accordance with the Colombian General Code of Procedure (Código General del Proceso); and (C) once duly completed pursuant to its respective carta de instrucciones, constitute legal, valid and binding obligations of the Colombian Guarantors enforceable against them in accordance with the terms thereof.

(b) Under current laws and regulations of Mexico, Colombia, Peru and each political subdivision thereof, all interest, principal, premium, if any, and other payments due or to be made pursuant to the Loan Documents, if applicable, may be freely transferred out of Mexico, Colombia and Peru and may be paid in, or freely converted into MXP, subject, in the case of Colombia, to the fulfillment of Colombian foreign currency exchange applicable regulations.

5.18 Labor Matters. (a) There is (i) no unfair labor practice complaint pending or threatened against the Loan Parties or before any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Borrowers or any Subsidiary thereof, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against the Borrowers or any Subsidiary thereof, (iii) no representation proceeding pending with any Governmental Authority involving the employees of the Loan Parties, (iv) no union representation question existing with respect to the employees of the Loan Parties and (v) no union organizing activity taking place, except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Loan Parties are in compliance with the requirements of all applicable social security laws except in such instances in which (x) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (y) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.19 Solvency. Upon giving effect to the execution and delivery of the Loan Documents by the parties thereto and the consummation of the Transactions, the Loan Parties and their respective Subsidiaries will, on a Consolidated basis, be Solvent as of the Closing Date.

5.20 Rank of Debt. The payment obligations evidenced by each Loan Document to which a Loan Party is a party are and will at all times be direct, unconditional and secured obligations of such Loan Parties, and rank and will at all times rank in right of payment and otherwise at least pari passu with all the Indebtedness under the Parallel Loan Agreement and all other senior unsecured Indebtedness of the Loan Parties, if any, whether now existing or hereafter outstanding, except those that have priority by mandatory provision of Debtor Relief Laws and those whose claims are accorded preferential priority under the Laws of Mexico, Peru and Colombia, respectively.

5.21 Commercial Activity; Absence of Immunity. Each Loan Party is subject to civil and commercial law with respect to its obligations under this Agreement, and each other Loan Document to which it is a party. The execution, delivery and performance by the Loan Parties of this Agreement and each other Loan Document to which they are party constitute private and commercial acts rather than public or governmental acts. Neither the Loan Parties nor any property of the Loan Parties is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), setoff or execution of a judgment or from any other legal process or remedy relating to their obligations under this Agreement or any of the other Loan Documents; except for the limitations that are set out in Articles 593, 594 and 595 of the Colombian General Code of Procedure (Código General del Proceso) and article 25 of Colombian Law 1751 of 2015. To the extent that the Borrowers, any Guarantor (other than the Colombian Guarantors) or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Borrowers and each Guarantor has waived or will waive such right to the extent permitted by applicable Law and has consented to such relief and enforcement as provided in the Loan Documents.

5.22 Use of Proceeds.

(a) As of the Closing Date, the Borrowers will use the proceeds of the Loans made on the Closing Date for the Refinancing Transactions.

(b) No part of the proceeds of the Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates or is inconsistent with the provisions of Regulation U or Regulation X of the FRB. The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

5.23 Collateral Matters.

(a) Effective on the Closing Date, the provisions of the Trust Agreements shall be effective to create in favor of the respective Collateral Agent or Trustee for the ratable benefit of the Lenders, a legal, valid and enforceable Lien in the Collateral described therein in accordance with the terms thereof, subject to no other Liens (other than Permitted Collateral Liens), enforceable against the trustee and settlors (fideicomitentes) thereunder; provided, however, that (i) the Mexican Collateral Trust shall be a fully perfected first priority Lien, enforceable against third parties upon the registration of the Amendment of the Mexican Collateral Trust in the share register ledgers of each OCA Entity, its registration before the corresponding Public Real Estate Registry (Registro Público de la Propiedad) and the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias) and (ii) the Colombian Security Trust Agreement shall be a fully perfected first priority Lien, enforceable against third parties, upon the registration of the Amendment of the Colombian Security Trust Agreement before the Movable Property Registry (Registro de Garantías Mobiliarias).

(b) Effective on the Closing Date, the provisions of the Equity Interest Pledge Agreements shall be effective to create in favor of the respective Collateral Agent or Trustee for the ratable benefit of the Lenders, a legal, valid and enforceable Lien in the Collateral described therein in accordance with the terms thereof, subject to no other Liens, enforceable against the pledgors thereunder; provided, however, that (i) the Mexican Pledge Agreement shall be a fully perfected first priority Lien (subject to Permitted Collateral Liens), enforceable against third parties upon registration of the Amendment of the Mexican Pledge Agreement in the share register ledgers of each OCA Entity as well as before the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias), (ii) the Peruvian Pledge Agreements, as amended, shall be a fully perfected first priority Lien (subject to Permitted Collateral Liens) upon the annotation of the Amendment of the Peruvian Pledge Agreements in the corresponding shares ledger books of MedicSer S.A.C. and Oncocenter Perú S.A.C. and the publication of the notice (aviso) in the SIGM regarding the execution of the Amendment of the Peruvian Pledge Agreements and (iii) upon the registration of the Amendment of the Peruvian Mortgage before the applicable Peruvian Public Registries in accordance with Section 6.13(g), the Peruvian Mortgage, as amended, shall be a fully perfected first priority Lien (subject to Permitted Collateral Liens), enforceable against third parties.

(c) Effective on the Closing Date, the provisions of the Colombian Share Pledge Agreements shall be effective to create in favor of the Colombian Collateral Agent for the ratable benefit of the Lenders, a legal, valid and enforceable Lien in respect of shares described therein in accordance with the terms thereof, subject to no other Liens (other than Permitted Liens), enforceable against the pledgors thereunder; provided, however, that (i) the Colombian Share Pledge Agreements shall be a fully perfected first priority Lien (subject to Permitted Collateral Liens), enforceable against third parties upon the registration of the Amendment of the Colombian Share Pledge Agreements in the share register ledgers of the Colombian Pledged Companies, respectively, as well as before the Colombian Registro de Garantías Mobiliarias.

(d) Neither the establishment of the Liens created by the Security Documents, nor the exercise of the rights and remedies contemplated by the Security Documents at any time, contravenes any provision of Law or any order, writ, injunction or decree of any Governmental Authority or any Contractual Obligation of any Loan Party or any Subsidiary thereof.

(e) None of the Loan Parties has received any written notice of any outstanding adverse claims by any Person in respect of its ownership or entitlement to the assets and rights assigned as Collateral, and the Collateral and the distribution of the proceeds resulting from the enforcement of any Security Document shall be governed solely by the terms of such Security Document and the Amended and Restated Intercreditor Agreement.

5.24 Sanctions Laws.

(a) None of the Loan Parties or their respective Subsidiaries or any partners, associates, shareholders, directors, officers or employees of the Loan Parties or their Subsidiaries or, to the knowledge of the Borrowers after due inquiry, the agents or Affiliates of the Loan Parties or their respective Subsidiaries, is a Sanctions Target.

(b) The Loan Parties, their respective Subsidiaries and any partners, associates, shareholders, directors, officers or employees of the Loan Parties or their respective Subsidiaries and, to the knowledge of the Borrowers after due inquiry, the agents and Affiliates of any Loan Parties or their respective Subsidiaries, have been and are in compliance with Sanctions.

(c) The Borrowers and their respective Subsidiaries and, to the knowledge of the Borrowers after due inquiry, their respective Affiliates, have instituted and maintain policies and procedures reasonably designed to ensure continued compliance with Sanctions.

(d) The Borrowers will not permit any Sanctions Target or Sanctioned Jurisdiction to have any direct or indirect interest in or connection to any funds repaid or remitted by the Borrowers in connection with this Agreement.

5.25 Anti-Corruption Laws.

(a) None of the Loan Parties or any of their Subsidiaries or any partners, associates, shareholders, directors, officers, or employees of the Loan Parties or their Subsidiaries or, to the knowledge of the Borrowers after due inquiry, the agents or Affiliates of the Loan Parties or their Subsidiaries has violated, conspired to violate, or aided and abetted the violation any Anti-Corruption Laws.

(b) The Borrowers and their respective Subsidiaries and, to the knowledge of the Borrowers after due inquiry, their respective Affiliates, have instituted and maintain policies and procedures designed to ensure continued compliance with the Anti-Corruption Laws.

5.26 Anti-Money Laundering. None of the Borrowers or any of their respective Subsidiaries or any partners, associates, shareholders, directors, officers, or employees of the Borrowers or any of their respective Subsidiaries or, to the knowledge of the Borrowers after due inquiry, the agents or Affiliates of the Borrowers or their respective Subsidiaries, has violated or is violating any Anti-Money Laundering Laws.

5.27 International Banking Facility. The Borrowers understand, with respect to their entities located outside the United States of America, that it is the policy of the Board of Governors of the U.S. Federal Reserve System that extensions of credit by international banking facilities, such as the Loans made hereunder, may be used to finance the non-U.S. operations of the Borrowers or the Borrowers’ Affiliates located outside the United States.

5.28 Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

5.29 COMI. The COMI of each Loan Party incorporated under the laws of Luxembourg is situated in Luxembourg.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party agrees to, and to cause its Subsidiaries to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to each Lender:

(a) as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Auna and Auna México, audited Consolidated financial statements of each of (i) Auna and its Subsidiaries and (ii) Auna México and its Subsidiaries, as applicable in each case, as at the end of such fiscal year, and the related audited Consolidated financial statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, audited and accompanied by a report and opinion of an Acceptable Independent Advisor, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit to the effect that such audited Consolidated financial statements are fairly stated in all material respects when considered in relation to the audited Consolidated financial statements of each of Auna and Auna México and their respective Subsidiaries, as applicable;

(b) as soon as available, but in any event within one hundred and fifty (150) days after the end of each fiscal year of OCA, audited stand-alone financial statements of OCA, as at the end of such fiscal year, and the related audited financial statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, audited and accompanied by a report and opinion of an Acceptable Independent Advisor, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit to the effect that such audited stand-alone financial statements are fairly stated in all material respects when considered in relation to the audited stand-alone financial statements of OCA;

(c) as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Auna and Auna México and OCA as applicable, (i) a Consolidated balance sheet of each of (A) Auna and its Subsidiaries and (B) Auna México and its Subsidiaries and (ii) a stand-alone balance sheet of OCA, in each case, as at the end of such fiscal quarter, the related Consolidated or stand-alone statements of income or operations for the portion of each of Auna’s, Auna México’s and OCA’s fiscal quarter then ended, and the related Consolidated or stand-alone statements of changes in shareholders’ equity, and cash flows for the portion of Auna’s, Auna México’s and OCA’s fiscal quarter then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of each of Auna, Auna México or OCA, as the case may be, as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of each of Auna and Auna México and their respective Subsidiaries, and of OCA, as applicable, in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes; and

(d) as soon as possible, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Loan Parties, unaudited individual financial statements (balance sheet, related statements of income or operations and shareholders’ equity) of each Loan Party with the signature of a Responsible Officer of the relevant Loan Party; provided that, if requested by any Lenders for internal portfolio monitoring or in order to comply with its obligations under applicable regulations, the Loan Parties shall deliver within ninety (90) days after the end of each of the first three fiscal quarters of the Loan Parties quarterly unaudited individual interim financial statements (balance sheet, related statements of income or operations and shareholders’ equity) of each Loan Party with the signature of a Responsible Officer of the relevant Loan Party.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (unless otherwise specified below), in form and detail satisfactory to the Administrative Agent:

(a) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of each of Auna and the Borrowers (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken by Auna and the Borrowers to cure such Default with respect thereto, (ii) certifying the compliance with Section 7.10 and setting forth in reasonable detail the calculations required to establish the compliance by Auna and the Borrowers with such section, and (iii) stating whether any change in IFRS or in the application thereof has occurred since the date of the financial statements referred to in Section 4.01(c) and Section 6.01(a), as applicable, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(b) Accounting Information. Promptly, and in any case no later than ten (10) Business Days after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Auna or the Borrowers by independent accountants in connection with the accounts or books of Auna or Borrowers or any Subsidiary, or any audit of any of them;

(c) Unrestricted Proceeds.

(i) Promptly and in any case within five (5) Business Days after the receipt of any Unrestricted Equity Proceeds, written notice signed by a Responsible Officer of the applicable Loan Party, which notice shall set forth the aggregate amount of Unrestricted Equity Proceeds received by such Loan Party or any of its Subsidiaries; and

(ii) Not later than fifteen (15) Business Days after the date of any Unrestricted Investment or any Discharge Date, the Borrowers shall deliver or cause to be delivered to the Administrative Agent a certificate that shall:

(A) certify as to (i) the identity of the entity that has made a use of Unrestricted Proceeds, (ii) the amount of Unrestricted Proceeds available immediately before giving effect to such use of Unrestricted Proceeds, (iii) the amount of Unrestricted Proceeds available immediately after giving effect to such use of Unrestricted Proceeds, (iv) the amount of Unrestricted Proceeds so used or to be used, and (v) the use that such entity has made or proposes to make using the Unrestricted Proceeds; and

(B) specify the relevant provision of this Agreement under which such use of Unrestricted Proceeds is permitted.

(d) Other information. Promptly, and in any case no later than ten (10) Business Days after any request by the Administrative Agent or any Lender, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.02(a) and (b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Auna or either Borrower posts such documents, or provides a link thereto on its website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Auna’s or either Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (x) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrowers shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and, if requested, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrowers Materials”) by posting the Borrowers Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that all Borrowers Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof.

By marking Borrowers Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrowers Materials as not containing any material non-public information with respect to the Borrowers or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrowers Materials constitute Information, they shall be treated as set forth in Section 11.07).

All Borrowers Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;”.

The Administrative Agent and the Arrangers shall be entitled to treat any Borrowers Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly, and in any case within five (5) Business Days, notify the Administrative Agent and each Lender of:

(a) the occurrence of any Event of Default, Parallel Loan Event of Default, Parallel Loan Default Notice or the occurrence of any event giving rise to a mandatory prepayment under Section 2.03(b);

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation, strike or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(d) any non-compliance with any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws and any material non-compliance with any other Applicable Law, including any Environmental Law or approval, consent, exemption, authorization, penalty, resolution, decree or other action by, or notice to, or filing with, any Governmental Authority;

(e) any change in the Credit Rating notified to it by any Rating Agency; and

(f) any change in the corporate structure of the Loan Parties, regardless of whether such change constitutes a Change of Control.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations, including contractual obligations, and liabilities, including (a) national, local and other Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with IFRS are being maintained by such Loan Party or its Subsidiary; and (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property, except, in each case of clauses (a) and (b), to the extent that the failure to pay or discharge would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization, as applicable, except in a transaction expressly permitted by Section 7.04 or 7.05;

(b) take all reasonable action to maintain all material rights, assets, authorizations, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c) preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material assets (including the Real Estate Assets), properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, insurance with respect to its properties (including certain of the Real Estate Assets identified in Schedule 1.01(b)) and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and provide reasonably satisfactory evidence of the foregoing to the Administrative Agent as it may be requested by the Administrative Agent from time to time; provided that such insurance companies shall be rated “AAA” and “AA” for insurance of Real Estate Assets in Mexico on a national scale granted by an external rating agency; provided further that the casualty insurance maintained in respect of the Real Estate Assets shall name (i) with respect to the Real Estate Assets in Mexico, the Mexican Trustee, and (ii) with respect to the Real Estate Assets in Peru, the Peruvian Collateral Agent, in each case, as beneficiary, or loss payee and additional insured (beneficiario preferente o asegurado adicional); provided further that (x) any such insurance related to the Real Estate Assets in Mexico shall be maintained only with respect to such Real Estate Assets that are the subject of insurance, including as set forth in the Mexican Collateral Trust; (y) any such insurance related to the Real Estate Assets in Peru shall be maintained only with respect to such Real Estate Assets that are the subject of insurance, including as set forth in the Peruvian Mortgage; and (z) any such insurance related to the Real Estate Assets in Colombia shall be maintained only with respect to such Real Estate Assets that are the subject of insurance, including as set forth in the Colombian Collateral Trust.

6.08 Compliance with Laws. Comply with all requirements of (i) all applicable Anti-Money Laundering Laws, Sanctions Laws and Anti-Corruption Laws, (ii) all Tax Laws, unless (x) any such failure to comply with such Tax Laws relates to any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with IFRS are being maintained or (y) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect and (iii) all other applicable Laws (including, without limitation, Environmental Laws, social security laws and labor laws) except in the case of such other applicable Laws identified in subclause (iii) hereof where the failure by the Loan Parties or any of their respective Subsidiaries to comply could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with IFRS consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrowers and each Subsidiary thereof, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers, provided, that (i) the Administrative Agent and the Lenders shall use reasonable efforts to coordinate and otherwise conduct the foregoing visits and inspections under this Section 6.10 in order to reduce the resulting burden on the Borrowers, (ii) unless an Event of Default shall have occurred and be continuing, the foregoing shall be limited to once per calendar year and (iii) the Borrowers and their Subsidiaries will not be required to disclose information to the Administrative Agent or any Lender that is prohibited by applicable Law or that it has certified in writing that would violate any bona fide obligation of confidentiality to a third party binding upon the Borrowers or their Subsidiaries.

6.11 Use of Proceeds. The Borrowers will use (i) the proceeds of the Initial Loans made on the Closing Date for the Refinancing Transactions and (ii) the proceeds of the Incremental Loan to refinance short-term Indebtedness incurred prior to the Closing Date.

6.12 Pari Passu Ranking. Take all action which may be or become necessary or appropriate to ensure that the payment obligations of the Loan Parties under the Loan Documents to which it is a party will continue to constitute its direct and unconditional obligations ranking at least equal in right of payment with all other senior unsubordinated Indebtedness of the Loan Parties.

6.13 Security Documents.

(a) The Colombian Collateral Agent shall register (i) the Amendment of the Colombian Security Trust Agreement and (ii) the Amendments of the Colombian Pledge Agreements before the Colombian Registro de Garantías Mobiliarias within two (2) Business Days after the execution of the Amendment to the Colombian Security Trust Agreement and of the Amendments of the Colombian Pledge Agreements.

(b) In case a seizure order (orden de embargo y secuestro) is entered by a competent judge against any or all of the Colombian commercial establishments pledged under the Colombian Commercial Establishment Pledge and currently subject to an inscripción de demanda, Las Americas shall deliver to the Administrative Agent evidence of the reversal and replacement of such order, within sixty (60) days after the date in which such seizure order was entered.

(c) The Borrowers shall deliver to the Administrative Agent (i) within one hundred and twenty (120) days after the Closing Date, a copy of the registry certificates issued by the relevant Public Real Estate Registry (boletas de incripción en el Registro Público de la Propiedad), evidencing the registration or recordation (anotación) of the Amendment of the Mexican Collateral Trust; and (ii) within five (5) Business Days after the Closing Date, evidence that the Amendment of the Mexican Collateral Trust and the Amendment of the Mexican Pledge Agreement have been registered before the Sole Movable Property Registry (Registro Único de Garantías Mobiliarias).

(d) The Borrowers shall deliver to the Administrative Agent within five (5) Business Days following the Closing Date, a copy of the entries in the share register ledgers of each OCA Entity evidencing the first priority Lien levied upon the relevant Equity Interests in accordance with the Amendment of Mexican Pledge Agreement.

(e) No later than four (4) Business Days immediately following the Closing Date, the Amendments to the Peruvian Share Pledge Agreements shall be published in the SIGM. The Peruvian Guarantors, Auna and the Borrowers shall deliver to the Administrative Agent within one (1) Business Day after such publication has been made, evidence of the notice (aviso) corresponding to the Amendments to the Peruvian Share Pledge Agreements being published in the SIGM. The Peruvian Guarantors, Auna and the Borrowers shall perform all necessary actions required for perfection of each such Liens created pursuant to the Amendments to the Peruvian Share Pledge Agreements. The Peruvian Guarantors, Auna and the Borrowers shall perform all actions required under applicable law to assist the Peruvian Collateral Agent in completing the publication of each notice (including any updates) corresponding to the Amendments to the Peruvian Share Pledge Agreements as a first priority Lien in the SIGM.

(f) The Peruvian Guarantors, Auna and the Borrowers shall deliver to the Administrative Agent within three (3) Business Days after the Closing Date, evidence of compliance with the obligations to deliver to the Peruvian Collateral Agent originals or certified copies (as required in the applicable Peruvian Pledge Agreements) of (i) the annotation of the Amendments to the Peruvian Share Pledge Agreements in the corresponding shares ledger books of MedicSer S.A.C. and Oncocenter Perú S.A.C., and (ii) the annotation of the Amendments to the Peruvian Share Pledge Agreements in the corresponding Peruvian pledged shares certificates (certificados de acciones); as set forth in the Peruvian Share Pledge Agreements.

(g) The Peruvian Guarantors, Auna and the Borrowers shall deliver to the Administrative Agent within ninety (90) days after the date of execution of the public deed of the Amendment of the Peruvian Mortgage, evidence of the registration of the Amendment of the Peruvian Mortgage in the applicable Peruvian Public Registries; provided that such ninety (90) (ninety) day period shall be automatically extended for an additional sixty (60) day period, to the effect that the Peruvian Guarantors have received and are addressing observations from the applicable public registries in Peru.

(h) The Loan Parties shall take such actions as may be necessary or, to the extent requested by the Administrative Agent, advisable in order to preserve the rights of the Collateral Agents and the Lenders under each of the Security Documents. Without limiting the generality of the foregoing, the Loan Parties shall, and shall cause their respective Subsidiaries to, execute any documents, filing statements, agreements and instruments, and take all further action that may be required under applicable Law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens or creation of rights as beneficiary in first place (fideicomisario en primer lugar) in favor of the respective Collateral Agent or Trustee created or intended to be created by the Security Documents or such other Liens that may replace the Liens created or intended to be created by the Security Documents in accordance with their terms, in form and substance reasonable satisfactory to the Administrative Agent. Such Liens will be created under the Security Documents in form and substance reasonably satisfactory to the Administrative Agent, and the Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 6.13.

(i) The Peruvian Mortgage shall be terminated and released in the event that the Credit Rating from at least one of the Rating Agencies is BB or higher from S&P or Fitch or Ba2 or higher from Moody’s.

(j)

(i) Failure to create first-priority perfected Liens on any of the Collateral (subject to Permitted Collateral Liens) on or before the dates that are established under this Section 6.13, as applicable, shall result in an increase in the interest rate otherwise payable on the Loans by an amount equal to two percent (2%) per annum (the “Step-Up”) until the date on which the Borrowers have provided an officer’s certificate to the Administrative Agent certifying that the Borrowers have created and perfected all Liens on such Collateral and attaching evidence of such perfection as described in clause (iii) below (a “Perfection Notice”); it being understood that with respect to the Peruvian Mortgage, such Step-Up, if applicable, shall only apply as from the date falling one hundred eighty (180) days following the Closing Date.

(ii) The Step-Up will be payable as an increase in the interest rate payable on the Loans for each relevant Interest Period or part thereof. From and including the date that a Perfection Notice has been delivered in accordance with clause (iii) below, the Step-Up shall no longer apply and interest on the Loan will accrue at the interest rate otherwise applicable to the Loans without the application of the Step-Up.

(iii) The Borrowers shall deliver to the Administrative Agent, upon creation and perfection of all Liens on the Collateral, a Perfection Notice, which shall include copies of each of the relevant Security Documents, duly executed, together with copies of the documents evidencing registration of each of the Security Documents, if any, and a written opinion of recognized independent counsel that all Liens on the Collateral have been created and perfected in accordance with the laws of the applicable jurisdiction, as the case may be. Immediately upon delivery of the above, any applicable Step-Up will cease to be in effect.

(k) The Borrowers shall deliver to the Administrative Agent, on or prior to the date falling ninety (90) days following the Closing Date, and at least every thirty six (36) months thereafter (in respect of the Real Estate Assets located in Mexico and Peru) a specialized appraisal report dated no more than twelve (12) months prior to the date of delivery, with respect to the value of the Real Estate Assets located in Mexico, Peru and, with respect to Clinica del Sur only, Colombia which report shall contain, among other things, certain information and assessments with respect to the market value, replacement value, and liquidation value of the relevant assets, and which report shall be in scope and with results satisfactory to the Lenders.

6.14 Beneficial Ownership Regulation. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Act, the Beneficial Ownership Regulation or other applicable Anti- Money Laundering Laws.

6.15 Additional Documents. From time to time execute and deliver or cause to be executed and delivered any and all such further documents and instruments as may reasonably be requested by the Administrative Agent that are necessary for the compliance by each Borrower with its obligations under this Agreement and the other Loan Documents to which it is a party.

6.16 Additional Guarantors. (a) The Borrowers shall ensure that:

(i) as of the last day of each fiscal quarter of Auna, the then existing Loan Parties (with the exception of any Excluded Subsidiaries) represent (A) at least eighty five percent (85%) of the Consolidated Adjusted EBITDA and Total Assets (in each case excluding Oncomédica and Clínica Portoazul) or (B) at any time after the consummation of a Permitted Acquisition, (i) at least eighty percent (80%) of the Consolidated Adjusted EBITDA and Total Assets (excluding Oncomédica and Clínica Portoazul) or (ii) at least ninety-five percent (95%) of the Consolidated Adjusted EBITDA and Total Assets (excluding any Excluded Subsidiaries) (the “Loan Party Coverage Requirement”); provided that, if the Loan Party Coverage Requirement shall not be satisfied as of any such date, then the Borrowers shall cause such other Subsidiaries of Auna (other than any Excluded Subsidiaries) to become Guarantors in accordance with Section 6.16(b) such that the Loan Party Coverage Requirement shall be so satisfied; provided further that if the Loan Party Coverage Requirement cannot be satisfied solely due to the existence of any Excluded Subsidiaries, then the Loan Party Coverage Requirement shall be deemed to have been satisfied for the purposes of this Section 6.16(i); and

(ii) any Subsidiary that is not a Loan Party and that is or becomes (x) a grantor under the Security Documents or (y) a guarantor under any Indebtedness secured by a Lien on the Collateral, including the Senior Secured Bonds, becomes a Guarantor in accordance with Section 6.16(b).

(b) The Borrowers shall cause each Person that shall become a Guarantor after the Closing Date as provided herein to promptly, and in any event within three (3) Business Days from the date on which such Person shall become a Guarantor, to execute and deliver to the Administrative Agent: (i) a Guarantor Joinder Agreement, (ii) if the additional Guarantor is a Mexican Guarantor, (x) Mexican Notes in substantially the form attached as Exhibit G (as applicable), and signed by the respective Mexican Guarantor(s), in exchange for any existing Notes, or (y) additional signature pages to the existing Notes, duly signed by each such Guarantor as a guarantor (por aval), (iii) if the additional Guarantor is incorporated in Peru, Peruvian Notes in substantially the form attached hereto as Exhibit D-1 and Peruvian Notes Completion Agreement in substantially the form attached hereto as Exhibit D-2 , duly signed by each such Guarantor evidencing their Guarantee in respect of the Loans and all Obligations under the Loan Documents, (iv) if the additional Guarantor is incorporated in Colombia, Colombian Notes in substantially the form attached as Exhibit C hereto, duly signed by each such Colombian Guarantor in respect of its obligations as Guarantor, (v) an officer’s certificate in form and substance reasonably satisfactory to the Administrative Agent with respect to certain representations and warranties of such Guarantor, (vi) true and correct copies of the Organizational Documents of each such Guarantor (as described in Section 4.01(b), (vii) all documentation and other information that the Administrative Agent requires or any Lender in order to comply with its obligations under applicable “know your customer” rules and regulations and applicable internal policies with respect to each such additional Guarantor and (viii) a customary legal opinion of applicable local counsel to such Guarantor in form and substance reasonably acceptable to the Administrative Agent.)

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.01 Liens. Create, Incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (the “Permitted Liens”):

(a) Liens existing as of the Effective Date (including Liens existing under the Existing Notes on or prior to the Closing Date), including Material Liens; provided that Material Liens shall only be deemed included in this exception to the extent listed on Schedule 7.01(a);

(b) Liens created under or pursuant to any Security Document to secure the Senior Secured Debt Obligations and solely in the case of the Senior Secured Bonds, after giving effect to the issuance of any Additional Notes (as defined thereunder) for the purposes of refinancing the aggregate principal amount of any Existing Notes that were not purchased pursuant to the Liability Management Transaction;

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(d) statutory liens of landlords, banks (and rights of set off), carriers’, warehousemen’s, mechanics’, workmen’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(f) deposits to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance and return-of-money bonds, government contracts and other obligations of a like nature incurred in the ordinary course of business;

(g) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided that such instruments do not constitute Indebtedness;

(h) encumbrances, ground leases, easements, rights-of-way, restrictions, covenants, licenses, encroachments, protrusions, minor title deficiencies and other similar charges or encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens securing judgments, attachments or awards not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness permitted under Section 7.03(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens securing Indebtedness permitted under Section 7.03(m) not exceeding at any one time outstanding, individually or in the aggregate, US$45,000,000.00;

(l) any interest or title of a lessor under any lease entered into by the Loan Parties or any of their respective Subsidiaries in the ordinary course of its business and covering only the assets so leased, so long as no such leases, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Loan Parties or any of their respective Subsidiaries or materially impair the use (for its intended purposes) or the value of the property subject thereto;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Loan Parties or any of their Subsidiaries in the ordinary course of business;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) to the extent that such Hedging Obligations are secured by the same Lien securing the Indebtedness being so hedged, if any, or a Lien consisting of customary cash margin;

(p) leases, licenses (including non-exclusive licenses of Intellectual Property), subleases and sublicenses of assets in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of any Loan Party or any of their Subsidiaries;

(q) the filing of Unified Commercial Code financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(r) any Lien existing on any property or asset prior to the acquisition thereof by a Loan Party or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of a Loan Party after the Effective Date (pursuant to an Acquisition permitted hereunder) prior to the time such Person becomes a Subsidiary of a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Loan Party or any Subsidiary of such Loan Party after the date of such acquisition, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of a Loan Party, as the case may be;

(s) Liens securing Refinancing Indebtedness Incurred pursuant to a Parallel Loan Permitted Refinancing or Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(t) Liens in favor of any Loan Party;

(u) Liens securing Indebtedness permitted under Section 7.03(p), provided that any such Lien is limited in recourse to the assets comprising any Permitted Peruvian Project and does not encumber any other assets of any Loan Party or any of its Subsidiaries;

(v) Liens securing Indebtedness permitted under Section 7.03(q); provided that any such Lien is limited in recourse to the assets comprising any Permitted Acquisition and does not encumber any other assets of any Loan Party or any of its Subsidiaries;

(w) [RESERVED]; and

(x) any other Liens securing Indebtedness of any Loan Party or any of their Subsidiaries in an aggregate principal amount, not exceeding, individually or in the aggregate, the greater of US$50,000,000.00 and three percent (3%) of Total Assets at any time outstanding; provided, that (and solely to the extent that) immediately prior to and after giving effect on a Pro Forma Basis (such calculation made on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01) to the creation of such Liens, (i) the Consolidated Leverage Ratio is less than 3.60 to 1.00 as of the two consecutive fiscal quarters most recently ended prior to such creation; and (ii) no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur.

Notwithstanding the foregoing, in no event shall any Loan Party, nor shall any Loan Party permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property, asset, income or revenues (including account receivables) or rights in respect thereof, whether presently owned or hereafter acquired, of such Loan Party or Subsidiary to the extent that such property, asset, income or revenues (including account receivables) or rights in respect thereof constitutes or is intended to constitute Collateral, except for the Permitted Collateral Liens.

7.02 Investments. Make any Investments except:

(a) Investments held by a Loan Party or any of their Subsidiaries in the form of cash and Cash Equivalents;

(b) Investments held in the ordinary course of business by Dentegra or Oncosalud of the type set forth in paragraph (4) of the definition of Cash Equivalents, except that any such Investments shall be permitted to mature within three years from the date of acquisition thereof;

(c) Investments by the Loan Parties or any of their Subsidiaries in Persons that are engaged in a Similar Business, in an aggregate amount not to exceed the greater of US$80,000,000.00 or four percent (4%) of Total Assets during any fiscal year of Auna; provided that, as a result of such Investment, either:

(i) such Person becomes a Guarantor; or

(ii) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Loan Party, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

provided that, in each case, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Investment;

(d) loans or advances to officers, directors and employees of the Loan Parties or any of their respective Subsidiaries in an aggregate amount not to exceed US$2,000,000.00 at any time outstanding, in the ordinary course of business consistent with past practices;

(e) Investments in receivables owing to the Loan Parties or any of their respective Subsidiaries created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Loan Parties or any such Subsidiary deems reasonable under the circumstances, so long as such trade terms are in accordance with commercially acceptable practice;

(f) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) any Investment acquired by any Loan Party or any of its Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by such Loan Party or any such Subsidiary in connection with or as a result of a bankruptcy, liquidation, dissolution, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(ii) as a result of a foreclosure by any Loan Party or any of their Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Investments in any Person that is or becomes a Loan Party prior to, or substantially concurrently with, the making of such Investment;

(i) Investments in existence on, or made pursuant to legally binding commitments in existence on, the Effective Date, and any extension, modification or renewal of any Investments existing as of the Effective Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind securities, in each case pursuant to the terms of such Investment as of the Effective Date);

(j) Investments in the form of Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 7.03;

(k) Guarantees issued in relation to Indebtedness Incurred under Section 7.03;

(l) extensions of short-term credit to suppliers of the Loan Parties or any of their respective Subsidiaries in the ordinary course of business in accordance with customary trade terms in the Loan Parties’ or such Subsidiary’s industry;

(m) deposits or other similar advances with respect to leases of the Loan Parties or any of their respective Subsidiaries in the ordinary course of business;

(n) any Investment to the extent the consideration therefor consists of Capital Stock (other than Disqualified Stock) of Auna;

(o) Investments made through capital allocations by Auna in its Peruvian branch to repay or pay the amounts derived from the Refinancing Transactions;

(p) Permitted Joint Venture Investments by the Loan Parties or any of their respective Subsidiaries in an aggregate amount not to exceed the greater of US$50,000,000.00 or three percent (3%) of Total Assets at any time outstanding; provided that no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Investment;

(q) Investments to complete a Permitted Acquisition by Loan Parties or any of their respective Subsidiaries in an aggregate amount not to exceed US$100,000,000.00; provided, that

(i) after giving effect on a Pro Forma Basis to the Investment no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to occur, and

(ii) a first priority security interest in the Equity Interests of the Permitted Acquisition Subsidiary is granted and perfected in favor of the Administrative Agent, in terms satisfactory to the Administrative Agent;

(r) [RESERVED]; and

(s) Investments by any Loan Party or any of its Subsidiaries in any Subsidiary or any other Person; provided that:

(i) immediately before and after giving effect to any such Investment on a Pro Forma Basis, no Default has occurred and is continuing or would result therefrom;

(ii) any such Investments shall only be made with Unrestricted Proceeds; and

(iii) the Loan Parties are in compliance with the Consolidated Interest Coverage Ratio calculated on a Pro Forma Basis after giving effect to any such Investment.

7.03 Indebtedness. Create, Incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising under or pursuant to (i) the Loan Documents (including in respect of any Incremental Loans) or (ii) the Senior Secured Bonds as of the Closing Date and after giving effect to the issuance of any Additional Notes (as defined thereunder) for the purposes of refinancing the aggregate principal amount of any Existing Notes that were not purchased pursuant to the Liability Management Transaction;

(b) Indebtedness of the Loan Parties and their respective Subsidiaries outstanding on the Effective Date, including Indebtedness under the Existing Notes; provided that Material Indebtedness shall only be deemed included in this exception to the extent listed on Schedule 7.03;

(c) Refinancing Indebtedness Incurred pursuant to a Parallel Loan Permitted Refinancing or to refund or refinance any Indebtedness Incurred as permitted under paragraphs (a), (b), (f) or (j) of this Section 7.03 or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by Auna, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith;

(d) Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, that (i) the aggregate amount of all such Indebtedness shall not exceed US$120,000,000.00 at any time outstanding and (ii) no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to occur after giving effect on a Pro Forma Basis to such Indebtedness;

(e) Indebtedness under Hedging Obligations that are Incurred for hedging purposes in the ordinary course of business (and not for speculative purposes);

(f) Indebtedness of a Person that becomes a Loan Party or a Subsidiary of a Loan Party; provided, that (A) such Indebtedness existed at the time such Person became a Loan Party or Subsidiary of a Loan Party and was not created or increased in anticipation thereof, and (B) such Indebtedness is not guaranteed in any respect by any Loan Party or any of Subsidiary of a Loan Party (other than by any such Person that so becomes a Loan Party or becomes a Subsidiary of a Loan Party);

(g) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, in each case Incurred in the ordinary course of business;

(h) Indebtedness of any Loan Party to another Loan Party or Indebtedness of any Loan Party owing to any of its Subsidiaries or of a Subsidiary owing to a Loan Party or another Subsidiary, provided that if any Loan Party is the obligor on Indebtedness owing to a Subsidiary that is not a Loan Party, such Indebtedness is unsecured and expressly subordinated to the Senior Secured Debt Obligations pursuant to a subordination agreement reasonably acceptable to the Administrative Agent;

(i) Indebtedness Incurred by the Loan Parties or any of their respective Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(j) Indebtedness arising from agreements of any Loan Party or any of their Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of any Loan Party or any business, assets or Capital Stock of any of its Subsidiaries, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(i) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by any Loan Party and its Subsidiaries in connection with such disposition; and

(ii) such Indebtedness is not reflected on the balance sheet of any Loan Party or any of their Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (j));

(k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of Incurrence;

(l) Indebtedness of the Loan Parties or their Subsidiaries Incurred to finance Permitted Joint Venture Investments in an aggregate amount not to exceed the greater of US$50,000,000.00 or three percent (3%) of Total Assets at any time outstanding; provided that no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to occur after giving effect on a Pro Forma Basis to such Permitted Joint Venture Investments;

(m) short-term Indebtedness of the Loan Parties or any of their respective Subsidiaries Incurred in the ordinary course of business for working capital purposes and in an aggregate amount not to exceed the greater of US$90,000,000.00 or five percent (5%) of Total Assets at any time outstanding; provided that no Default or Event of Default shall have occurred and shall be continuing as of the date of such incurrence or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Indebtedness;

(n) Guarantees with respect to Indebtedness of the Loan Parties or their Subsidiaries permitted under this Section 7.03; provided, that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantees in this Agreement on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(o) Indebtedness of the Loan Parties or any of their respective Subsidiaries in respect of cash management services in the ordinary course of business and in connection with earn out obligations Incurred in connection with Investments expressly permitted hereunder;

(p) Indebtedness of the Loan Parties or their Subsidiaries Incurred to finance any Permitted Peruvian Project in an aggregate principal amount not to exceed, individually or in the aggregate US$150,000,000.00, at any time outstanding; provided that (i) no Default or Event of Default shall have occurred and shall be continuing as of the date of such incurrence or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Indebtedness and (ii) the Weighted Average Life to Maturity at the time such Indebtedness is Incurred is greater than the Weighted Average Life to Maturity of the Loans;

(q) Indebtedness of the Loan Parties or their Subsidiaries Incurred to finance any Permitted Acquisition; provided that (i) no Default or Event of Default shall have occurred and shall be continuing as of the date of such Incurrence or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Indebtedness and (ii) the Weighted Average Life to Maturity at the time such Indebtedness is Incurred is greater than the Weighted Average Life to Maturity of the Loans; and

(r) [RESERVED]; and

(s) other Indebtedness of the Loan Parties or any of their respective Subsidiaries in an aggregate principal amount not to exceed, individually or in the aggregate, the greater of US$70,000,000.00 or three percent (3%) of Total Assets, at any time outstanding; provided, that no Default or Event of Default shall have occurred and be continuing as of the date of such incurrence or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Indebtedness.

Notwithstanding the foregoing, at any time prior to the date on which Oncomédica becomes a Guarantor in accordance with Section 6.16, Oncomédica, Instituto Médico de Alta Tecnología S.A.S. – IMAT S.A.S. and Clínica Portoazul shall not be permitted to Incur any Indebtedness except for Indebtedness Incurred in the ordinary course of business for working capital purposes, provided that (i) the aggregate Net Indebtedness of Oncomédica, Instituto Médico de Alta Tecnología S.A.S. – IMAT S.A.S and Clínica Portoazul, shall not exceed US$35,000,000 at any time outstanding, (ii) such Indebtedness is unsecured and shall not be Guaranteed by any Loan Party and (iii) that no Default or Event of Default shall have occurred and be continuing as of the date of such incurrence or would reasonably be expected to occur after giving effect on a Pro Forma Basis to the Indebtedness.

To the extent that the creditor in respect of any of the foregoing Indebtedness is an Affiliate of any Loan Party (other than another Loan Party), such Indebtedness shall be unsecured and expressly subordinated to the Senior Secured Debt Obligations pursuant to a subordination agreement reasonably acceptable to the Administrative Agent.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) (i) any Loan Party may merge with another Loan Party, (ii) any Subsidiary of a Loan Party may merge with (x) a Loan Party; provided that a Loan Party shall be the continuing or surviving Person, or (y) any one or more other Subsidiaries that are not Loan Parties; provided, that when any Wholly-Owned Subsidiary of a Loan Party is merging with another Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person; and

(b) (i) any Loan Party or a Subsidiary of a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party and (ii) any Subsidiary of a Loan Party that is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or any other Subsidiary of a Loan Party; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary of a Loan Party, then the transferee must either be a Loan Party or a Wholly-Owned Subsidiary of a Loan Party.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Disposition of cash or Cash Equivalents, in the ordinary course of business;

(c) Dispositions of inventory in the ordinary course of business;

(d) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(e) (i) Dispositions of property by any Subsidiary of Auna or any other Loan Party to any other Loan Party and (ii)Dispositions of property by any Subsidiary of Auna (other than a Loan Party) to any other Subsidiary of Auna; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary of Auna, then the transferee must either be a Loan Party or a Wholly-Owned Subsidiary of Auna;

(f) Dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business and exclusive of factoring or similar arrangements;

(g) Dispositions permitted by Section 7.04(b);

(h) the creation of a Lien permitted by Section 7.01;

(i) to the extent constituting Dispositions, Investments permitted pursuant to Section 7.02 and Restricted Payments permitted pursuant to Section 7.06;

(j) the issuance of Equity Interests by a Subsidiary to any Loan Party;

(k) (i) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business and (ii) the abandonment or other disposition of intellectual property that is, in the reasonable judgment of management of any Loan Party or the relevant Subsidiary, no longer economically convenient to maintain or useful in the conduct of the business of any Loan Party or such Subsidiary;

(l) Dispositions by the Loan Parties and their respective Subsidiaries of any Permitted Disposition Collateral; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (l) shall not exceed US$10,000,000.00;

(m) except as otherwise permitted under this Section 7.05, any sales or dispositions of any property purchased with Unrestricted Proceeds (so long as (i) prior to acquiring such Property, the Loan Party or its Subsidiary has notified the Administrative Agent of its intent to acquire such Property with Unrestricted Proceeds or (ii) prior to disposing of such Property, the Borrower or other Loan Party or Restricted Subsidiary has notified the Administrative Agent that it has acquired such Property with Unrestricted Proceeds);

(n) Dispositions by the Loan Parties and their respective Subsidiaries not otherwise permitted under this Section 7.05 (other than any asset or property that constitutes or is intended to constitute Collateral); provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (n) in any fiscal year of Auna shall not exceed US$10,000,000.00;

provided, however, that any Disposition pursuant to subsections (a) through (n) shall only be permitted to the extent that (i) such Disposition is made for Fair Market Value; (ii) such Disposition and all transactions related thereto are consummated in accordance with applicable Law; and (iii) such Dispositions do not constitute Dispositions of any Collateral, except for Permitted Disposition Collateral in accordance with subsection (l).

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or thereafter on a Pro Forma Basis after giving effect to such payment (considering any exchange rate adjustments):

(a) the Loan Parties and their respective Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(b) any Subsidiary may declare and make dividends, payments or distributions, so long as, in the case of any dividend, payment or distribution payable on or in respect of any Equity Interests issued by a Subsidiary that is not a Wholly-Owned Subsidiary, any Loan Party or the Subsidiary holding such Equity Interests receives at least its pro rata share of such dividend, payment or distribution;

(c) each Subsidiary of Auna may declare and make dividend payments to Auna or any holder of Equity Interests in such Subsidiary that is a Loan Party, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(d) the Loan Parties and their respective Subsidiaries may declare or pay cash dividends or other distributions to their stockholders or holders of their investment shares or purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Equity Interests of Auna solely to the extent that such cash dividends or other distributions or purchases, redemptions, retirements acquisitions are made solely with the Net Cash Proceeds from the issuance, sale, offering or disposition of Equity Interests by Auna or any entity (including any Affiliate of Auna) formed or used for the purpose of conducting such issuance, sale, offering or disposition of Equity Interests;

(e) the Loan Parties and their respective Subsidiaries may declare and make dividends paid within sixty (60) days after the date of declaration if at such date of declaration such dividend would have complied with this Section 7.06;

(f) the Loan Parties and their respective Subsidiaries may declare and make Restricted Payments with Unrestricted Proceeds;

(g) the Loan Parties and their respective Subsidiaries may declare and make Restricted Payments as follows:

(i) if the Consolidated Leverage Ratio is greater than 3.60 to 1.00, no Restricted Payments shall be permitted under this Section 7.06(g);

(ii) if the Consolidated Leverage Ratio is less than or equal to 3.60 to 1.00 but greater than 3.25 to 1.00, in an aggregate amount in any fiscal year not to exceed the lesser of (x) sixty-five percent (65%) of Consolidated Net Income for the most recently ended four fiscal quarters and (y) US$20,000,000.00;

(iii) if the Consolidated Leverage Ratio is less than or equal to 3.25 to 1.00 but greater than 3.00 to 1.00, in an aggregate amount in any fiscal year not to exceed the lesser of (x) sixty-five percent (65%) of Consolidated Net Income for the most recently ended four fiscal quarters and (y) US$35,000,000.00;

(iv) if the Consolidated Leverage Ratio is less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, in an aggregate amount in any fiscal year not to exceed seventy percent (70%) of Consolidated Net Income for the most recently ended four fiscal quarters; and

(v) if the Consolidated Leverage Ratio is less than or equal to 2.50 to 1.00, in an aggregate amount without limitation;

provided, in each case, that the Consolidated Leverage Ratio shall be calculated as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01. Any Restricted Payment pursuant to subsections (a) through (g) shall only be permitted to the extent that such Restricted Payments do not constitute Restricted Payments of any Collateral.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from the Similar Business.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any of the Loan Parties whether or not in the ordinary course of business, other than:

(a) on fair and reasonable terms consistent with those obtainable in a comparable arms’ length transaction with a Person other than an Affiliate;

(b) transactions between Loan Parties not involving any other Affiliate or transactions between Affiliates not involving any Loan Party;

(c) any Restricted Payment permitted to be made pursuant to Section 7.06;

(d) customary indemnities provided to, and customary fees and reimbursements paid to, members of the Board of Directors of each Loan Party and its Subsidiaries;

(e) loans or advances to employees, officers or directors of any Loan Party or any of their Subsidiaries in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of US$2,000,000.00 (without giving effect to the forgiveness of any such loan);

(f) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reasonable indemnification and severance arrangements; and

(g) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of Auna, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees in the ordinary course of business and approved by the Board of Directors of Auna;

(h) the entering into of a customary agreement providing registration rights to the shareholders of Auna and the performance of such agreements;

(i) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into any Loan Party or a Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in the good faith judgment of the Board of Directors of Auna, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(j) any issuance or sale of Capital Stock (other than Disqualified Stock) among any Loan Parties and the granting and performance of registration and other customary rights in connection therewith;

(k) transactions in the ordinary course of business, consistent with past practices, among the Loan Parties and any of their respective Affiliates, solely with respect to the provisions of any management services by any such Affiliate.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document or in connection with the Existing Notes or the Senior Secured Bonds) that limits the ability (i) of any Subsidiary of any of the Borrowers to pay, directly or indirectly, dividends or make any other distributions in respect of its Equity Interests to the Borrowers or to otherwise transfer property to the Borrowers, (ii) of any Subsidiary of the Borrowers to Guarantee the Indebtedness of the Borrowers, (iii) of the Borrowers or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, (iv) of any Subsidiary of any of the Borrowers to pay any Indebtedness owed to, any Borrowers or any of their Subsidiaries or (v) of any Subsidiary of any of the Borrowers to make loans or advances to, or other Investments in any Borrower or any of their Subsidiaries; provided, however, that clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.

7.10 Financial Covenants.

(a) Consolidated Leverage Ratio. Auna shall not permit the Consolidated Leverage Ratio to be, as of the end of each fiscal quarter, calculated for the period of four fiscal quarters ending on such date, greater than, (i) 3.90 to 1.00 from the Closing Date until the end of the fiscal quarter ending on September 30, 2026, (ii) 3.50 to 1.00 for the fiscal quarters ending December 31, 2026, March 31, 2027, June 30, 2027 and September 30, 2027, and (iii) 3.00 to 1.00 for each fiscal quarter thereafter.

(b) Consolidated Interest Coverage Ratio. Auna shall not permit the Consolidated Interest Coverage Ratio to be, as of the end of each fiscal quarter, calculated for the period of four fiscal quarters ending on such date, less than (i) 1.75 to 1.00 from the Closing until the fiscal quarter ending on September 30, 2026, (ii) 2.00 to 1.00 for the Fiscal Quarters ending December 31, 2026, March 31, 2027, June 30, 2027 and September 30, 2027 and (iii) 2.25 to 1.00 as of the end of each fiscal quarter thereafter.

(c) Consolidated Net Worth. Auna shall not permit the Consolidated Net Worth at any time to be less than an amount equal to eighty-five percent (85%) of the Consolidated Net Worth of Auna as of December 31, 2024.

7.11 Limitation on Prepayments; Amendments of Certain Documents.

(a) Prepay, retire, redeem, purchase, defease or exchange, or make or arrange for any prepayment, retirement, redemption, purchase, defeasance or exchange of any outstanding Indebtedness of the Loan Parties or any of their Subsidiaries that ranks junior and subordinate in right of payment to any of the obligations of the Loan Parties hereunder and under the other Loan Documents and under the Existing Notes or the Senior Secured Bonds;

(b) Waive, amend, supplement, modify, terminate or release any of the provisions with respect to any Indebtedness of the Loan Parties or any of their Subsidiaries that ranks junior and subordinate in right of payment to any of the obligations of the Loan Parties hereunder and under the other Loan Documents and under the Existing Notes and the Senior Secured Bonds, without the prior consent of the Required Lenders; provided, that the Loan Parties and their Subsidiaries may refinance any such Indebtedness to the extent that the effect of such refinancing shall be to make the terms and conditions of such Indebtedness more beneficial to the Loan Parties and their Subsidiaries and that no Default or Event of Default shall exist or would result from such refinancing.

(c) Enter into or consent to any modification, supplement or waiver to any provision of its Organization Documents, except (i) to the extent such modification, supplement or waiver does not adversely affect the interests of the Lenders hereunder in any material respect, (ii) to the extent such modification, supplement or waiver is made to the Organization Documents of Auna as may be required or may be reasonably desirable for an SEC-registered initial public offering by Auna or an equity private placement by Auna to a third-party investor or (iii) otherwise with the prior written consent of the Required Lenders.

7.12 Accounting Changes; Limitations on Changes in Fiscal Year.

(a) Make any change in accounting treatment and reporting practices or Tax reporting treatment except as (i) required or permitted by IFRS, consistently applied, or applicable Law and, to the extent material, disclosed to the Administrative Agent or (ii) agreed to by its independent public accountants (who shall be of recognized international standing).

(b) Change its current fiscal year end to end on a day other than on December 31.

7.13 Sanctions.

(a) Use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary of the Borrowers, joint venture partner or other individual or entity, to fund any activities of or business, directly or indirectly: (i) with or involving any individual or entity, that, at the time of such funding, is a Sanctions Target, (ii) with, in or involving any Sanctioned Jurisdiction, or (iii) in any other manner that could result in a violation by, or the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the transactions contemplated by this Agreement, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

(b) Liaise, contract, enter into arrangements or otherwise engage in any business activity with any Sanctions Target or Sanctioned Jurisdiction.

(c) Directly or indirectly fund all or part of any repayment or prepayment of the Loans or discharge any obligation due or owing to any Lender under any Loan Document with proceeds derived from or otherwise directly or indirectly sourced (i) from any Sanctions Target or Sanctioned Jurisdiction, (ii) from any activity prohibited under Sanctions Laws, or (iii) otherwise in violation of Sanctions Laws.

7.14 Anti-Corruption Laws. Use the proceeds of any Loan for any purpose which could breach any Anti-Corruption Laws.

7.15 Anti-Money Laundering Laws. (i) Use the proceeds of the Loans, (ii) lend, contribute or otherwise make available proceeds of the Loans to their Subsidiaries, Affiliates, any director, officer, employee, or agent of the Borrowers, their Subsidiaries or Affiliates, joint venture partner or other Person, or (iii) repay the Loans with proceeds derived directly or knowingly indirectly from illegal activity or otherwise obtained, in each case, in any manner that could result in a violation of any Anti-Money Laundering Laws by any Person, including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise.

7.16 COMI. No Loan Party incorporated under Luxembourg law will take any deliberate steps to change its/their COMI or actually change its/their COMI.

7.17 Capital Expenditures.

(a) For each fiscal year of Auna, commencing with the fiscal year starting on January 1, 2026, make or become legally obligated to make any Capital Expenditure, provided that the Loan Parties and each of their respective Subsidiaries shall be permitted to make:

(i) Capital Expenditures in the ordinary course of business not exceeding, during any fiscal year, US$90,000,000.00; and

(ii) Capital Expenditures (which Capital Expenditures will not be included in any determination under clause (a) above) with the amount of Net Cash Proceeds received by Auna from any issuance, sale, offering or disposition of Equity Interests by Auna so long as such Net Cash Proceeds are reinvested within twelve (12) months following the date of such issuance, sale, offering or disposition;

(b) If as of the date of determination, the Consolidated Leverage Ratio is less than 3.50 to 1.00, the foregoing restriction set forth in Section 7.17(a) shall cease to apply as from such date; it being understood that if, after such restrictions have ceased to apply, the Consolidated Leverage Ratio subsequently equals or exceeds 3.50 to 1.00 as of the date of determination, the restrictions set for in Section 7.17(a) shall again apply as from such date, provided that any Capital Expenditures made during the period in which such restriction was not in effect shall not be deemed to have breached this Section 7.17.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers fail to pay (i) when and as required to be paid herein, any amount of principal of any Loan whether at the due date thereof or a date fixed for prepayment thereof or otherwise; including, for the avoidance of doubt, any Mandatory Prepayment due and payable under Section 2.03 or (ii) within three (3) Business Days after the same becomes due, any amount of interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document (other than principal when due); or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.04, 6.05(a), 6.08, 6.10, 6.11, 6.12, 6.13, 6.16 or Article VII, or any Loan Party or Grantor, as the case may be, fails to perform or observe any term, covenant or agreement contained in any Security Document to which it is a party; or

(c) Other Defaults. Any Loan Party or Grantor fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document (other than in the Parallel Loan Agreement) to which it is a party on its part to be performed or observed and such failure has not been cured within thirty (30) days after the earlier of (i) any Responsible Officer of such Loan Party or Grantor, as the case may be, obtaining knowledge thereof and (ii) notice to such Loan Party or Grantor, as the case may be, from the Administrative Agent or any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any Loan Document (other than in the Parallel Loan Agreement) (or any amendment or modification hereof or thereof or waiver hereunder or thereunder), or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document (or any amendment or modification hereof or thereof or waiver hereunder or thereunder), shall prove to have been incorrect in any material respect, when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, in respect of any Indebtedness or Guarantee (other than Indebtedness under the Loan Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency Proceedings. To the extent permitted by applicable Law, (i) any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding, concurso mercantil or quiebra under any Debtor Relief Law, or makes an assignment for the benefit of creditors, (ii) any Loan Party or any Subsidiary thereof applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property, (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for ninety (90) days, or (iv) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for ninety (90) days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) To the extent permitted by applicable Law, any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) Invalidity of Loan Documents. (i) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Loan Party or any other Person (other than the Lenders or the Agents) contests in any manner the validity or enforceability of any provision of any Loan Document; or (iii) any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, or (iv) any Loan Document or provision thereof, or any obligation set forth therein is declared unenforceable, invalid or illegal by a court of competent jurisdiction; or

(j) Condemnation; Nationalization. Any Governmental Authority shall take any action to condemn, seize, nationalize, expropriate, forfeit or appropriate any substantial portion of the property of any Loan Party (either with or without payment of compensation), any asset held in the Trust Agreements, Peruvian Mortgage or pledged under the Equity Interest Pledge Agreements, or any Loan Party shall be prevented from exercising normal control over all or a substantial part of its property (and the same shall continue for sixty (60) or more days); or

(k) Order. Any Governmental Authority shall issue any order, decree or resolution that limits, restricts, or prohibits the consummation of any of the Transactions; or

(l) Moratorium. Any Governmental Authority shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Loan Party to pay any principal, interest or any amount payable by any of them hereunder or under any other Loan Document when the same become due and payable hereunder or under any other Loan Document, and such cancellation, suspension or deferral shall continue for ten (10) or more consecutive days; or

(m) Collateral. (i) the Mexican Collateral Agent shall cease at any time to be the duly designated sole beneficiary in first place (fideicomisario en primer lugar) under the Mexican Collateral Trust, or (ii) the Colombian Collateral Agent or Colombian Trustee shall cease to be the duly designated beneficiary (Beneficiario) of the Colombian Trust Agreement or shall cease at any time to have a perfected first priority Lien (subject to no other Liens other than Permitted Liens and Permitted Collateral Liens) on all the Collateral purported to be encumbered pursuant to the Security Documents or the amendments thereto, as applicable, or such other Security Documents that may replace or amend any of such Security Documents, entered into at any time following the Effective Date, in form and substance reasonable satisfactory to the Administrative Agent; or

(n) Exchange Controls. The imposition of any exchange controls, currency convertibility controls or currency transferability controls by any competent Governmental Authority, or any other action of a Governmental Authority, in each case that adversely affects the ability of the Loan Parties, taken as a whole, to comply with its obligations hereunder or under any other Loan Document; or

(o) Change of Control. A Change of Control occurs; or

(p) Parallel Loan Default. Failure by the Borrowers to replace the Parallel Lender in accordance with Section 11.13 or complete the Parallel Loan Permitted Refinancing within one hundred twenty (120) days following receipt of a Parallel Loan Default Notice that has not been revoked or waived by the Parallel Lender.

Without limiting the provisions of Article VIII, if a Default shall have occurred under this Agreement, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with this Agreement and/or the other Loan Documents or is otherwise expressly waived by in accordance with Section 11.01; and once an Event of Default occurs under this Agreement, then such Event of Default will continue to exist until it is expressly waived in accordance with Section 11.01.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c) exercise or direct the Intercreditor Agent to exercise any other rights and remedies available under any Security Document and any other Loan Document to which it is a party, subject to and in accordance with the Amended and Restated Intercreditor Agreement;

provided, however, that upon the occurrence of an Event of Default specified in Section 8.01(f), 8.01(g), or 8.01(p), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything herein to the contrary, this Section 8.02 shall not (A) prevent the commencement of a proceeding under Debtor Relief Laws or the filing of a petition in Colombia, Peru or Mexico to commence a proceeding under Debtor Relief Laws with respect to the Borrowers or any of their Subsidiaries, whether voluntary or involuntary, (B) be construed to mean that the purpose of any such provision is to prevent or create obstacles to prevent, directly or indirectly, that proceedings be commenced in Colombia, Peru or Mexico, as applicable under any Debtor Relief Laws with respect to the Borrowers or any of their Subsidiaries, (C) prohibit the Borrowers or any of their Subsidiaries from negotiating or entering into a restructuring agreement under any Debtor Relief Laws or (D) impose any restrictions, prohibitions or unfavorable effects (efectos desfavorables) upon the Borrowers or any of their Subsidiaries for the negotiation or execution of a restructuring agreement under any Debtor Relief Law.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable pursuant to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order (except to the extent such proceeds are subject to application in accordance with the Amended and Restated Intercreditor Agreement (in each case, as determined by the Required Lenders and notified in writing to the Administrative Agent, which shall provide a copy of such notice to the Intercreditor Agent), in which case the Administrative Agent (acting at the written direction of the Required Lenders) or the Peruvian Paying Agent (acting at the written direction of the Administrative Agent), as applicable, shall transfer such proceeds to the Intercreditor Agent for application by the Intercreditor Agent in accordance with the order of priority set forth in the Amended and Restated Intercreditor Agreement):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to the Agents in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and unpaid obligations under any Loan Document (to the extent not covered under clauses First through Third above), ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Banco Citi México, S.A., Institución de Banca Múltiple, Grupo Financiero Citi México, División Fiduciaria to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions as agent and comisionista (under the terms of Articles 273, 274 and any other applicable Articles of the Mexican Commerce Code (Código de Comercio)) on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender,” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and the Administrative Agent shall have the right, in the exercise of any such discretionary power hereunder, to seek clarification from and otherwise consult with the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers, without any further action on their part. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the Borrowers may petition a court of competent jurisdiction to appoint a successor Agent, that shall be a financial institution that has all necessary licenses, consents, authorizations, registrations and approvals to act in such capacity and, in the case of the Administrative Agent, that has an office in New York, New York. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(c)). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. The retiring Administrative Agent shall not be liable for any loss, cost or expense caused by its resignation or removal and the Required Lenders’ inability to appoint a new Administrative Agent by the Resignation Effective Date or Removal Effective Date, as applicable, and the consequences that could derive therewith, except to the extent such loss, cost or expense have resulted from the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction by final and non-appealable judgment.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

9.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders (including in their capacities) irrevocably instruct the Administrative Agent:

(a) to release or to instruct the corresponding Collateral Agent or Trustee to release any Lien on any property granted to or held by the Administrative Agent, the Trustee and/or the Collateral Agent under any Loan Document (i) upon termination of the Commitments, and payment in full of all Obligations (other than contingent indemnification obligations), and (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document;

(b) without limiting the provisions of Section 9.09, to release any Guarantor from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction expressly permitted under the Loan Documents; and

(c) to release or to instruct the applicable Collateral Agent to release the Liens on any Permitted Disposition Collateral in connection with a Disposition of any such Permitted Disposition Collateral in accordance with Section 7.05(l); and

(d) to release or to instruct the Peruvian Collateral Agent to release the Liens on the Real Estate Assets located in Peru subject to the Peruvian Mortgage, in the event that the Credit Rating from at least one of the Rating Agencies is at least equal to BB for S&P and Fitch or Ba2 (for Moody’s).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations hereunder pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Erroneous Payment Provisions

(a) If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from any Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the relevant Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of such Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the relevant Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the relevant Agent in same day funds at the greater of the TIIEF Rate and a rate determined by the Administrative Agent in respect of the Initial Loans or with respect to the Incremental Loans, such rate as is determined under the applicable Incremental Joinder Agreement, in each case in accordance with banking industry rules on interbank compensation from time to time in effect, if the Erroneous Payment is made in connection with a Loan. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, such Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from an Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b).

(c) Each Lender hereby authorizes the Administrative Agent or the Peruvian Paying Agent (acting on the instruction of the Administrative Agent) to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the relevant Agent to such Lender from any source, against any amount due to such Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Participant Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or the Peruvian Paying Agent, as applicable, from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine,

(g) Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender (including the Parallel Lender), the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.12 Payment Documentation and Tax Receipts.

The Lenders reserve the right to request from the Administrative Agent and/or the Borrowers to provide them with documentation and information evidencing the respective payments within (3) three Business Days following such request. The Lenders shall deliver the corresponding tax receipts for said payments to the Borrowers, as required by applicable law, within (5) five Business Days following the corresponding payment date, provided that, receipts for any payment made within a given year calendar shall be delivered in the same calendar year. Such receipts shall be delivered directly by each Lender to the email address(es) previously notified by the Borrowers; in the event that the Borrower must notify the Administrative Agent of such situation so that the Administrative Agent can carry out the corresponding follow-up actions with each Lender for delivery of the pending information.

ARTICLE X.

GUARANTY

10.01 Guarantors. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor signatory hereto jointly and severally hereby agrees to guarantee the Obligations of the Borrowers under the Loan Documents and to become a Guarantor for all purposes under this Agreement and each other Loan Document in each case as primary obligor and not merely as surety and shall be bound by all of the obligations of and shall have all of the rights of a Guarantor under this Agreement and each other Loan Document including, without limitation, providing the guarantee of the Guaranteed Obligations as set forth in this Article X.

10.02 Guaranty. Each Guarantor signatory hereto, on a joint and several basis, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such obligations, collectively, being the “Guaranteed Obligations”). Each Guarantee is a guaranty of payment and not of collection. Each Guarantor agrees that, as between each Guarantor and the Administrative Agent, the Guaranteed Obligations may be declared to be due and payable for purposes of its Guarantee notwithstanding any stay (including any stay imposed by the commencement by or against the Borrowers of any proceeding under any Debtor Relief Laws naming the Borrowers as the debtor in such proceeding), injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that in the event of a declaration or attempted declaration, the Guaranteed Obligations shall immediately become due and payable by the Guarantors for purposes of its Guarantee. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall, without further action by any Guarantor or any other Person, be automatically limited and reduced to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder invalid and unenforceable or otherwise subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any similar federal or state law (including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act) or subordinated to the claims of other creditors as determined in such proceeding.

10.03 Guaranty Absolute. Upon becoming a Guarantor pursuant to Section 10.01, each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The liability of each Guarantor under its Guarantee shall be absolute and unconditional irrespective of:

(a) any lack of validity, enforceability or genuineness of any provision of any Loan Document, any Guaranteed Obligations or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

(c) any exchange, release or non-perfection of the Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligation; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or the Borrowers.

Each Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.

10.04 Waivers.

(a) Upon becoming a Guarantor pursuant to Section 10.01, each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and its Guarantee and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or the Collateral.

(b) Upon becoming a Guarantor pursuant to Section 10.01, each Guarantor irrevocably waives any claims or other rights that it may now or hereafter acquire against the Borrowers that arise from the existence, payment, performance or enforcement of the obligations of any Guarantor under its Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrowers or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right until all amounts payable hereunder have been irrevocably paid in full and this Agreement is terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Guaranteed Obligations and all other amounts payable under such Guarantor’s Guarantee and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under such Guarantor’s Guarantee, whether matured or unmatured, in accordance with the terms of this Agreement and such Guarantor’s Guarantee, or to be held as collateral for any Guaranteed Obligations or other amounts payable under the Guarantee thereafter arising. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and its Guarantee and that the waiver set forth in this Section 10.04(b) is knowingly made in contemplation of such benefits.

10.05 Continuing Guaranty. Each Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations (including any and all Guaranteed Obligations which remain outstanding after the Termination Date) and all other amounts payable under its Guarantee, (ii) be binding upon each Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their respective successors, transferees and assigns.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Parallel Loan Agreement), and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless it is in writing and signed by the Required Lenders and (A) in the case of this Agreement, the Borrowers or the affected Loan Party, and (B) in the case of any other Loan Document (other than the Parallel Loan Agreement) the Loan Party or Loan Parties party thereto; provided, however, that no such amendment, waiver or consent shall:

(a) waive or amend any condition set forth in Section 4.01 without the written consent of each Lender;

(b) waive or amend any provision of Section 2.10(d) without the consent of each Lender;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e) reduce the principal amount of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder, even if as a result there would be reduction of the rate of interest or fee;

(f) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; it being understood that the existence of a Defaulting Lender will not be considered an alteration to the pro rata sharing;

(g) change any provision of this Section 11.01 or the definition of “Applicable Percentage,” “Required Lenders” or any other provision hereof specifying the number or percentage of the aggregate Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h) waive or change any provision of Section 6.13, or, except to the extent otherwise expressly permitted under this Agreement or the other Loan Documents (including, without limitation, pursuant to Section 9.10) release all or any portion of the Collateral, without the prior written consent of each Lender;

(i) release any Guarantor from any of its obligations hereunder without the written consent of each Lender;

(j) subordinate (x) the Liens securing any of the Loans on all or substantially all of the Collateral to the Liens securing any other Indebtedness or (y) any Loans in contractual right of payment to any other Indebtedness (any such other Indebtedness, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), unless each adversely affected Lender (other than a Defaulting Lender) has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender (other than a Defaulting Lender)) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each such adversely affected Lender for a period of not less than three Business Days; provided however that (1) if any such adversely affected Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance in such offer being made, such adversely affected Lender shall be deemed to have declined such offer and (2) any subordination expressly permitted by the Amended and Restated Intercreditor Agreement shall not be restricted by subclauses (x) and (y) above; or

(k) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent that affects the rights or duties of an Agent under this Agreement or any other Loan Document shall, unless in writing and signed by such Agent in addition to the Lenders required above, and (ii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, the Loan Parties and the Incremental Lenders may enter into (or direct the Agents to enter into) Incremental Joinder Agreements to the extent permitted by Section 2.13, which Incremental Joinder Agreements shall be binding on the Loan Parties, all Lenders and the Agents.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers, Auna or the Administrative Agent, to the address, electronic mail address or telephone number specified for such Person on Schedule 11.02;

(ii) if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers); and

(iii) if to the Parallel Lender, to the address or electronic mail address specified in its signature page hereto.

Notices and other communications sent by hand or overnight courier service, mailed by certified or registered mail shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). The Administrative Agent shall send copies of any notices received from, or sent to, any Loan Party or Lender under this Agreement to the Parallel Lender.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i)notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWERS’ MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWERS’ MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWERS’ MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise), including, without limitation, any direct or indirect, special, incidental or consequential damages arising out of the Borrowers’, any Loan Party’s or the Administrative Agent’s transmission of the Borrowers’ Materials through the Internet.

(d) Change of Address, Etc. Each Loan Party and the Administrative Agent may change its address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrowers’ Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Peruvian Paying Agent and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay and reimburse, on a joint and several basis, each of the Lenders and the Administrative Agent for:

(i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and each of the Lenders (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Arrangers and the Administrative Agent, including, for the avoidance of doubt, Galicia Abogados, S.C., Garrigues Colombia S.A.S., J&A Garrigues Peru S. Civil. De R.L. and Cleary Gottlieb Steen & Hamilton LLP), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery, registry and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; and

(iii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with (i) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.04; and all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest (including fees of notary public) contemplated by any Security Document or any other document referred to therein (other than transfer, stamp, documentary or other similar taxes, assessments or charges imposed both (i) as a result of an assignment, transfer or participation in an interest under a Loan Document which was not requested by a Loan Party and (ii) by a jurisdiction (or any political subdivision thereof) as a result of a present or former connection of the Administrative Agent or any Lender (including any assignee) with such jurisdiction imposing such Tax (other than a connection arising as a result of having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

(b) Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), the Peruvian Paying Agent, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all the fees, charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of

(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of, or the enforcement of rights or remedies under, this Agreement, the Parallel Loan Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their respective Subsidiaries in breach of any Environmental Law, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, (iv) the Transactions or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that (i) represent losses, claims, damages, etc. arising from any non-Tax claim or (ii) are incurred by or imposed upon any Agent in connection with the performance of its services under the Loan Documents (except, for the avoidance of doubt, in respect of Taxes for income or compensation received by any such Agent).

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and the Borrowers hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(d) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor (provided that reasonable evidence of such claims has been delivered).

(e) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the Peruvian Paying Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the TIIEF Rate. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, (ii) subject to sub-clause (iii) hereafter, no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an assignee in accordance with the provisions of subsection (b) of this Section 11.06, (B) by way of participation in accordance with the provisions of subsection (d) of this Section 11.06, or (C) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void) and (iii) the Parallel Lender may not assign or otherwise transfer any of its rights or obligations hereunder except in accordance with the provisions of Section 11.06(j). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans at the time owing to them); in each case provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection 11.06(b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than the US$5,000,000.00 (or its MXP Equivalent or PEN Equivalent) unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection 11.06(b)(i)(B) of this Section 11.06 and, in addition:

(A) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) if the assignment is to a Person that is not a Permitted Assignee; and

(B) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) if such assignment is to any Person (including a Disqualified Entity) other than a Permitted Assignee, unless an Event of Default has occurred and is continuing at the time of such assignment; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with, with respect to each assignment, a processing and recordation fee in the amount of US$3,500.00; provided, however, that (i) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and (ii) such processing and recordation fee will not be payable in any assignment to an Affiliate of a Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) except as otherwise permitted under clause (B) above or (D) to a Disqualified Entity except in the cases set forth in Section 11.06(b)(iii)(B) above.

(vi) No Increased Costs. For so long as (A) no Event of Default shall have occurred and is continuing at the time of such assignment and (B) the Borrowers shall not be required to pay to the relevant assignee any amounts pursuant to Section 3.01(a) or Section 3.04 in excess of the maximum amounts that the Borrowers would have been obligated to pay to the assigning Lender if the assigning Lender had not assigned such Loan to such assignee, unless the circumstances giving rise to such excess payment result from a Change in Law after the date of such assignment; provided, however, that, if the applicable Mexican withholding tax imposed on interest payments to such Arrangers (or any assignee thereof) is less than four point nine (4.9%) at the date of such assignment and no Event of Default shall have occurred and be continuing at the date of such assignment, the Borrowers shall only be required to pay the relevant assignee amounts pursuant to Section 3.01(b) with respect to Mexican withholding tax up to a maximum withholding tax rate of four point nine percent (4.9%).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.06.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person who is not a Defaulting Lender, or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries of the Borrowers) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.1 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Peruvian Notes. In case of an assignment by any Lender of all of its Loans, such Lender shall, at its option, (i) execute and deliver to the relevant assignee, an endorsement (endoso) of each Peruvian Note to such assignee, together with its corresponding Peruvian Notes Completion Agreement, or (ii) instruct the Administrative Agent to request the Peruvian Guarantors to execute a new Peruvian Note and corresponding Peruvian Notes Completion Agreement identical in form and substance to the original Peruvian Note, and/or the corresponding Peruvian Notes Completion Agreement, in which case the Peruvian Guarantors shall execute and deliver to such assignee a new Peruvian Note evidencing the assigned Loans together with its corresponding Peruvian Notes Completion Agreement, not later than five (5) Business Days after receipt of request thereof from the Administrative Agent and concurrently with the consummation of such assignment; provided that such new Peruvian Note and Peruvian Notes Completion Agreement shall be delivered in exchange for any existing Peruvian Notes and related Peruvian Notes Completion Agreements evidencing the assigned Loans. In case of an assignment by any Lender of only a portion of its Loans, the Peruvian Guarantors shall, not later than ten (10) Business Days after receipt of a notice from the Administrative Agent that such Lender intends to assign a portion of its Loans, concurrently with the consummation of such assignment execute and deliver to the relevant assignee a new Peruvian Note evidencing the Loans assigned to such assignee, together with its corresponding Peruvian Notes Completion Agreement.

(g) Colombian Notes. In case of an assignment by any Lender of all of its Loans, such Lender shall, at its option, (i) execute and deliver to the relevant assignee, an endorsement (endoso) of each Colombian Note to such assignee, in which case the Colombian Guarantors shall have the right to request a replacement of the endorsed Colombian Note for a new Colombian Note issued to the relevant assignee, identical in form and substance to the original Colombian Note; provided that the relevant assignee shall in its sole discretion make decisions regarding such replacement, or (ii) instruct the Administrative Agent to request the Colombian Guarantors to execute a new Colombian Note identical in form and substance to the original Colombian Note, in which case the Colombian Guarantors shall execute and deliver to such assignee a new Colombian Note evidencing the assigned Loans not later than ten (10) Business Days after receipt of request thereof from the Administrative Agent and concurrently with the consummation of such assignment; provided that such new Colombian Note shall be delivered in exchange for any existing Colombian Notes evidencing the assigned Loans. In case of an assignment by any Lender of only a portion of its Loans, the Colombian Guarantors shall, not later than ten (10) Business Days after receipt of a notice from the Administrative Agent that such Lender intends to assign a portion of its Loans, concurrently with the consummation of such assignment execute and deliver to the relevant assignee a new Colombian Note evidencing the Loans assigned to such assignee.

(h) Mexican Notes. Promptly upon and concurrently with any assignment of Loans permitted under Section 11.06, the applicable Mexican Borrower and the Mexican Guarantors that have subscribed a Mexican Note with respect to such Loan, shall execute and deliver to any Lender or the Administrative Agent for the account of each relevant Lender, at the Administrative Agent’s request, in exchange for any such Mexican Note evidencing the relevant Loans previously delivered to such Lender (which Mexican Note shall be delivered to the applicable Mexican Borrower duly cancelled), a new Mexican Note of the applicable Mexican Borrower and Mexican Guarantor that had subscribed the Mexican Note being exchanged, payable to such Lender or Lenders, in a principal amount equal to the then outstanding Loans being assigned by such Lender, and otherwise duly completed.

(i) Each Loan Party hereby expressly accepts and confirms, for the purposes of articles 1278 to 1281 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement or any other Loan Document, any security created or guarantee given under this Agreement or any other Loan Document shall be preserved for the benefit of each new Lender.

(j) Assignment by the Parallel Lender. The Parallel Lender may at any time assign to any Permitted Assignee (excluding any Disqualified Entity, unless Event of Default or a Parallel Loan Event of Default has occurred or is continuing) all or a portion of its rights and obligations under this Agreement in connection with any assignment by the Parallel Lender of its rights and obligations under the Parallel Loan Agreement, subject, in each case, to (i) prior written notice to the Administrative Agent (receipt of which shall be acknowledged by the Administrative Agent); (ii) to the extent required under the Parallel Loan Agreement, the prior written consent of the Borrowers; (iii) the minimum trade amount set forth in Section 11.06(b)(i) of this Agreement; and (iv) the limitations in respect of the payment of additional interest and related indemnity payments specified under the definition of Indemnified Taxes and Section 3.01. From and after the effective date specified in such notice, the assignee Parallel Lender shall be a party to this Agreement and, to the extent of the interest assigned to it, have the rights and obligations of a Lender under this Agreement, and the assigning Parallel Lender shall, to the extent of the interest assigned by it, be released from its obligations under this Agreement and, in the case of an assignment covering all of the assigning Parallel Lender’s rights and obligations under this Agreement and the Parallel Loan Agreement, such assigning Parallel Lender shall cease to be a party to this Agreement. Each Lender acknowledges and agrees that, upon any assignment by the Parallel Lender of all or a portion of its undisbursed commitments or loans under the Parallel Loan Agreement to any Person, such commitments and/or loans (or portion thereof), as the case may be, shall constitute a Commitment and a Loan, for all purposes under this Agreement and shall be subject to the terms and conditions of this Agreement (including with respect to the interest rate and interest period) and such commitments and/or loans (or portion thereof) shall not be subject to any terms or conditions of the Parallel Loan Agreement and the Parallel Loan Agreement shall terminate and be of no further force and effect with respect to such commitments and/or loans (or portion thereof).

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent to deliver Borrowers’ Materials or notices to the Lender or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non- confidential basis from a source other than the Borrowers; provided, that the Administrative Agent, in acting as an agent for the Lenders, shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other divisions or departments; provided, further, that if Information is received by another Affiliate, division or department of the Administrative Agent, such Information may be treated as confidential to such Affiliate, division or department, and the Administrative Agent shall not be deemed to have notice of such Information. For purposes of this Section 11.07, “Information” means (i) all information received from any Loan Party and any of its Subsidiaries relating to the Loan Party and any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender (or its Affiliates or Related Parties), assignee thereto or Participant, on a non-confidential basis, provided that, in the case of information received from the Loan Parties or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non- public information, (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws and (d) it will not (and its Affiliates or Related Parties will not) trade in, or recommend the trading of, any securities of any of the Loan Parties (or any Affiliate of any such Loan Party) if it possesses such material non-public information, unless and until such material non-public information has been publicly disclosed or the Administrative Agent has confirmed that the information is no longer material non-public information.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Loan Parties against any and all of the obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Loan Parties and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent, the Lenders and the Loan Parties.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the other Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Borrowers are entitled to replace a Lender (A) pursuant to the provisions of Section 3.06, (B) if any Lender is a Defaulting Lender or a Non-Consenting Lender, or (C) the Borrower has received a Parallel Loan Default Notice, then the Borrowers may at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to a Permitted Assignee or to another Person acceptable to the Borrowers that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws;

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(f) the Administrative Agent shall be satisfied with the results of all “know your client” or other checks (it being understood that nothing in the Agreement shall oblige the Administrative Agent to carry out any “know your customer” or other checks in relation to the identity of any Person on behalf of any Lender and each Lender shall be solely responsible for any such checks it is required to carry out and may not rely on any statement in relation to such checks made by the Administrative Agent or by any Person to the Administrative Agent).

A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver or other action by such Lender, the circumstances entitling the Borrowers to require such assignment cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ((EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.

(i) THE PARTIES HERETO (EXCEPT FOR THE COLOMBIAN GUARANTORS) IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO (EXCEPT FOR THE COLOMBIAN GUARANTORS) EXPRESSLY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND IN THE COURTS OF ITS OWN CORPORATE DOMICILE, IN RESPECT OF ACTIONS BROUGHT AGAINST IT AS A DEFENDANT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO ANY OTHER JURISDICTION TO WHICH IT MAY BE ENTITLED BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE.

(ii) THE COLOMBIAN GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (EXCEPT FOR ANY LOAN DOCUMENTS GOVERNED BY COLOMBIAN, MEXICAN OR PERUVIAN LAW), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE COLOMBIAN GUARANTORS HERETO EXPRESSLY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND IN THE COURTS OF ITS OWN CORPORATE DOMICILE, IN RESPECT OF ACTIONS BROUGHT AGAINST IT AS A DEFENDANT. EACH OF THE COLOMBIAN GUARANTORS HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. THE BORROWERS AND THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONS IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON COGENCY GLOBAL INC., PRESENTLY LOCATED AT 122 E. 42ND STREET, 18TH FLOOR, NEW YORK, NEW YORK 10168, UNITED STATES (THE “PROCESS AGENT”), AND THE BORROWERS AND EACH GUARANTOR HEREBY CONFIRM AND AGREE THAT THE PROCESS AGENT HAS BEEN DULY AND IRREVOCABLY APPOINTED AS THEIR AGENT AND TRUE AND LAWFUL ATTORNEY- IN-FACT IN THEIR NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONS, AND AGREE THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWERS OR THE GUARANTORS, AS THE CASE MAY BE, SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF THE PROCESS AGENT SHALL CEASE TO SERVE AS AGENT FOR THE BORROWERS AND THE GUARANTORS TO RECEIVE SERVICE OF PROCESS HEREUNDER, THE BORROWERS AND THE GUARANTORS SHALL PROMPTLY APPOINT A SUCCESSOR AGENT REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT. THE BORROWERS AND THE GUARANTORS HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH IN SCHEDULE 11.02.

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 No Immunity. To the extent that the Borrowers may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for themselves or their properties, assets or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to their obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrowers hereby irrevocably agree not to claim and hereby irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.

11.17 Parallel Lender Privileges and Immunities. The parties hereto acknowledge and agree that no provision of this Agreement in any way constitutes or implies a waiver, renunciation, termination or modification by the Parallel Lender of any of its privileges, immunities or exemptions granted by its charter or by international conventions or applicable law, including the Articles of Agreement establishing IFC, and IFC expressly reserves all such privileges, immunities and exemptions.

11.18 Special Waiver. To the extent that the Borrowers may be entitled to the benefit of any provision of law requiring the Administrative Agent or any Lender in any suit, action or proceeding brought in a court of Colombia or other jurisdiction arising out of or in connection with this Agreement or any other Loan Document or the Transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty, or to take any similar action, the Borrowers hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the applicable jurisdiction.

11.19 Judgment Currency.

(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in a specified currency (the “Contractual Currency”) into another currency (in this Section 11.19 called the “Judgement Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Contractual Currency at the principal office of the Administrative Agent with the Judgement Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Loan Parties in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document expressed to be payable in the Contractual Currency (in this Section 11.19 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Judgement Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Contractual Currency with the amount of the Judgement Currency so adjudged to be due, and the Loan Parties hereby, jointly and severally, as a separate obligation and notwithstanding any such judgment, to the extent permitted by applicable Law, agree to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Contractual Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Contractual Currency hereunder exceeds the amount of the Contractual Currency so purchased and transferred. If any Entitled Person reasonably determines that the amount of the Contractual Currency so purchased and transferred to such Entitled Person exceeds the sum originally due to such Entitled Person, then such Entitled Person shall as promptly as reasonably practicable, reimburse such excess to the relevant Loan Party.

(b) Each Loan Party waives any right it may have in any jurisdiction to pay any amount under this Agreement, the Parallel Loan Agreement, and the other Loan Documents, to each Entitled Person in a currency or currency unit other than that in which it is expressed to be payable.

11.20 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof.

11.21 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrowers or any of their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that they may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.23 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.24 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties (excluding the Parallel Lender) and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no written oral arrangements among the parties. As between the Borrowers and the Parallel Lender, this Agreement is subject to the Parallel Loan Agreement.

11.25 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.26 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.27 Financial Crime Risk Management Activity. The Borrowers hereby agree and acknowledge that the Lenders are required to and may take any action they consider appropriate (in their sole and absolute discretion) to meet their Compliance Obligations in connection with the detection, investigation and prevention of Financial Crime (the “Financial Crime Risk Management Activity”). Such actions may include, but are not limited to: (a) screening, intercepting and investigating any instruction, communication, drawdown request, application for services, or any payment sent to or by the Borrowers, or on their behalf, (b) investigating the source of or intended recipient of funds, (c) combining the Borrowers Information with other related information in the possession of the Lenders as permitted under applicable law, and/or (d) making further enquiries as to the status of a person or entity (including trusts or other similar entities), whether they are subject to a sanctions regime, or confirming the Borrowers’ identity and status. The Lenders may also, subject to the limitations set forth under applicable law and applicable international treaties, cooperate with local and foreign authorities, through the appropriate channels allowable under applicable law, with respect to Financial Crime Risk Management Activities. The Borrowers hereby acknowledges and agrees that, to the extent permissible by applicable law, none of the Lenders nor any of their respective Affiliates shall be liable to the Borrowers or any third party in respect of any damage or loss whether incurred by the Borrowers or a third party in connection with the delaying or, as required pursuant to applicable law, blocking, suspension or cancellation of any payment or the provision of all or part of the services, or otherwise as a result of Financial Crime Risk Management Activity.

11.28 Tax Compliance.

(a) The Lenders shall, as permitted and through the channels provided under applicable law, withhold and deliver to the Tax Authorities any applicable tax for cash deposits, interest or those that arise from income or investments or for any other reason that is determined in the future, therefore the Borrowers hereby acknowledge and accept that they shall receive the net return. The Borrowers accept that the Lenders shall deliver the certificates and/or receipts that result from the delivery or withholding of the corresponding tax in any of their branches. The Lenders shall not provide tax advice to the Borrowers, therefore it shall be the Borrowers’ responsibility to comply with their respective tax obligations, including those arising from the accounts held in the Mexican financial system or abroad in connection with their particular tax status.

(b) The Borrowers acknowledge and agree that some countries may have tax legislation with extraterritorial effects without regard of Borrowers’, the Connected Persons’ or the Related Persons’ place of domicile, residency, citizenship or incorporation, therefore the Borrowers acknowledge and agree that neither the Lenders nor their respective Affiliates will be responsible with respect to any advice regarding the payment of taxes, or tax or legal advice provided by third parties. The Borrowers are advised to seek independent legal and/or tax advice. The Borrowers acknowledge and accept that the Borrowers and each Connected Person acting in their capacity as a Connected Person (and not in their personal capacity), and, if applicable, any Related Persons, are responsible for complying with any tax obligations that they may have under applicable Law with respect to tax payments and filing of returns (declaración fiscal), or other documents required with respect to tax payments, including, without limitation, all income, capital profits, wealth, inheritance and taxes, in all jurisdictions in which those obligations arise under applicable Law and relating to the opening and use of account(s) and/or services provided by the Lenders and/or their respective Affiliates.

(c) The opening and the operation of the Borrowers’ accounts, including the acquisition, use of investments or assets through such accounts, as well as any income or loss with respect to such transactions, may be subject to taxes payable by the Borrowers, their Connected and Related Persons, depending on different factors (such factors include, without limitation, their domicile, place of residency, nationality, country of incorporation or the types of assets deposited in the Borrowers’ accounts).

(d) The Borrowers acknowledge and accept that the Lenders have the right to request Tax Information that demonstrate the compliance of the tax obligations of the Borrowers and of their Connected or Related Persons, as applicable. The Borrowers acknowledge and accept that the Lenders, under applicable law, may (i) notify the Governmental Authorities if there is concern that the Borrowers or their Connected and Related Persons, as applicable, have not complied with their tax obligations, and (ii) deliver to the competent Governmental Authorities any Tax Information, if so requested by such Governmental Authority, through the appropriate channels. The Borrowers expressly agree to inform the content of this clause to the Borrowers’ Related and Connected Persons.

11.29 Data Protection.

(a) The Borrowers expressly authorize the Lenders to share with, and provide to, their respective Subsidiaries and Affiliates, whether domestic or international, as well as their suppliers, information and data related to the Loan, including Personal Data, for any purposes required in connection with the Lenders’ operation and the marketing of their products and services, as well as, (i) if required in accordance with applicable laws or regulations, or as ordered by a judicial resolution, (ii) to any potential assignee hereof, (iii) to their legal advisors, or (iv) if such information becomes publicly known. The Borrowers further acknowledges and agree, and authorize the Lenders to, subject to the limitations set forth under applicable law and applicable international treaties, share and/or request any information they deem necessary or desirable to take any Financial Crime Risk Management Activity and perform the respective Compliance Obligations in accordance with applicable law and international treaties.

(b) The Borrowers acknowledge and agree that the Lenders may be obliged to share, in whole or in part, the Borrowers Information with domestic or international third parties in order to provide certain services and/or products requested by the Borrowers. In this regard, the Borrowers expressly authorize the Lenders to share, subject to the limitations set forth under applicable law and applicable international treaties, with third parties the Borrowers Information, as necessary to provide the services and/or products requested by the Borrowers. In accordance with the Mexican Data Protection Act (Ley Federal de Protección de Datos Personales en Posesión de los Particulares) and the privacy notice made available by the Lenders, any action aimed at obtaining, using, disclosing, storing, transferring or sharing the Borrowers’ personal, commercial, financial and credit data, as well as the file where such information is kept, includes the Lenders and their respective Affiliates, whether domestic or international, and service providers related to this Loan.

(c) The Borrowers acknowledge the manner in which the data and information provided is to be treated for the purposes referred to in the privacy notice, and that at any time the Lenders may make changes to the aforementioned privacy notice made available to the Borrowers, all of which shall be informed to the Borrowers. The Borrowers acknowledges and agrees that the Lenders and their respective Affiliates shall not be liable in any manner whatsoever to the Borrowers or any third party for any effects, including for damages or losses sustained by the Borrowers or any third party arising from the disclosure, transmission, or use of the Borrowers Information, or any other information provided to the Lenders or their respective Affiliates, unless such effects arise from negligence or bad faith of the entity that discloses the relevant information.

11.30 Bearer Shares. The Borrowers represent that neither the Borrowers nor any of their respective shareholders holds, directly or indirectly, ten percent (10%) of bearer shares of a corporation organized in a country that permits the issuance of bearer shares or other similar instruments (the “Bearer Shares”). The Borrowers confirm that they have not issued any Bearer Shares and agree not to convert their shares (and cause their shareholders or partners, or other similar vehicle, as applicable not to make a conversion) into Bearer Shares, without the prior consent of the Lenders. The Borrowers agree to immediately inform the Lenders if the Borrowers or any of their shareholders issue Bearer Shares, prior to such issuance. The Borrowers confirm that they are not prevented under applicable Law from performing their obligations derived from this Section 11.30 with respect to the country that permits, if any, the issuance of Bearer Shares.

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AUNA S.A. as Guarantor

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorized Representative

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

AUNA SALUD S.A.C.

CLÍNICA BELLAVISTA S.A.C.

CLÍNICA MIRAFLORES S.A.

CLÍNICA VALLE SUR S.A.

LABORATORIO CLÍNICO INMUNOLÓGICO

CANTELLA S.A.C.

D J R INMUEBLES, S.A. DE C.V.

INMUEBLES JRD 2000, S.A. DE CV.

GSP INMUEBLES S.A. DE C.V.

GSP SERVICIOS COMERCIALES S.A.C.

GSP SERVICIOS GENERALES S.A.C.

GSP TRUJILLO S.A.C.

MEDICSER S.A.C.

ONCOCENTER PERÚ S.A.C.

RYR PATOLOGOS ASOCIADOS S.A.C.

SERVIMÉDICOS S.A.C.

TOVLEJA HG S.A. DE C.V.

as Guarantors

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorized Representative

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

GRUPO SALUD AUNA MÉXICO, S.A. DE C.V., as Borrower

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorized Representative

HOSPITAL Y CLINICA OCA, S.A. DE C.V., as Borrower

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorized Representative

ONCOSALUD, S.A.C., as Borrower

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorized Representative

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

AUNA COLOMBIA S.A.S. as Guarantor

By:	/s/ Cristhian Insignares Cera
Name: Cristhian Insignares Cera
Title: Legal Representative

INSTITUTO DE CANCEROLOGÍA S.A.S. as Guarantor

By:	/s/ Cristhian Insignares Cera
Name: Cristhian Insignares Cera
Title: Legal Representative

PROMOTORA MÉDICA LAS AMÉRICAS S.A. as Guarantor

By:	/s/ Cristhian Insignares Cera
Name: Cristhian Insignares Cera
Title: Legal Representative

LAS AMÉRICAS FARMA STORE S.A.S. as Guarantor

By:	/s/ Juan Gonzalo Alvarez Restrepo
Name: Juan Gonzalo Alvarez Restrepo
Title: Legal Representative

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

CITIGROUP GLOBAL MARKETS INC., as Structuring Agent, Joint Lead Arranger and Bookrunner

By:	/s/ Jose Ramos Lobo
Name: Jose Ramos Lobo
Title: Managing Director

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

BANCO CITI MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO CITI MÉXICO, DIVISIÓN FIDUCIARIA, as Administrative Agent

By:	/s/ Elva Nelly Wing Treviño
Name: Elva Nelly Wing Treviño
Title: Trust Delegate

By:	/s/ Guillermo Sáenz Rodríguez
Name: Guillermo Sáenz Rodríguez
Title: Trust Delegate

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, as Structuring Agent, Joint Lead Arranger and Bookrunner

By:	/s/ Juan Víctor Coalla Acha
Name: Juan Víctor Coalla Acha
Title: Attorney-in-Fact

By:	/s/ Luis Antonio Sañudo Sosa
Name: Luis Antonio Sañudo Sosa
Title: Attorney-in-Fact

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as Structuring Agent, Joint Lead Arranger and Bookrunner

By:	/s/ Sandra Doreen Leal Martínez
Name: Sandra Doreen Leal Martínez
Title: Legal Representative

By:	/s/ José Luis Lanz Zubiría
Name: José Luis Lanz Zubiría
Title: Legal Representative

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

BBVA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, as Structuring Agent, Joint Lead Arranger and Bookrunner

By:	/s/ Rene De Jesus Galicia Arias
Name: Rene De Jesus Galicia Arias
Title: Attorney in Fact

By:	/s/ Rodrigo Falomir Legarreta
Name: Rodrigo Falomir Legarreta
Title: Attorney in Fact

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

BANCO CITI MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO CITI MÉXICO, as Lender

By:	/s/ Eduardo Aldaco Barboa
Name: Eduardo Aldaco Barboa
Title: Attorney in Fact

By:	/s/ Guadalupe Valdéz Elizondo
Name: Guadalupe Valdéz Elizondo
Title: Attorney in Fact

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

BBVA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, as Lender

By:	/s/ Rene De Jesus Galicia Arias
Name: Rene De Jesus Galicia Arias
Title: Attorney in Fact

By:	/s/ Rodrigo Falomir Legarreta
Name: Rodrigo Falomir Legarreta
Title: Attorney in Fact

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, as Lender

By:	/s/ Juan Víctor Coalla Acha
Name: Juan Víctor Coalla Acha
Title: Attorney-in-Fact

By:	/s/ Luis Antonio Sañudo Sosa
Name: Luis Antonio Sañudo Sosa
Title: Attorney-in-Fact

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as Lender

By:	/s/ Sandra Doreen Leal Martínez
Name: Sandra Doreen Leal Martínez
Title: Legal Representative

By:	/s/ José Luis Lanz Zubiría
Name: José Luis Lanz Zubiría
Title: Legal Representative

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Carmen de Paula
Name: Carmen de Paula
Title: Manager

[Signature Page to Amended and Restated Credit and Guarantee Agreement – Auna 2025]